UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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U.S. Xpress Enterprises, Inc.
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___________________________________________

NOTICE OF MEETING
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, MAY 27, 2020
___________________________________________

To Our Stockholders:

You are cordially invited to attend the 2020 Annual Meeting of Stockholders (the "Annual Meeting") of U.S. Xpress Enterprises, Inc., a Nevada corporation (the "Company"), to be held at our principal executive office, 4080 Jenkins Road, Chattanooga, Tennessee 37421, at 11:30 a.m. Eastern Daylight Time, on Wednesday, May 27, 2020, for the following purposes:

1.	To consider and act upon a proposal to elect seven (7) directors;

2.	To consider and act upon an advisory and non-binding vote to approve executive compensation;

3.	To ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for 2020;

4.	To consider and act upon a proposal to amend the Company’s Second Amended and Restated Bylaws to implement proxy access;

5.	To consider and act upon a proposal to approve the Amended and Restated U.S. Xpress, Inc. 2018 Omnibus Incentive Plan (the “Amended and Restated Omnibus Plan”);

6.
To consider and act upon a proposal to amend the Company’s Second Amended and Restated Articles of Incorporation to allow shares of Class B common stock, regardless of how the shares are held, to be pledged without conversion to shares of Class A common stock; and

7.	To consider and act upon such other matters as may properly come before the meeting and any adjournment thereof. *

The foregoing matters are more fully described in the accompanying Proxy Statement.

The Board has fixed the close of business on Monday, March 30, 2020, as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors,
/s/ Max Fuller
Max Fuller
Executive Chairman of the Board

Chattanooga, Tennessee
April 17, 2020

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE STOCKHOLDER MEETING TO BE HELD ON MAY 27, 2020

The Company’s Proxy Statement for the Annual Meeting and its Annual Report to
stockholders for the fiscal year ended December 31, 2019 are available at http://www.astproxyportal.com/ast/22219/.

* The safety of our employees, customers, communities, and stockholders is our first priority. We are closely monitoring statements issued by the World Health Organization and the Centers for Disease Control and Prevention regarding the novel coronavirus disease, COVID-19. As part of our precautions, we reserve the right to reconsider the date, time, and/or means of convening the Annual Meeting, including solely by means of remote communications. If we change the date, time, and/or means of convening the Annual Meeting, we will announce our decision in advance, and details on how to participate will be posted on our website at www.usxpress.com and filed with the SEC as additional proxy material. We encourage attendees to review guidance from public health authorities on this issue, and to check our website prior to the Annual Meeting if you plan to attend.

The terms "Company," "we," "us," and "our" refer to U.S. Xpress Enterprises, Inc. and its consolidated subsidiaries.  The term "Board" refers to our Board of Directors. The information included in this Proxy Statement should be reviewed in conjunction with the consolidated financial statements, notes to consolidated financial statements, reports of our independent registered accounting firm, and other information included in our 2019 Annual Report. A copy of our 2019 Annual Report is available free of charge at http://www.astproxyportal.com/ast/22219/. Except to the extent it is incorporated by specific reference, our 2019 Annual Report is not incorporated into this Proxy Statement and is not considered to be a part of the proxy-soliciting material.

Set forth below are the proposals to be considered by stockholders at the Annual Meeting, as well as important information concerning, among other things, our management and our Board; executive compensation; transactions between us and our officers, directors, and affiliates; the stock ownership of certain beneficial owners and management; the services provided to us by and fees of our former independent registered public accounting firm; and instructions for stockholders who want to make proposals at our 2021 Annual Meeting of Stockholders.  EACH STOCKHOLDER SHOULD READ THIS INFORMATION BEFORE VOTING.

PROPOSAL SUMMARY

Proposal Number	Description	Board Recommendation
1	Election of directors	FOR
2	Advisory and non-binding vote to approve Named Executive Officer compensation	FOR
3	Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2020	FOR
4	Approval of the amendment of the Company’s Second Amended and Restated Bylaws to implement proxy access	FOR
5	Approval of the Amended and Restated Omnibus Plan	FOR
6
Approval of the amendment of the Company’s Second Amended and Restated Articles of Incorporation to allow shares of Class B common stock, regardless of how the shares are held, to be pledged without conversion to shares of Class A common stock
FOR

PROPOSAL 1 - ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will elect seven directors to serve as the Board until our next Annual Meeting of Stockholders or until their successors are duly elected and qualified.  Upon the recommendation of the Governance Committee of the Board (the "Governance Committee"), our Board has nominated for election as directors the following seven individuals:  Eric Fuller, Max Fuller, Jon Beizer, Edward “Ned” Braman, Jennifer G. Buckner, Dennis Nash, and John Rickel. Each nominee is presently serving as a director, except for Ms. Buckner.  The individual qualifications, skills, and experience of the director nominees are discussed in their respective biographies below.

Each proxy will be voted as directed on each proxy card; or in the absence of contrary instructions, each proxy will be voted for the election of all director nominees.  In the event any director nominee becomes unwilling or unable to serve as a director prior to the vote on Proposal 1 at the Annual Meeting, the shares represented by your proxy will be voted for any substitute nominee designated by the Board, unless you expressly withhold authority to vote your shares for the unavailable nominee or substitute nominee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE DIRECTOR NOMINEES.
Nominees for Directorships

Information concerning the names, ages, positions with us, tenure as a Company director, and business experience of the nominees standing for election as directors at the Annual Meeting, as well as the specific attributes qualifying each nominee for a directorship, is set forth below.  There are no family relationships between any directors and executive officers, other than Eric Fuller is the son of Max Fuller. None of the corporations or organizations referenced in the biographies is our subsidiary or affiliate unless otherwise noted.  There are no arrangements or understandings between any of the director nominees and any other person pursuant to which any of the director nominees was selected as a nominee.  Each of the director nominees has also consented to being named as such in this Proxy Statement and has indicated his intention to serve as a director, if elected.

Eric Fuller
Age: 43 Director since: 2014 Committees: None
Experience

Mr. Eric Fuller has served as a Director since 2014, as Chief Executive Officer (“CEO”) since March 2017 and as President since March 2018.  Mr. Fuller also previously served as our President from December 2015 to March 2017 and as Chief Operating Officer from 2012 to March 2017.  Prior to accepting his current role, Mr. Fuller served in various operational and leadership roles since 2000, including as our Executive Vice President of Operations and interim President of Arnold, our former subsidiary.  Mr. Fuller serves as an executive director of the board of the ATA and as a member of the ATA’s Infrastructure Task Force, an organization created to address the country’s critical need for highway and bridge improvements.  Mr. Fuller also serves as a director of the Trucking Alliance, a coalition of freight and logistics companies that support safety and security reforms.

Qualifications We believe Mr. Fuller’s extensive transportation and leadership experience, as well as his deep understanding of the Company’s culture, qualify him to serve as a director.

Max Fuller
Age: 67 Director since: 1989 Committees: None
Experience

Mr. Max Fuller co-founded our company and has served as our Executive Chairman since March 2017.  Mr. Fuller has served as a Director since 1989 and served as our CEO from 2004 until March 2017.  Mr. Fuller currently serves on the board of directors of SunTrust Bank, Chattanooga, N.A.  In 2004, Mr. Fuller received a Congressional appointment to serve on the board of directors for the Enterprise Center of Chattanooga.  He is a past member of the Chancellor’s Roundtable at the University of Tennessee at Chattanooga and currently serves as a Trustee for the University of Chattanooga Foundation, Inc., which provides resources and supports initiatives and programs for the University of Tennessee at Chattanooga.  Mr. Fuller has been a frequent presenter on safety innovations and the effective deployment of technology in the industry.  He frequently addresses transportation related groups, including the National Transportation Safety Board and the DOT.

Qualifications We believe Mr. Fuller’s extensive experience in the industry and business operations and his exemplary executive leadership qualify him to be a director.

Jon F. Beizer
Age: 55 Director since: 2018 Committees: Audit Committee, Compensation Committee Governance Committee
Experience

Mr. Beizer has served as a member of our Board since our initial public offering (“IPO”) in June 2018, and is currently an investment partner at the venture debt firm Western Technology Investment ("WTI").  At WTI, Mr. Beizer has led investments in several high profile companies in the software, mapping, artificial intelligence, and automated driving spaces.  Mr. Beizer has also been a managing director of Foghorn Capital, LLC, an advisory firm focused on mergers and acquisitions, consulting, board roles and investing, since 2007.  Mr. Beizer has held senior management positions at various technology companies including Chief Financial Officer and President of IPWireless, Inc. (2002-2007), a wireless broadband company that was sold to Nextwave Telecom, Inc., Chief Financial Officer, President and CEO of iAsiaWorks, Inc. (1997-2001), an international hosting and data center company that Mr. Beizer helped take public, and Chief Financial Officer of Phoenix Network, Inc., (1992-1997), a publicly traded telecommunications firm that was sold to Qwest Communications International, Inc.  Mr. Beizer earned a Bachelor of Arts degree from Harvard College and received a Master of Business Administration from Stanford University

Qualifications

We believe that Mr. Beizer's extensive leadership experience, as well as his experience as a chief financial officer of various companies and his expertise in emerging technologies qualify him to be a director and qualify him to be a director and an "audit committee financial expert" as such term is defined in Item 407(d)(5) of Regulation S-K.

Edward “Ned” H. Braman
Age: 63 Director since: 2018 Committees: Audit Committee Compensation Committee Governance Committee
Experience

Mr. Braman has served as a member of our Board since our IPO in June 2018, and served as a consultant for Silicon Ranch Corporation, a privately owned renewable energy company, consulting on their internal and external financial reporting and related staffing from July 2015 to June 2018.  Prior to his consulting work, Mr. Braman was an Audit Partner at Ernst & Young LLP from 1997 to June 2015.  During his nearly 30 year tenure at Ernst & Young LLP, Mr. Braman developed expertise in the automotive, transportation and retail industries working with various clients in those spaces. Mr. Braman has served on the board of directors of Healthcare Realty Trust Incorporated (NYSE: HR), a self-managed and self-administered real estate investment trust, since May 2018 and currently serves as a member of the audit and governance committees, and has served as a director of, and finance committee chair for, the Nashville Wine Auction since October 2017.  Mr. Braman has been a Certified Public Accountant since 1985.  Mr. Braman holds a Bachelor of Arts degree in economics from Tulane University and a Master of Business Administration from the University of North Carolina at Chapel Hill.

Qualifications

We believe Mr. Braman's acumen and knowledge in the areas of public company accounting, financial statement and audit activities and experience as an Audit Partner at Ernst & Young LLP qualify him to be a director and an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K.

Jennifer G. Buckner
Age: 51
Experience

Ms. Buckner, Brigadier General, U.S. Army (Retired) is a director nominee and currently serves as Deputy Chief Information Security Officer and Senior Vice President, Corporate Security Governance, Risk, and Compliance for Mastercard Incorporated (NYSE: MA). In 2019, Ms. Buckner completed over 30 years of military service, retiring as a Brigadier General and Director of Cyber, Electronic Warfare, and Information Operations for the U.S. Army after beginning her military service in the U.S. Military Academy at West Point. Her last position with the U.S. Army was the culmination of decades of training, leadership, and focus on cyber and technology, including serving as the Deputy Commanding General at the U.S. Army Cyber Command, leading the Joint Cyber Task Force, and collaborating with the U.S. State, Justice, and Defense Departments, as well as the intelligence community.  Ms. Buckner received a BS in mechanical engineering management form the U.S. Military Academy, MBA in human resources management from Central Michigan University, and MA in management from Touro University International, as well as an executive certificate in cybersecurity from the Harvard Kennedy School of Government and training and certificates from the National Association of Corporate Directors. Ms. Buckner also served as a Cyber Fellow at the National Security Agency.

Qualifications

The Board values Ms. Buckner’s extensive leadership experience, as well as her deep knowledge of cybersecurity and information technology. Her years of experience leading cyber and information technology initiatives at the U.S. Army and Mastercard provide the Board with additional skills to facilitate oversight of the cybersecurity and technology issues facing the Company.

Dennis A. Nash
Age: 65 Director since: 2018 Committees: Audit Committee Compensation Committee Governance Committee
Experience

Mr. Nash has served as a member of our Board since our IPO in June 2018, and is the founder of the Kenan Advantage Group, Inc., North America's largest tank truck transporter and logistics provider, which specializes in delivering fuel, chemicals, industrial gases and food-grade products through a nationwide network.  Since founding the Kenan Advantage Group, Inc. in 1991, he has served as its Chief Executive Officer and Chairman and as a director on its board.  Prior to founding the Kenan Advantage Group, Inc., Mr. Nash held various executive operational positions and served as the Executive Vice President of Sales and Marketing at Leaseway Transportation, a company dedicated to providing highway transportation, dedicated contract carriage and other distribution services for various industries, from 1976 to 1991.  Mr. Nash has also served on various labor and advisory councils, as well as on the board of directors for the National Tank Truck Carriers and the American Trucking Associations. Mr. Nash currently serves on the boards of directors of Transplace Inc., a private company dedicated to providing transportation management services and logistics technology, HydroChemPSC, a private industrial cleaning and environmental services company, and Cardinal Logistics Management Corporation, a private company dedicated to providing dedicated contract carriage and freight brokerage services in North America.  Additionally, Mr. Nash currently serves as the Vice Chairman of the Pro Football Hall of Fame and as a member of the Northwestern University Transportation Center Business Advisory Council.

Qualifications We believe Mr. Nash's extensive transportation and leadership experience amassed during his 40 years in the industry qualify him to serve as a director.

John C. Rickel
Age: 58 Director since: 2018 Committees: Audit Committee Compensation Committee Governance Committee
Experience

Mr. Rickel has served as a member of our Board since our IPO in June 2018, and has been the Senior Vice President and Chief Financial Officer of Group 1 Automotive, Inc. (NYSE:GPI), a large automotive retailer, since 2005.  From 1984 until joining Group 1, Mr. Rickel held a number of executive and managerial positions of increasing responsibility with Ford Motor Company, a global manufacturer and distributor of cars, trucks and automotive parts.  From 2002 to 2004, Mr. Rickel was a member of the board of directors and head of the audit committee of Ford Otosan, a publicly traded automotive company located in Turkey and owned approximately 41% by Ford.

Qualifications

We believe that Mr. Rickel's extensive experience as a chief financial officer, a member of the audit committee of a publicly traded company and his background in the transportation sector qualify him to be a director and an "audit committee financial expert" as such term is defined in Item 407(d)(5) of Regulation S-K.

CORPORATE GOVERNANCE

The Board of Directors and Its Committees

The following summarizes our key governance features:

What We Do
✔	Lead Independent Director appointed
✔	All committees comprised solely of independent directors
✔	Substantial majority of the Board comprised of independent directors
✔	Three members of our Audit Committee qualify as audit committee financial experts
✔	Regular sessions of independent directors
✔	Stock ownership guidelines for senior executive officers and directors
✔	Anti-hedging and anti-pledging guidelines for senior executive officers and directors
✔	Majority vote policy for uncontested elections
✔	Proxy access, if approved by stockholders under Proposal 4
✔	Annual Board self-assessment

Board of Directors

Meetings.  Our Board held 4 meetings during the year ended December 31, 2019.  During 2019, each member of the Board attended at least 75% of the aggregate of (i) all meetings of the Board held during the time he or she was a director and (ii) all meetings of the committees on which he or she served held during the time he or she was a director.  We encourage the members of our Board to attend our Annual Meeting of Stockholders, although we do not have a formal policy regarding director attendance at such meetings.

Director Independence.  Our Class A common stock is listed on The New York Stock Exchange ("NYSE").  Therefore, we are subject to the listing standards embodied in applicable NYSE listing standards and the rules and regulations of the SEC, including those relating to corporate governance.  The Board has determined that the following directors and director nominees are "independent" under NYSE Rule 303A.02:  Messrs. Beizer, Braman, Nash, and Rickel and Ms. Buckner.  The Board has also determined that with respect to each of our three Board committees, each member and committee composition satisfies the applicable committee independence and membership requirements of NYSE and the SEC.  In accordance with NYSE Rule 303A.03, in 2019, our independent directors held 4 special meeting of independent directors, without the presence of management.

Our Governance Committee reviewed:

•	the SEC regulatory and NYSE listing standards for assessing the independence of our directors and director nominees;
•
the criteria for determining each such individual's independence specifically for purposes of serving on the Audit Committee, Compensation Committee, and Governance Committee, and as an "audit committee financial expert;" and

•	each such individual's professional experience, education, skills, ability to enhance differences of viewpoint and other qualities among our Board membership.

After concluding its review, the Governance Committee submitted its independence recommendations to our Board.  Our Board then made its independence determinations based on the committee's recommendations.

Board Oversight of Risk Management.  The Board believes that strong and effective internal controls and risk management processes are essential for achieving long-term stockholder value.  The Board, directly and through its committees, is responsible for monitoring risks that may affect the Company.

Board and Committee Risk Oversight Responsibilities

Each Board committee is responsible for oversight of risk categories related to the committee’s specific area of focus, while the full Board exercises ultimate responsibility for overseeing the risk management function as a whole. The areas of risk oversight exercised by the Board and its committees are:

Who is responsible?	Primary areas of risk oversight
Full Board
The Board seeks to understand the principal risks associated with the Company’s business on an ongoing basis.  It is the responsibility of management to ensure that the Board and its committees are kept well informed of these changing risks on a timely basis.

Audit Committee
The Audit Committee has the responsibility of meeting with the Company’s outside auditor and with management to review and assess any material financial risk exposure to the Company and the steps management has or plans to take to monitor and control financial risk.

Compensation Committee
The Compensation Committee has the responsibility, on at least an annual basis, of reviewing risks arising from the Company’s compensation policies and overall actual compensation practices for employees, including non-executive officers, to assess whether such risks are reasonably likely to have a material adverse effect on the Company.

Governance Committee
The Governance Committee oversees enterprise-wide risk management. Additionally, its members are charged with periodically evaluating the design and effectiveness of the processes in place to perform and review the Company’s enterprise-wide risk assessments.

Board Leadership Structure; Lead Independent Director.  The Board is responsible for overseeing our overall corporate governance and the competent and ethical management and operation of our business.  We separate the roles of Executive Chairman and CEO. We believe this structure allows the CEO to dedicate his full efforts to the demands and responsibilities of his position, while also allowing the Company to benefit from the Executive Chairman's strategic oversight and considerable experience. Mr. Max Fuller serves as the Executive Chairman. In addition to performing all duties incident to the office of the Executive Chairman and such other duties as from time to time may be assigned to him by the Board, the Executive Chairman:

•	presides at all meetings of the stockholders and at all meetings of the Board;
•	makes, or causes to be made, a report of the state of the business of the Company at each annual meeting of stockholders;
•	sees that all orders and resolutions of the Board are carried into effect;
•
has the right to sign, execute, and deliver in the name of the Company all deeds, mortgages, bonds, contracts, or other instruments authorized by the Board, except in cases where the signing, execution or delivery thereof is expressly delegated by the Board or by our Bylaws to some other officer or agent of the Company or where any of them are required by law otherwise to be signed, executed or delivered; and

•	has the right to cause the corporate seal, if any, to be affixed to any instrument which requires it.

Mr. Rickel serves as our Lead Independent Director.  We believe the Lead Independent Director promotes independent, objective oversight and contributes to the efficiency and functionality of the full Board.  The Lead Independent Director's responsibilities include:

•	consulting with the Executive Chairman regarding the agenda for meetings of the Board;
•	scheduling and preparing agendas for meetings of independent directors;
•	presiding over meetings of independent directors and executive sessions and at meetings of the Board and the stockholders where the Executive Chairman is not present;
•	briefing the Executive Chairman on issues discussed in executive sessions;
•	acting as principal liaison between our independent directors and the Executive Chairman (with the understanding that all directors may engage directly with the Executive Chairman);
•	coordinating with the Executive Chairman as to appropriate Board meeting schedules to enable sufficient time for discussion of all agenda items;
•	coordinating with the Executive Chairman on the materials sent to the Board, and approving final meeting materials;
•	coordinating the activities of the independent directors;
•	participating in the retention of independent advisors and consultants who report directly to the Board;
•	consulting with the Executive Chairman and CEO in determining the need for special meetings;
•	calling special meetings of the independent directors;
•	communicating to the CEO the results of the Board’s evaluation of the CEO’s performance;
•	if requested by major stockholders, ensuring availability for consultation and direct communication as appropriate;
•	performing all duties of the Executive Chairman in the absence or disability of the Executive Chairman; and
•	such other duties as the Board may delegate from time to time.

Additionally, our independent directors regularly meet without the presence of management.  These executive sessions are typically conducted before or after any Board or Board committee meeting at which a majority of the independent directors are present or by holding special meetings of the independent directors.

Majority Vote Policy. Our Board’s majority vote standard requires that, for incumbent directors to be elected (or reelected) to serve on the Company’s Board, they must receive support from holders of a majority of shares voted. An incumbent director who is subject to an uncontested election at any stockholder meeting shall promptly tender his or her resignation for consideration by the Governance Committee, if such director receives a greater number of votes “withheld” from or voted “against” his or her election than are voted “for” such election, excluding abstentions and broker non-votes. The Governance Committee will promptly consider the tendered resignation and will recommend to the Board whether to accept or reject the tendered resignation. In making this recommendation, the Governance Committee will consider all factors deemed relevant by its members including, without limitation, the underlying reasons why stockholders voted for or against the director (if ascertainable), the length of service and qualifications of the director whose resignation has been tendered, the director’s contributions to the Company, whether by accepting such resignation the Company will no longer be in compliance with any applicable laws, rules, regulations, or governing documents, and whether or not accepting the resignation is in the best interests of the Company and its stockholders. The Board will act on the Governance Committee’s recommendation no later than at its first regularly scheduled meeting following certification of the stockholder vote, but in any case, no later than 120 days following the certification of the stockholder vote. In considering the Governance Committee’s recommendation, the Board will consider the factors considered by the Governance Committee and such additional information and factors the Board believes to be relevant. The Company will promptly publicly disclose the Board’s decision and process in a press release or periodic or current report filed with or furnished to the Securities and Exchange Commission, or other broadly disseminated means of communication. Any director who tenders his or her resignation pursuant to the majority vote policy will not participate in the Governance Committee recommendation or Board consideration regarding whether or not to accept the tendered resignation. However, such director shall remain active and engaged in all other committee and Board activities, deliberations, and decisions during the Governance Committee and Board process. If a director’s contingent resignation is rejected by the Board, the director will continue to serve for the remainder of his or her term and until his or her successor is duly elected, or his or her earlier death, resignation or removal. If a director’s contingent resignation is accepted by the Board, then the Board, in its sole discretion, may fill any resulting vacancy or may decrease the number of directors comprising the Board, in each case pursuant to the provisions of and to the extent permitted by the Company’s bylaws.

Communications with Directors by Stockholders and Other Interested Parties. Stockholders and other interested parties may communicate directly with any member, group or committee of the Board (including our Lead Independent Director who presides over meetings of the independent directors and executive sessions) by writing to: U.S. Xpress Enterprises, Inc., c/o Chief Legal Officer, 4080 Jenkins Road, Chattanooga, Tennessee 37421. Please specify to whom your letter should be directed. Our Chief Legal Officer will review all such correspondence and regularly forward to the Board a summary and copies of all such correspondence that, in his or her opinion, deals with the functions of the Board or its committees or that he or she otherwise determines requires the attention of any member, group or committee of the Board. Board members may at any time review a log of all correspondence received by us that is addressed to Board members and request copies of any such correspondence.

“Controlled Company” Status.  Messrs. Eric Fuller and Max Fuller and Lisa Pate and Janice Fuller, the wife of Mr. Max Fuller, are party to a voting agreement under which each has granted a voting proxy with respect to the shares of Class B common stock subject to the voting agreement. Due to the voting agreement, Messrs. Eric Fuller and Max Fuller and Mses. Pate and Janice Fuller may be deemed to collectively control a majority of the voting power of our outstanding common stock. As a result, we may qualify as a “controlled company” under the NYSE corporate governance standards.  Controlled companies are eligible for exemptions from certain NYSE corporate governance requirements. Despite the availability of such exemptions, we have elected to comply with requirements applicable to non-controlled companies.

Committees of the Board of Directors

The Audit Committee

Functions, Composition, and Meetings of the Audit Committee. The Board established the separately designated standing Audit Committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") to oversee our accounting and financial reporting policies and processes in accordance with applicable SEC rules and NYSE listing standards. The primary responsibilities of the Audit Committee are set forth in the Audit Committee Report, which appears below, and are further described in the Audit Committee charter. Our Audit Committee is comprised of Messrs. Braman, Beizer, Rickel, and Nash. Mr. Braman serves as Chair of the Audit Committee.  The Audit Committee met 8 times during 2019.

Audit Committee Independence. Each member of the Audit Committee satisfies the independence and Audit Committee membership criteria set forth in NYSE Rule 303A.07. Specifically, each member of the Audit Committee:

•	is independent under NYSE Rule 303A.02;
•	meets the criteria for independence set forth in Rule 10A‑3(b)(1) under the Exchange Act; and
•	is financially literate, as determined by the Board.

Audit Committee Charter.  Our Audit Committee operates pursuant to a written charter detailing its purpose, powers, and duties.  The Audit Committee reviews and reassesses the adequacy of its formal written charter on an annual basis and recommends changes to the Board when appropriate.  The charter is publicly available free of charge on our website at investor.usxpress.com, under the “Corporate Governance” tab of the “Investors” menu.

Audit Committee Financial Experts.  The Board has determined that three members of the Audit Committee, Messrs. Braman, Beizer, and Rickel, qualify as "audit committee financial experts" under Item 407(d)(5)(ii) of SEC Regulation S-K.  In the judgment of the Board, each such individual:

•	meets the Audit Committee member independence criteria under applicable SEC rules;
•	is independent, as independence for Audit Committee members is defined under applicable NYSE listing standards; and
•	has sufficient knowledge, experience, and sophistication in financial and auditing matters under relevant SEC and NYSE rules.

The satisfaction of these factors results in each such individual's accounting or related financial management expertise under NYSE Rule 303A.07 and qualifies each such individual as an "audit committee financial expert," under Item 407(d)(5)(ii) of SEC Regulation S-K.  The Board has designated Mr. Braman as our Audit Committee financial expert.

Report of the Audit Committee.  In performing its duties, the Audit Committee, as required by applicable rules of the SEC, issues a report recommending to the Board that our audited financial statements be included in our Annual Report on Form 10-K and determines certain other matters, including the independence of our independent registered public accounting firm.  The Report of the Audit Committee for 2019 is set forth below.

Report of the Audit Committee

The Audit Committee Report shall not be deemed to be "soliciting material" or to otherwise be considered "filed" with the SEC, nor shall this report be subject to Regulation 14A or Regulation 14C (other than as indicated) or to the liabilities set forth in Section 18 of the Exchange Act.  This Audit Committee Report also shall not be deemed to be incorporated by reference into any prior or subsequent filing with the SEC made by us under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, notwithstanding any general statement contained in any such filings incorporating this Proxy Statement by reference, except to the extent we incorporate such report by specific reference or treat it as soliciting material.

The Audit Committee of the Board of Directors of the Company consists entirely of directors who meet the independence and experience requirements of the New York Stock Exchange. Audit Committee members may serve on the audit committees of no more than three public companies.

Pursuant to the Sarbanes-Oxley Act of 2002 and rules adopted by the SEC, the Company must disclose which members, if any, of the Audit Committee are “audit committee financial experts” (as defined in the SEC’s rules). The Company’s Board of Directors has determined that Edward H. Braman, the chairman of the Audit Committee, Jon F. Beizer, and John C. Rickel meet the criteria to be “audit committee financial experts.”

The Company’s management has primary responsibility for preparing the Company’s Consolidated Financial Statements and implementing internal control over financial reporting. The Company’s 2019 independent registered public accounting firm, PwC, is responsible for expressing an opinion on the Company’s Consolidated Financial Statements and on the effectiveness of internal control over financial reporting.

The roles and responsibilities of the Audit Committee are set forth in its charter, which has been approved by the Board and is available on the Company’s website. As more fully described in its charter, the Audit Committee reviews the Company’s financial reporting process on behalf of the Board.

Management has the primary responsibility for the Consolidated Financial Statements and the reporting process. PwC is responsible for performing an integrated audit of the Company’s Consolidated Financial Statements in accordance with the standards of the Public Company Accounting Oversight Board (United States of America) and expressing an opinion on the conformity of the Consolidated Financial Statements to accounting principles generally accepted in the United States of America and on the effectiveness of internal control over financial reporting. The internal audit function ("Internal Audit") is responsible to the Audit Committee and the Board for testing the integrity of the financial accounting and reporting control systems and such other matters as the Audit Committee and the Board determine.

To fulfill its responsibilities, the Audit Committee has met and held discussions with management, Internal Audit and PwC concerning the Consolidated Financial Statements for the fiscal year ended December 31, 2019 and the Company’s internal control over financial reporting as of December 31, 2019. Management, Internal Audit, and/or PwC made presentations to the Audit Committee throughout the year on specific topics of interest, including, among other items, the Company's (i) risk assessment process; (ii) information technology systems and controls; (iii) income tax risk and compliance; (iv) 2019 integrated audit plan; (v) updates on completion of the audit plan; (vi) critical accounting policies; (vii) assessment of the impact of new accounting guidance; (viii) compliance with internal controls required under Section 404 of the Sarbanes-Oxley Act; (ix) ethics and compliance program; (x) strategy and management of the implementation of new systems; (xi) non-GAAP measures and key performance indicators; and (xii) cyber security. The Audit Committee also discussed all communications required by the standards of the Public Company Accounting Oversight Board, the New York Stock Exchange and the SEC with PwC.

The Audit Committee met with PwC quarterly, both together with management and separately, to review and discuss the scope of the audit and all significant matters related to the audit. The Audit Committee also met with key members of management, including the Executive Chairman, Chief Executive Officer, Chief Financial Officer, General Counsel, Chief Accounting Officer, Senior Vice President of Corporate Finance, Chief Information Officer, and Director of Internal Audit to discuss the Company’s internal control over financial reporting, the completeness and accuracy of the Company's Consolidated Financial Statements, and other matters.

The Audit Committee, along with the Company's management and Internal Audit, reviewed PwC’s performance as a part of the Audit Committee's consideration whether to reappoint the firm as the Company's independent auditors. As part of this review, the Audit Committee considered (i) the continued independence of the audit firm; (ii) evaluations of the audit firm by management and Internal Audit; (iii) the audit firm's effectiveness of communications and working relationships with the Audit Committee, management and Internal Audit; (iv) the length of time the audit firm has served as the Company's independent auditors; and (v) the quality and depth of the audit firm and the audit team's expertise and experience in the industry. The Audit Committee also considered the advisability and potential impact of selecting a different independent registered public accounting firm.

In addition, the Audit Committee has received from PwC the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding auditor communications with the Audit Committee concerning independence and has discussed independence with PwC.

The Audit Committee discussed with management and Internal Audit the Company’s financial risk exposures, internal controls and reporting procedures. As part of this process, the Audit Committee continued to monitor the scope and adequacy of the Company’s internal auditing program, reviewing staffing levels and steps taken to implement recommended improvements in internal procedures and controls.

Based on the Audit Committee’s review of the audited Consolidated Financial Statements and discussions with management and PwC as described above and in reliance thereon, the Audit Committee recommended to the Company’s Board of Directors that the audited Consolidated Financial Statements for the fiscal year ended December 31, 2019 be included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Members of the Audit Committee:
Edward “Ned” H. Braman, Chair
Jon F. Beizer
John C. Rickel
Dennis A. Nash

The Compensation Committee

Functions, Composition, and Meetings of the Compensation Committee. As more fully outlined in the Compensation Committee charter, the primary functions of the Compensation Committee of our Board are to assist our Board in discharging its responsibilities relating to establishing and reviewing the compensation of our executive officers, including the CEO; and approve, oversee and monitor our compensation plans, policies, and programs for executive officers, establishing and reviewing compensation for the Board and performing any other activities delegated to the Compensation Committee by  the Board or imposed by applicable laws or regulations.  In furtherance of its duties, the Compensation Committee reviews and approves the elements of the compensation of our executive officers and our overall executive compensation strategy to ensure such components align with our business objectives, responsible corporate practices, and our stockholders' interests.  The Compensation Committee also makes recommendations on other compensation matters to the full Board.  The Compensation Committee has the authority to carry out the foregoing responsibilities under its charter, and may delegate such authority to subcommittees of the Compensation Committee. Our Compensation Committee is comprised of Messrs. Beizer, Braman, Nash, and Rickel. Mr. Beizer serves as the Chair of the Compensation Committee. The Compensation Committee met 4 times during 2019.

Compensation Committee Independence.  While serving on the Compensation Committee, each member satisfied the independence and Compensation Committee membership criteria set forth in NYSE Rule 303A.05 and applicable SEC regulations.  In determining the independence of our Compensation Committee members, the Board considered several relevant factors, including but not limited to each director's source of compensation and affiliations. Specifically, while serving on the Compensation Committee, each member of the Compensation Committee:

•	was independent under NYSE Rule 303A.02;
•	met the criteria as a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act; and
•
as determined by our Board, was not affiliated with the Company, any Company subsidiary, or any affiliate of a Company subsidiary, and did not have any other relationship, which would impair each respective member's judgment as a member of the Compensation Committee

Compensation Committee Charter.  Our Compensation Committee operates pursuant to a written charter detailing its purpose, powers, and duties.  The Compensation Committee periodically reviews and reassesses the adequacy of its formal written charter on an annual basis and recommends changes to the Board when appropriate.  The charter is publicly available free of charge on our website at investor.usxpress.com under the “Corporate Governance” tab.

Report of the Compensation Committee.  In performing its duties, the Compensation Committee, as required by applicable rules and regulations promulgated by the SEC, issues a report recommending to the Board that our Compensation Discussion and Analysis be included in this Proxy Statement. The Report of the Compensation Committee for 2019 follows.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was an officer or employee of the Company at any time during 2019 or as of the date of this Proxy Statement, nor was any such individual a former officer of the Company. In 2019, no member of our Compensation Committee had any relationship or transaction with the Company that would require disclosure as a "related person transaction" under Item 404 of SEC Regulation S-K in this Proxy Statement under the section entitled “Certain Relationships and Related Transactions”.

During 2019, none of our executive officers served as a member of the Board or Compensation Committee (or other Board committee performing equivalent functions) of another entity, one of whose executive officers served on our Compensation Committee. Additionally, during 2019, none of our executive officers served as a member of the Compensation Committee (or other Board committee performing equivalent functions) of another entity, one of whose executive officers served as a member of our Board or Compensation Committee.

See “Certain Relationships and Related Transactions” for a description of certain transactions between us and our other directors, executive officers, or their affiliates, and “Executive Compensation – Director Compensation” for a description of compensation of the members of the Compensation Committee.

The Governance Committee

Functions, Composition, and Meetings of the Governance Committee.  Our Governance Committee recommends to the Board potential director nominee candidates for election to the Board and makes recommendations to the Board concerning issues related to corporate governance, as further detailed in the Governance Committee charter discussed below.  Our Governance Committee is comprised of Messrs. Rickel, Beizer, Braman, and Nash, with Mr. Rickel serving as Chair.  All current members of the Governance Committee are independent, as independence for Governance Committee members is defined under applicable SEC regulations and NYSE listing standards.  Following our initial public offering, the Governance Committee met 4 times in 2019.  The Governance Committee has recommended that the Board nominate Messrs. Beizer, Braman, Max Fuller, Eric Fuller, Nash, and Rickel, and Ms. Buckner, for election at the Annual Meeting, each of whom is currently serving as a director, except Ms. Buckner.

Governance Committee Charter. Our Governance Committee operates pursuant to a written charter detailing its purpose, powers, and duties.  The Governance Committee periodically reviews its formal written charter, as well as those of our Board committees, to ensure each charter reflects a commitment to effective corporate governance and recommends changes to the Board when appropriate. A copy of the charter (which includes Exhibit A (Criteria for Board of Directors) to such charter, as mentioned below) is publicly available free of charge on our website at investor.usxpress.com, under the “Corporate Governance” tab of the “Investors” menu.

Process for Identifying and Evaluating Director Nominees. Director nominees are chosen by the entire Board, after considering the recommendations of the Governance Committee.  The members of the Governance Committee review the qualifications of various persons to determine whether they are qualified director nominee candidates for membership on the Board.  The Governance Committee will review all such candidate recommendations, including those properly submitted by stockholders, in accordance with the requirements of its charter, SEC regulations, and NYSE listing standards.  Upon identifying and selecting qualified director nominee candidates, the Governance Committee then submits its director nominee selections to our Board for consideration.  We do not pay a fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees.

Desirable Traits for Director Nominees. With regard to specific qualities and skills of potential director nominees, the Governance Committee believes it is necessary that:

•	at least a majority of the members of the Board qualify as "independent" under NYSE Rule 303A.02;
•	at least three members of the Board satisfy the Audit Committee membership criteria specified in NYSE Rule 303A.07;
•
at least one member of the Board eligible to serve on the Audit Committee has sufficient knowledge, experience, and training concerning accounting and financial matters so as to be financially sophisticated under NYSE Rule 303A.07 and qualifies as an "audit committee financial expert" within the meaning of Item 407(d)(5)(ii) of SEC Regulation S-K; and

•	at least two members of the Board satisfy the Compensation Committee membership criteria specified in NYSE Rule 303A.05.

In addition to these specific requirements, the Governance Committee takes into account all factors it considers appropriate, which may include, but are not limited to, an individual's:

•	experience;
•	accomplishments;
•	education;
•	understanding of our business and the industry in which we operate;
•	specific skills; and
•	general business acumen.

Exhibit A (Criteria for Board of Directors) of the Governance Committee charter also sets forth various factors and criteria used for selecting director nominees (such factors and criteria are not absolute prerequisites for any such nominee). Generally, the Governance Committee will first consider current Board members as potential director nominees because they meet the criteria listed above and possess knowledge of our history, strengths, weaknesses, goals, and objectives. The Governance Committee considered such criteria before recommending that the Board nominate Messrs. Beizer, Braman, Max Fuller, Eric Fuller, Nash, and Rickel, and Ms. Buckner, for election at the Annual Meeting.

Annual Board Self-Assessment. The Governance Committee is responsible for developing and implementing a director evaluation program to measure the individual and collective performance of directors and the fulfillment of their responsibilities to our stockholders, including an assessment of the Board's compliance with applicable corporate governance requirements and identification of areas in which the Board might improve its performance.  The Governance Committee also is responsible for developing and implementing an annual self-evaluation process for the Board designed to assure that directors contribute to our corporate governance and to our performance.  The Governance Committee has developed an annual Board evaluation questionnaire in which our independent directors will assess and comment on various issues concerning the Board's performance, oversight, resources, composition, culture, and committees. This self-evaluation process was first conducted during 2019 and outside counsel compiled and summarized questionnaire responses for the Board. We believe this provides valuable constructive feedback, contributing to the Board's overall effectiveness, functionality, and oversight.

Board Diversity. In recommending director nominee candidates for the Board, the Governance Committee considers Board diversity along with various other factors discussed above.  Our Governance Committee does not have a formal policy with respect to diversity, but considers it desirable if potential nominees compliment and contribute to the Board's overall diversity and composition.  Pursuant to the Governance Committee's charter, such consideration includes each individual candidate's ability to enhance differences of viewpoint, professional experience, education, skill, and other individual qualities among the members of the Board.  The Governance Committee and the Board each believe it is important that the Board members represent diverse viewpoints, we therefore interpret diversity to encompass an individual's ability to positively collaborate with our other Board members, as well as such person's personal and professional experiences, aptitude, and expertise relevant to our industry. In recommending the election of Ms. Buckner to the Board, the Governance Committee reviewed her skillsets and the diversity of perspectives she would bring to the Board. The Governance Committee periodically reviews and assesses the effectiveness of the Committee's policies with respect to its consideration of diversity in identifying director nominees.

Stockholder Director Nominee Recommendations.  It is generally the policy of the Governance Committee to consider stockholder recommendations of proposed director nominees if such recommendations are serious, timely received, and otherwise comply with our bylaws. Our bylaws require stockholders to give advance notice of stockholder proposals, including nominations of director candidates. For more information, please see “Stockholder Proposals” in this Proxy Statement.

Our Executive Officers

Set forth below is certain information regarding our current executive officers (other than our CEO and President, Mr. Eric Fuller and our Executive Chairman, Mr. Max Fuller, all of whose information is set forth above under “Proposal 1 – Election of Directors”).  All executive officers are elected annually by the Board.  There are no familial relationships between any directors and executive officers, except Messrs. Eric Fuller and Max Fuller.  All references to experience with us include positions with our operating subsidiaries, and none of the other corporations or organizations referenced in the biographies is a parent, subsidiary, or affiliate of the Company unless otherwise noted.  There are no arrangements or understandings between any of the executive officers and any other person pursuant to which any of the executive officers was or is to be selected as an officer.  Each of the executive officers also has consented to being identified as such in this Proxy Statement and has indicated his or her intention to serve in his or her respective office, if elected by the Board.

Danna Bailey
Age: 49 Position: Chief Brand Officer
Experience

Ms. Bailey has served as Chief Brand Officer since August 2019. She joined U.S. Xpress as Vice President of Corporate Communications in 2016. Before joining our team, Ms. Bailey’s communications and marketing background included serving as Vice President of Corporate Communications at Chattanooga’s EPB (formerly known as Electric Power Board) from 2005-2016 and as Account Supervisor with the Johnson Group advertising agency from 2000-2005.

Joel Gard
Age: 31 Position: President Digital Transformation
Experience

Joel Gard has served as President, Digital Transformation since December 2019.  Previously, Mr. Gard worked in various positions with Coyote Logistics, a UPS company (NYSE: UPS), including Senior Vice President and Head of Europe from January 2019 to December 2019, Vice President, Europe Operations from April 2018 to December 2018, Director, Europe Operations from February 2017 to March 2018, and Senior Manager, Strategic Projects from April 2015 to January 2017. Mr. Gard is a graduate of the University of Toronto and Lake Forest College and received his Master of Business Administration from INSEAD.

Jason Grear
Age: 43 Position: Chief Accounting Officer
Experience

Mr. Grear has served as Senior Vice President and Chief Accounting Officer since March 2017. Before joining the Company, Mr. Grear worked in public accounting in the area of audit and assurance services, most recently as a Senior Manager at Ernst & Young, LLP from June 2014 to March 2017 and Senior Manager at CBIZ MHM, LLC (formerly Thompson Dunavant PLC) from January 2005 to June 2014. Mr. Grear is Certified Public Accountant and a graduate of Middle Tennessee State University.

Justin Harness
Age: 40 Position: Chief Revenue Officer
Experience

Mr. Harness has served as Chief Revenue Officer since August 2019. He previously served as Chief Marketing Officer from October 2018 to August 2019. Prior to that he served as Senior Vice President of Dedicated Operations from 2014 to October 2018. He served in various leadership roles from 2007 through 2014, including Vice President of Customer Service and Vice President and General Manager of Southwest Operations. Mr. Harness started his career in the transportation industry in a management trainee position with U.S. Xpress in 2002.

Nathan Harwell
Age: 44 Position: Executive Vice President, Chief Legal Officer, and Secretary
Experience

Mr. Harwell has served as our Chief Legal Officer since January 2020, where he is responsible for managing the company's legal function and providing strategic leadership and coordination of legal matters. Previously, Mr. Harwell served as General Counsel and Corporate Secretary at Rinnai America Corporation where he also served on the company’s board of directors. Prior to his time at Rinnai, Mr. Harwell served as Senior Counsel at Medtronic, Inc., where he acted as general legal counsel in the Spine and Biologics Division. Mr. Harwell has practiced law for over sixteen years, primarily focused on corporate litigation, strategy and business development, and regulatory analysis and guidance. Mr. Harwell is a graduate of Carson-Newman College and received his Juris Doctor, cum laude, from the Walter F. George School of Law at Mercer University.

Matt Herndon
Age: 48 Position: Chief Operating Officer
Experience

Mr. Herndon has served as our Chief Operating Officer since November 2018. Prior to accepting his current position, Mr. Herndon served in various roles spanning over 27 years in the trucking industry, most recently as the Chief Operating Officer for P.A.M Transportation Services, Inc. (NASDAQ:PTSI) from August 2015 to November 2018, Mr. Herndon held additional roles at P.A.M., including V.P. of Operations at P.A.M. from 2009 to August 2015 and operations manager for Choctaw Express, a subsidiary of P.A.M., starting in 1991. Mr. Herndon’s experience is extensive, covering all facets within the truckload operations, including safety, logistics, sales, pricing and administrative management.

Eric Peterson
Age: 42 Position: Chief Financial Officer and Treasurer
Experience

Mr. Peterson has served as Chief Financial Officer and Treasurer of the Company since October 2015. Mr. Peterson also served as Secretary of the Company between October 2015 and December 2018.  Mr. Peterson served in various roles since 2003, including Director of Accounting, Vice President of Accounting, and most recently, Senior Vice President of Accounting and Finance from August 2013 to October 2015. Before joining our team, Mr. Peterson worked as a Certified Public Accountant at Ernst & Young, LLP. Mr. Peterson is a graduate of the Samford University and received his Master of Accountancy from the University of Alabama in Tuscaloosa.

Robert Pischke
Age: 53 Position: Chief Information Officer
Experience

Mr. Pischke has served as Chief Information Officer since February of 2019. Prior to accepting his current role, Mr. Pischke worked at Lehigh Anderson, a global $26 billion DAX 30 company, for 8 years in where he led the Americas Information Technology division. Prior to that role, Mr. Pischke held multiple roles at Avnet, a global $25 billion firm, for 11 years including global roles. Mr. Pischke is a graduate of DeVry University.

Cameron Ramsdell
Age: 34 Position: President, U.S. Xpress Ventures
Experience

Mr. Ramsdell has served as President of U.S. Xpress Ventures since April 2019. Previously, Mr. Ramsdell served as Chief Technology Officer at Coyote Logistics, a UPS company (NYSE: UPS). Mr. Ramsdell held additional positions at Coyote spanning 11 years, from VP of Operations and SVP of Strategic Projects dating back to 2008. Mr. Ramsdell is a graduate of Denison University and received his Master of Business Administration from Northwestern University's Kellogg School of Management.

Amanda Thompson
Age: 43 Position: Chief People Officer
Experience

Ms. Thompson has served as Chief People Officer since August 2019. She joined U.S. Xpress in May of 2004 working in several roles such as Benefits Manager, Benefits and Compensation Director, Sr. HR Director, Vice President of Human Resources and Sr. VP of Human Resources. Ms. Thompson has worked in the Human Resources field in a variety of positions since 1993.  Ms. Thompson is a graduate of Bryan College.

Code of Conduct and Ethics

Our Board has adopted a Code of Conduct and Ethics that applies to all directors, officers, and employees, whether with us or one of our subsidiaries.  The Code of Conduct and Ethics includes provisions applicable to our CEO, principal financial officer, principal accounting officer, controller, or persons performing similar functions and that collectively constitute a "code of ethics" within the meaning of Item 406(b) of SEC Regulation S‑K.  A copy of the Code of Conduct and Ethics is publicly available free of charge on our website at investor.usxpress.com under the “Corporate Governance” tab.

Pursuant to SEC regulations and NYSE listing standards, we will disclose amendments to or waivers of our Code of Conduct and Ethics in a press release, on our website at investor.usxpress.com, or in a Current Report on Form 8-K filed with the SEC, whichever disclosure method is appropriate. To date, we have not granted any waivers from our Code of Conduct and Ethics to the CEO, principal financial officer, principal accounting officer, controller, or any person performing similar functions.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section identifies our Named Executive Officers (as designated below) and explains how our executive compensation programs, policies and decisions are formulated, applied, and operate with respect to the Named Executive Officers.  In this Compensation Discussion and Analysis, we also discuss and analyze our executive compensation program, including each component of compensation awarded under the program, and the corresponding compensation amounts for each Named Executive Officer.

This Compensation Discussion and Analysis should be read in conjunction with the “Summary Compensation Table” (including the related tabular and narrative discussions) and the “Committees of the Board of Directors – The Compensation Committee” section contained in this Proxy Statement.

For the year ended December 31, 2019, our named executive officers (collectively, the “Named Executive Officers”) were as follows:

Name	Position
Eric Fuller	President and CEO
Eric Peterson	Chief Financial Officer
Max Fuller	Executive Chairman
Robert Pischke	Chief Information Officer
Cameron Ramsdell	President, U.S. Xpress Ventures

Key Features of Executive Compensation Program

The Company adheres to the following practices and policies with respect to our executive compensation programs:

✔	Direct link between pay and performance that aligns business strategies with long-term value creation;
✔	Appropriate balance between short- and long-term compensation that discourages short-term risk taking at the expense of long-term results;
✔	Annual compensation risk assessment conducted by the Compensation Committee’s independent compensation consultant;
✔	Multi-year time horizon for long-term equity incentives to align executive and stockholder interests;
✔
Clawback policy that provides for the recovery of cash and equity incentive compensation in the event of a restatement of the Company’s consolidated audited financial statements due to a material error;

✔	Robust share ownership guidelines for senior executives;
✔	Independent compensation consultant retained to advise on executive compensation matters;
✔	“Double-trigger” change-in-control cash severance and equity treatment provisions;
✔	No excessive perquisites for executives;
✔	No re-pricing or backdating of stock options without stockholder approval; and
✔	No gross-up payments for equity awards granted after the effectiveness of our IPO to cover personal income taxes or U.S. excise taxes.

Elements of Compensation

The following table illustrates the key elements of the Company’s 2019 executive compensation program:
Element	Form/Vehicle	Time Horizon	Primary Objectives & Link to Stockholder Value
Base Salary	Cash	Annual	Designed to attract and retain our Named Executive Officers with fixed cash compensation to provide stability that allows our Named Executive Officers to focus on achievement of business objectives
Annual Incentives	Cash	Annual	Designed to focus and motivate our Named Executive Officers to achieve pre-established corporate financial goals
Long‑Term Incentives	50% stock options and 50% restricted stock	4‑year ratable vesting
Designed to (i) balance the performance-based nature of stock options with the stockholder-aligned retentive value of restricted stock, (ii) be sensitive to share usage and dilution, (iii) drive a long-term focus through stock options that have a ten-year term and (iv) recognize that senior executives should have a greater portion of their pay at-risk than lower level employees.

Compensation Philosophy

We strive to attract, motivate, and retain executive officers who are capable of evaluating, building, and managing multiple businesses, and who we believe will create long-term value for our stockholders.  In this regard, we use a mix of compensation designed to provide overall compensation levels that:

•	retain and motivate our management team;
•	align executives’ interests with our corporate strategies, our business objectives, and the performance of specific business units to the extent applicable;
•	enhance executives’ incentives to increase our stock price and focus on the long-term interests of our stockholders;
•	align with corporate governance best practices; and
•	balance long-term retention and development with annual rewards based on financial performance.

Compensation Determination Process

The Role of our Chief Executive Officer and Compensation Committee

The Compensation Committee has the responsibility to make and approve changes in the total compensation of our executive officers, including the mix of compensation elements. With respect to our CEO, the Compensation Committee has the specific responsibility to:

•	review and approve corporate goals and objectives relevant to the compensation of our CEO and President;
•	evaluate the performance of our CEO and President in light of those goals and objectives; and
•	determine and approve the compensation level of our CEO and President based upon that evaluation.

The Compensation Committee also has the responsibility to review annually the compensation of our other executive officers and to determine whether such compensation is reasonable under existing facts and circumstances.  In making such determinations, the Compensation Committee seeks to ensure that the compensation of our executive officers aligns the executive officers' interests with those of our stockholders.  The Compensation Committee also reviews and approves all forms of deferred compensation and incentive compensation, including annual cash bonuses, stock option grants, stock grants, and other forms of incentive compensation granted to our executive officers.  The Compensation Committee takes into account the recommendations of our CEO and President in reviewing and approving the overall compensation of the other executive officers (but not with respect to his own compensation).  Our CEO and President also works with the Chair of the Compensation Committee to establish the agenda for the Compensation Committee meetings, and management prepares the information required for the meetings.  As necessary, the Compensation Committee meets in executive session, without the presence of management.

In making decisions regarding an executive officer's total compensation, the Compensation Committee works closely with the independent compensation consultant, FW Cook, and, following the Annual Meeting, the Compensation Committee will also consider the results of advisory votes and the views expressed by our stockholders in regard to executive compensation. Additionally, the Compensation Committee takes into consideration:

•	overall economic conditions;
•	changes in responsibility;
•	our recent and expected financial performances and the Compensation Committee’s assessment of the executive officer’s leadership;
•	integrity;
•	prospect for future performance;
•	years of experience;
•	skill set;
•	level of commitment;
•	contributions to our financial results and the creation of stockholder value; and
•	current and past compensation.

The Role of our Compensation Consultant

The Company engaged FW Cook in 2018 to provide independent and unbiased external advice and expertise regarding executive compensation and to provide a competitive market pay analysis for our Named Executive Officers. FW Cook provides ongoing support to our Compensation Committee regarding executive compensation matters. Such support includes assessing the Company’s executive compensation program against best practices, assessing the Company’s executive compensation levels and program design relative to our peer group and general practices for comparably sized organizations, providing guidance on regulatory and governance trends impacting compensation, and conducting an annual risk assessment of our incentive compensation programs and practices based on its analysis.  Neither FW Cook nor any of its affiliates maintain other direct or indirect business relationships with the Company or any of its affiliates other than the services to be provided to the Compensation Committee.  FW Cook’s services are provided under the direction and authority of the Compensation Committee, and all services provided by FW Cook are pre-approved by the Chair of the Compensation Committee.

2019 Compensation Peer Group

In February 2018, FW Cook identified a peer group of companies to be used for compensation benchmarking purposes for target total direct compensation levels, incentive program design and other executive compensation policies and practices.  The criteria for inclusion into the peer group included:

•	similar revenue, profitability, and market capitalizations (with comparable valuations); and
•	companies in the transportation, logistics, or comparable industries.

After reviewing the report and considering recommendations from FW Cook, the Company determined its peer group in connection with the Compensation Committee’s design of our compensation program for 2019 would consist of the following 16 companies:

ArcBest Corporation	P.A.M. Transportation Services, Inc.
Celadon Group, Inc.	Roadrunner Transportation Systems, Inc.
Covenant Transportation Group, Inc.	Saia, Inc.
Forward Air Corporation	Schneider National, Inc.
Heartland Express, Inc.	Universal Logistics Holdings, Inc.
Hub Group, Inc.	USA Truck, Inc.
Landstar System, Inc.	Werner Enterprises, Inc.
Marten Transport, Ltd.	YRC Worldwide Inc.

The Compensation Committee reviewed the peer group in the summer of 2019 and removed Celadon Group, Inc. from the peer group.

At the time that the peer group for 2019 was approved, the median revenue for the peer group was $1.4 billion and the Company’s revenue was $1.7 billion, in each case based on the most recently reported four quarters.

Recognizing that peer group proxy data are limited to certain senior executive positions, the peer group proxy data were supplemented with size-appropriate general industry survey data to ensure robust market data for each Named Executive Officer.  The survey data were adjusted to reflect the lower operating margins within the transportation industry as compared to the general industry companies participating in the survey.  General industry survey data was used given the lack of survey sources in the trucking/transportation industry, and the Compensation Committee did not review the companies participating in the survey.

Compensation Paid to Our Named Executive Officers

In February 2019, after review of FW Cook’s study and its recommendations, the Compensation Committee approved target total direct compensation (“TDC”) levels for each executive, reflecting the sum of base salary, target annual incentive and long-term incentives. The table below summarizes each executive’s 2019 target TDC:

Named Executive Officer	Base Salary	Target Short-Term Incentives		Long-Term Incentives	Target Total Direct Compensation
		% of Salary(1)	Dollar Value
Eric Fuller	$750,000	100%	$750,000	$990,000	$2,490,000
Eric Peterson	$440,000	75%	$330,000	$326,000	$1,096,000
Max Fuller	$1,000,000	20%(2)	$200,000	$300,000	$1,500,000
Robert Pischke	$450,000	50%	$225,000	$225,000	$900,000
Cameron Ramsdell	$350,000	60%	$210,000	$140,000(3)	$700,000

(1)	Payouts under the short-term incentive plan are determined upon base salary paid during the year.
(2)	There was an aggregate limitation on the amount Mr. Max Fuller could earn under the 2019 short-term incentive plan of 20% of his base salary.
(3)	Mr. Ramsdell’s long-term incentive award was prorated for a partial year of service beginning upon his appointment as President, U.S. Xpress Ventures in April 2019.

Base Salary

For 2019, the base salary of each Named Executive Officer continued to be set at the same level as 2018.

2019 Short-Term Incentive Plan

In February 2019, our Compensation Committee adopted our cash bonus program for 2019 (the “2019 STIP”) to motivate our executives and other employees of the Company to achieve certain annual financial goals relating to our adjusted operating ratio. Under the 2019 STIP, adjusted operating ratio is defined as total operating expenses, net of fuel surcharge as a percentage of total revenue, net of fuel surcharge, net of certain other one-time charges. In February 2019, our Compensation Committee approved the following annual operating ratio goals (the “2019 Adjusted Operating Ratio Goals”): 96% (Minimum), 93% (Target), and 90% (Maximum). The Company transitioned away from quarterly performance goals for 2019, such that executives earn bonuses solely based on annual performance.

Depending on the level of the 2019 Adjusted Operating Ratio Goals attained, the Named Executive Officers were eligible to receive a payout percentage of their base salary. For continuing Named Executive Officers, there were no changes to the target bonus opportunities for 2019, when expressed as a percentage of base salary. The 2019 STIP provided for linear interpolation between minimum/target and target/maximum performance levels. The potential cash payouts under the 2019 STIP as a percentage of base salary were as follows:

	Potential Cash Payments (as a % of Base Salary)
Named Executive Officer	Minimum	Target	Maximum
Eric Fuller	50.0%	100.0%	200.0%
Eric Peterson	37.5%	75.0%	150.0%
Max Fuller	10.0%	20.0%	20.0%
Robert Pischke	25.0%	50.0%	100.0%
Cameron Ramsdell	30.0%	60.0%	120.0%

There were no payouts under the 2019 STIP as the minimum 2019 Adjusted Operating Ratio performance level was not met.

Long Term Incentives

The long-term incentive program is designed to (i) balance the performance-based nature of stock options with the stockholder-aligned retention, (ii) be sensitive to share usage and dilution, (iii) drive a long-term focus through stock options, and (iv) recognize that senior executives should have a greater portion of their pay at-risk than lower level employees. In February 2019, we continued the long-term incentive program implemented at our IPO for our continuing Named Executive Officers, with 50% of the value consisting of stock options and 50% consisting of restricted stock, each of which vest ratably over a four-year period, subject to continued employment and other vesting and forfeiture provisions.  Under our long-term incentive program, we granted the following options to purchase Class A common stock and granted Class A restricted stock (or Class A restricted stock units (“RSUs”) in the case of Messrs. Pischke and Ramsdell) to certain of our Named Executive Officers on February 21, 2019:

	Stock Options		Restricted Stock/ RSUs
Named Executive Officer	# of Options	Grant Date Fair Value(1)	# of Shares	Grant Date Fair Value(1)	Total Grant Date Fair Value(1)
Eric Fuller	112,245	$495,000	52,660	$495,004	$990,004
Eric Peterson	36,961	$162,998	17,340	$162,996	$325,994
Max Fuller	34,014	$150,002	15,957	$149,996	$299,998
Robert Pischke(2)	-	-	23,936	$224,998	$224,998
Cameron Ramsdell(2)	-	-	13,459	$97,578	$97,578

(1)	See the “Grants of Plan-Based Awards Table” below for additional detail regarding the grant date fair value of these awards.
(2)	Messrs. Pischke and Ramsdell received RSUs. Mr. Ramsdell’s award was granted on April 22, 2019 and was prorated for a partial year of service beginning in April 2019.

The awards were granted pursuant to our 2018 Omnibus Incentive Plan. The stock options initially awarded have an exercise price equal to $9.40 per share (the closing market price of our Class A common stock on the grant date) and a 10-year term.  The value of the long-term incentives for each Named Executive Officer was set after consideration of competitive pay practices, overall target direct compensation levels, and internal equity in setting the grant values.

Sign-On Bonus and Equity Grants to Mr. Ramsdell

In association with Mr. Ramsdell’s appointment as President, U.S. Xpress Ventures, Mr. Ramsdell received:

•
a cash sign-on bonus of $217,000, which included $67,000 for reimbursement of tuition that Mr. Ramsdell forfeited when he left his previous employer. In addition, Mr. Ramsdell received a tax-gross up payment of $147,442 in respect of such bonus. The sign-on bonus was subject to repayment if Mr. Ramsdell was terminated by the Company for Cause (as defined in his employment agreement) or he voluntarily terminated his employment within twelve months of his hiring; provided that if Mr. Ramsdell was terminated as a result of an injunction or other legal process related to a violation of restrictive covenants with a former employer, he would only be required to repay the sign-on bonus only in the event he returned to his former employer and remained eligible for the retention bonus and tuition reimbursement from his former employer;

•	a grant of 12,500 shares of Class A common stock. The grant date fair value of this award was $90,625;
•
a grant of 15,000 performance-based restricted stock units (“PRSUs”) which were subject to vesting upon the successful establishment of at least 100 tractors operating within U.S. Xpress Ventures. The grant date fair value of this award was $108,750. On December 17, 2019, the Compensation Committee determined that the performance goals were met, and these PRSUs vested; and

•
a grant of 160,000 PRSUs, with a grant date fair value of $820,880. The award is subject to vesting in accordance with the following criteria, over a performance period of April 22, 2019 to April 22, 2024, whereby the percentage of the award indicated would vest upon the achievement of each respective goal, up to 100% of the award vesting: (i) our market cap reaches $1 billion (5% vests), $2 billion (10% vests), $5 billion (15% vests), and $10 billion (40% vests), (ii) our operating ratio for the majority of our Truckload operations is less than 90.0% (5% vests), less than 87.0% (20% vests), and less than 85% (20% vests), and (iii) U.S. Xpress Ventures’ seated tractor count reaches 1,000 (15% vests), 2,500 (15% vests), 5,000 (15% vests), and 10,000 (25% vests).

Relocation Expenses

Mr. Pischke received $156,221 for reimbursement of relocation expenses and $102,344 in tax gross-ups in respect of such reimbursement. Mr. Ramsdell received $139,619 for reimbursement of relocation expenses and $88,276 in tax gross-up in respect of such reimbursement. The tax gross-ups related to the reimbursement of relocation expenses were pursuant to the Company’s relocation policy for officers hired at the vice president level and above.

Compensation Decisions with Respect to 2020

In February 2020, the Compensation Committee reviewed the elements of our Named Executive Officer’s target total direct compensation for 2020, including base salary, target short-term incentive, and long-term equity grant value.

The Compensation Committee determined not to adjust base salaries or perquisites for 2020. Accordingly, these remain unchanged from 2019.

Under the short-term incentive plan for 2020 (the “2020 STIP”), participants, including the Company’s named executive officers, are eligible to earn an annual payout based on achievement relative to performance goals related to adjusted operating ratio (weighted at 80%) and individual performance (weighted at 20%), except that Mr. Max Fuller’s payout is based solely upon achievement relative to performance goals related to adjusted operating ratio. The annual target as a percentage of base salary under the 2020 STIP for each of Messrs. Eric Fuller, Peterson, Max Fuller, Pischke, and Ramsdell was set at the same level as under the 2019 STIP, 100%, 75%, 20%, 50%, and 60%, respectively. The participants may earn a payout of between 50% and 200% of their respective target based on the level of achievement of the performance goals, provided that the potential payout for Mr. Max Fuller is capped at 20% of his base salary.

The Compensation Committee approved grants of restricted stock to our Named Executive Officers under our 2018 Omnibus Incentive Plan. The restricted stock vests in four equal installments on each of February 26, 2021, 2022, 2023, and 2024, and is subject to certain vesting, forfeiture, and termination provisions. The number of shares granted was based on a target long-term incentive amount for each Named Executive Officer.

The following table sets forth the long-term incentive amounts for and grants to our Named Executive Officers:

Named Executive Officer	2020 Long-Term Incentive Award	Restricted Stock
Eric Fuller	$990,000	198,397
Eric Peterson	$326,000	65,331
Max Fuller	$300,000	60,120
Robert Pischke	$225,000	45,090
Cameron Ramsdell	$140,000	28,056

Other Benefits

Employment Agreements

Each of our Named Executive Officers is party to an employment agreement with us, pursuant to which he serves as an executive officer of the Company. In April 2018, the employment agreements of each of Messrs. Eric Fuller, Peterson, and Max Fuller were amended and restated. The employment agreements of Messrs. Pischke and Ramsdell were executed in February 2019 and April 2019, respectively. The employment agreements: (i) provide for three-year terms beginning in April 2018, in the case of Messrs. Eric Fuller, Peterson, and Max Fuller and five-year terms beginning in February 2019 and April 2019, in the case of Messrs. Pischke and Ramsdell, respectively; (ii) automatic extension of terms for successive one-year periods unless either party provides notice of non-renewal to the other party at least 90 days prior to the expiration of the then-applicable term; (iii) set the respective executive's base salary, which is subject to annual review and possible increase (but, in the case of Messrs. Eric Fuller, Peterson and Max Fuller, not decrease unless such decrease applies in the same manner to all senior executives); provided that the base salary of Mr. Max Fuller was adjusted upon the effectiveness of our IPO to $1,000,000; (iv) provide for eligibility to receive an annual cash bonus based on the attainment of performance goals, with a target cash bonus of 100% of base salary for Mr. Eric Fuller, 75% of base salary for Mr. Peterson, 50% of base salary for Mr. Max Fuller (reduced to 20% upon the effectiveness of our IPO), 50% of base salary for Mr. Pischke and 60% of base salary for Mr. Ramsdell; and (v) provide for participation in our long-term incentive plan and our other employee benefit plans, programs and arrangements in effect from time to time in accordance with their terms.

Severance Benefits

Each Named Executive Officer's employment agreement provided for certain severance benefits to be paid in the event of employment termination in certain circumstances, as well as post-termination restrictive covenant provisions, which are described below under “—Potential Payments upon Termination or Change in Control.”

Perquisites

We provide our Named Executive Officers with limited perquisites and other personal benefits, such as:

•	an automobile allowance;
•	a medical allowance; and
•	401(k) match.

Messrs. Eric Fuller and Max Fuller have personal use of a company aircraft, subject to a $125,000 and $100,000 annual limit, respectively, on such personal use, as well as a restriction on such use interfering with our business. All such benefits will be taxable to Messrs. Eric and Max Fuller as required by IRS regulations. We have reviewed and approved each of the perquisites provided to Named Executive Officers. While we do not consider these perquisites to be a significant component of executive compensation, we recognize that such perquisites are a factor in attracting and retaining talented executives. The aggregate incremental cost of perquisites and other benefits provided to our Named Executive Officers is shown in the “All Other Compensation” column of the “Summary Compensation Table” and detailed in the “All Other Compensation Table.” Executives bear all taxes in connection with executive perquisites and are not “grossed-up.”

401(k)

Named Executive Officers and other employees are entitled to participate on the same basis in our 401(k) plan, which provides retirement benefits to employees and provides for employer and employee contributions.  For 2019, the Company matched 50% of the first 4% of eligible employee contributions (a maximum employer contribution of 2%).

Nonqualified Deferred Compensation Plan

The Nonqualified Deferred Compensation Plan, as amended (the “Nonqualified Plan”), allows eligible employees, including our Named Executive Officers, to defer a portion of their compensation. Participants can elect to defer up to 85% of their base salary as well as up to 100% of their bonus and performance based cash compensation and 100% of any 401(k) refund. Generally, the Company does not contribute to participant accounts under the Nonqualified Plan.

Equity Award Tax Gross-Ups

Historically, we have included tax gross-up provisions in all of our equity award documents, including equity awards to our Named Executive Officers, due to the lack of liquidity in our common stock to cover recipient’s tax obligations. Our practice of providing tax gross-ups upon the vesting of equity awards was discontinued for equity awards granted after our IPO.

Governance and Other Considerations

Stock Retention Guidelines

We have adopted stock retention guidelines for our Named Executive Officers and key personnel to further align the interests of these individuals with the interests of our stockholders.  Under the guidelines, the Named Executive Officers are required to maintain a significant ownership position in our Class A and/or Class B common stock.  The guidelines will be based on a multiple of base salary or annual cash retainer as of December 31st of each year as set forth below:

Tier	Covered Individual	Share Guideline Amount
Tier 1	Chief Executive Officer and Chairman of the Board	6x Base Salary
Tier 2	Chief Financial Officer and Chief Operating Officer	3x Base Salary
Tier 3	All Other Named Executive Officers	1x Base Salary

For purposes of determining compliance with the stock retention guidelines, the number of shares of the Company’s Class A and/or Class B common stock that the Covered Individual is expected to own is calculated annually by dividing: (i) the individual’s base annual salary or annual cash retainer, as applicable, by (ii) the average of the month-end closing prices of the Company’s Class A common stock for the prior 12 months.  Until an individual complies with the guidelines, as outlined above, the individual is required to retain 50% of any net shares that remain following the payment of exercise prices and tax obligations related to the exercise of stock options and the payment of tax obligations following the vesting of RSU and restricted stock grants until the guidelines are satisfied.  The Compensation Committee is able to grant waivers to the guidelines, which are expected to be granted only for serious and unforeseen hardship circumstances.

In determining whether the stock retention guidelines have been met, shares owned by the Named Executive Officer or his immediate family members who reside with the Named Executive Officer (whether held jointly or individually), shares held by a trust established by the Named Executive Officer or any other person for his benefit or for the benefit of his or her family members, shares owned by an entity to the extent of the Named Executive Officer’s interest therein (or the interest of his immediate family member who resides with the Named Executive Officer), but only if the Named Executive Officer has the power to vote or to dispose of the shares and shares equal to the number of vested but deferred restricted stock credited to the Named Executive Officer under any arrangement maintained by the Company are considered owned. Neither unearned performance-based equity awards nor outstanding stock options (vested or unvested) count toward satisfaction of the guidelines. All of our Named Executive Officers are currently in compliance with the stock retention guidelines, either by holding the required value of stock or complying with the retention ratio.

Clawback Policy

We have adopted a clawback policy.  In the event of a restatement of the Company’s consolidated audited financial statements due to a material error, we will, to the extent practicable and not prohibited by the applicable law, seek to recover from the executive the amount by which the executive’s performance-based incentive compensation, including cash- and equity-based incentive compensation, for the relevant period exceeded the lower payment that would have been made based on the restated financial results.  The policy has a three-year look-back period.

Anti-Hedging and Anti-Pledging Policy

Under the “Executive and Director Stock Ownership, Retention, and Anti-Hedging and Pledging Policy”, our directors, officers, and other employees are prohibited from hedging their ownership positions in Company shares.  Hedging activities shall include, but are not limited to, short selling our securities and buying or selling options of any kind, including puts, calls, or other derivative securities, such as swaps, forwards, and futures.  Our directors, officers, and other employees are also prohibited from pledging our securities or purchasing our securities on margin or incurring any indebtedness secured by a margin or similar account in which our securities are held without the prior approval of our Board.

Risk Considerations Regarding Compensation

We believe that the structure of our executive compensation programs provides a mix of cash and equity compensation that balances short- and long-term incentives.  We believe that the different time horizons and metrics used in the annual and long-term elements of compensation provide incentives to build the Company’s business prudently and profitably over time, while encouraging retention of our top talent.  In addition, each element of compensation has been designed and is administered in a manner intended to minimize potential risks to the Company.  The result is a program that we believe mitigates inappropriate risk taking and aligns the interests of Named Executive Officers with those of the Company’s stockholders.  Moreover, we have determined that any risks arising from the Company’s compensation policies and practices for all of its employees are not reasonably likely to have a material adverse effect on the Company.

Deductibility of Compensation

While our Board generally considered the financial accounting and tax implications of their executive compensation decisions, neither element had been a material consideration in the compensation awarded to our Named Executive Officers historically. As we were not publicly traded prior to our IPO, our Board did not take the deductibility limit imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”) into consideration in setting compensation prior to our IPO.

Prior to its amendment by the 2017 Tax Cuts and Jobs Act (the “TCJA”), which was enacted December 22, 2017, Section 162(m) disallowed a tax deduction to public companies for compensation paid in excess of $1 million to “covered employees” (generally, such company's chief executive officer and its three other highest paid executive officers other than its chief financial officer). Prior to this amendment, there was an exception to this $1 million limitation for performance-based compensation if certain requirements were met. The TCJA generally amended Section 162(m) to eliminate the exception for performance-based compensation, effective for taxable years following December 31, 2017. The $1 million compensation limit was also expanded to apply to a public company's chief financial officer and apply to certain individuals who were covered employees in years other than the then-current taxable year.

The existing Section 162(m) regulations also provide a transition period for privately held companies that become public. Specifically, the $1 million deduction limit of Section 162(m) does not apply to any remuneration paid pursuant to a compensation plan or agreement that existed during the period in which the company was not publicly held if the plan or agreement was disclosed to investors in connection with the going public transaction. For companies like ours that became publicly held in connection with an initial public offering this transition period generally lasts until the first stockholder meeting that occurs following the close of the third calendar year following the calendar year in which the initial public offering occurred, provided that the relevant plan is not materially modified. As a new public company, we expect to be eligible for transition relief from the deduction limitations imposed under Section 162(m) until our first stockholders meeting at which directors are elected that occurs in 2022. In addition, we reserve the right to award compensation as to which a deduction may be limited under Section 162(m) where we believe it is appropriate to do so. As a result, compensation awards under our 2018 Omnibus Incentive Plan need not be designed to qualify as performance-based compensation for purposes of Section 162(m), and our Compensation Committee may take this into account in determining the terms and conditions of such awards.

In addition to the IPO transition period, pursuant to the TCJA, certain transition relief may apply with respect to compensation paid pursuant to certain contracts in effect as of November 2, 2017. However, ambiguities in the TCJA prevent the Compensation Committee from being able to definitively determine what compensation, if any, payable to the covered employees in excess of $1 million will be deductible in future years.

Although the tax deduction for performance-based compensation has been eliminated, we believe that a strong link between pay and performance is critical to align executive and stockholder interests.

Report of the Compensation Committee

The Report of the Compensation Committee shall not be deemed to be “soliciting material” or to otherwise be considered "filed" with the SEC, nor shall this report be subject to Regulation 14A or Regulation 14C (other than as indicated) or to the liabilities set forth in Section 18 of the Exchange Act.  This Compensation Committee Report also shall not be deemed to be incorporated by reference into any prior or subsequent filing with the SEC made by us under the Securities Act or the Exchange Act, notwithstanding any general statement contained in any such filings incorporating this Proxy Statement by reference, except to the extent we incorporate such report by specific reference or treat it as soliciting material.

The Compensation Committee of the Board of U.S. Xpress Enterprises, Inc. (the "Company") has reviewed and discussed with management the “Compensation Discussion and Analysis” section (as required by Item 402(b) of Regulation S-K of the U.S. Securities and Exchange Commission) contained in this Proxy Statement for the Annual Meeting of Stockholders to be held on May 27, 2020. Based on that review and discussion, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” section be included in this Proxy Statement and incorporated by reference into the Company's Annual Report on Form 10-K for the year ended December 31, 2019.

Members of the Compensation Committee:
Jon F. Beizer, Chair
Edward “Ned” H. Braman
Dennis A. Nash
John C. Rickel

Summary Compensation Table

The following table sets forth information concerning the total compensation awarded to, earned by, or paid to our Named Executive Officers for the years ended December 31, 2017, 2018, and 2019.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non‑Equity Incentive Plan Compensation(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)
Eric Fuller, President and Chief Executive Officer	2019	750,000	—	495,004	495,000	—	—	666,432	2,406,436
	2018	750,000	500,000	495,008	495,001	186,058	—	424,922	2,850,989
	2017	706,200	530,100	804,000	96,250	—	—	135,484	2,272,034

Eric Peterson, Chief Financial Officer	2019	440,000	—	162,996	162,998	—	—	217,292	983,286
	2018	440,000	500,000	163,008	163,005	90,538	—	198,923	1,555,474
	2017	434,854	608,850	502,500	68,750	—	—	56,219	1,671,173

Max Fuller, Executive Chairman	2019	1,000,000	—	149,996	150,002	—	—	640,462	1,940,460
	2018	1,143,492	—	150,000	150,003	156,269	—	535,263	2,135,027
	2017	1,310,900	780,450	1,005,000	96,250	—	—	309,313	3,501,913

Robert Pischke, Chief Information Officer	2019	406,731	—	224,998	—	—	—	271,365	903,094

Cameron Ramsdell, President, U.S. Xpress Ventures	2019	242,308	217,000(6)	1,117,833(7)	—	—	—	395,948	1,973,089

(1)	For 2019, represents the grant date fair value of the stock awards, as set forth in the “Grants of Plan-Based Awards Table” below.
(2)
For 2019, represents the grant date fair value of options to purchase Class A common stock computed in accordance with FASB ASC Topic 718, as set forth in the “Grants of Plan-Based Awards Table” below.

(3)	For 2019, there were no payouts under the 2019 STIP. See “—Compensation Paid to Our Named Executive Officers—2019 Short-Term Incentive Plan” for additional details regarding the 2019 STIP.
(4)	None of our Named Executive Officers receive any above-market or preferential earnings in respect of any nonqualified deferred compensation plan.
(5)	Further details are provided in the “All Other Compensation Table” below.
(6)
Represents cash sign-on bonus of $217,000 paid to Mr. Ramsdell, which included $67,000 for reimbursement of tuition that Mr. Ramsdell forfeited when he left his previous employer. Mr. Ramsdell also received a tax-gross up payment in respect of such bonus, which is included in the All Other Compensation column of this table.

(7)
Represents the aggregate grant date fair value of the stock awards granted to Mr. Ramsdell, including a grant of 160,000 PRSUs that was valued using the probable outcome of market cap goals pursuant to the Monte Carlo Simulation Valuation Model ($5.1305 per share) with the following assumptions: risk-free interest rate of 2.38%, weighted-average derived service period of 5 years, expected volatility of 54.51% and dividend yield of 0%. Assuming the performance goals under such grant are achieved at maximum, and using a per share grant date fair value equal to the closing market price of our common stock on the grant date ($7.25 per share), the grant date fair value for the 160,000 PRSUs would be $1,160,000. Refer to the “Grants of Plan-Based Awards Table” below for additional information regarding the other stock awards granted to Mr. Ramsdell during 2019.

All Other Compensation Table

The following table describes each component of the “All Other Compensation” column in the “Summary Compensation Table.”

Name	Year	Automobile Allowance(1) ($)	Company Aircraft Use(2) ($)	Medical Allowance(3) ($)	Life Insurance Premiums ($)	Company 401(k) Match(5) ($)	Tax Gross‑Up ($)	Relocation Expenses(6) ($)	Total ($)
Eric Fuller	2019	7,800	28,998	23,126	7,210	—	599,298(7)	—	666,432
Eric Peterson	2019	7,800	—	19,426	—	5,600	184,466(7)	—	217,292
Max Fuller	2019	7,800	80,319	14,080	162,000(4)	5,600	370,663(7)	—	640,462
Robert Pischke	2019	7,200	—	—	—	5,600	102,344(8)	156,221	271,365
Cameron Ramsdell	2019	5,400	—	13,697	—	1,514	235,718(9)	139,619	395,948

(1)	Represents a cash automobile allowance.
(2)
Represents the incremental cost to the Company for personal use of private aircraft based on hourly flight charges and other variable costs incurred by the Company for such use, including variable fuel charges, departure fees, maintenance, and landing fees.

(3)	Represents reimbursement of premiums for medical, dental, and vision insurance for the Named Executive Officers and their families.
(4)
Represents payment of premiums for second-to-die life insurance policies insuring the lives of Mr. Max Fuller and his spouse. Pursuant to split-dollar agreements, the Company is entitled to receive repayment of the premiums it paid for such life insurance policies upon the death of the second-to-die of Mr. Max Fuller and his spouse.

(5)	Represents contributions for 2019 made in early 2020.
(6)	Represents relocation expenses reimbursed to Messrs. Pischke and Ramsdell.
(7)	Represents tax gross-ups upon the vesting of RSUs, which is a contractually obligated provision in pre-IPO award agreements, but has been discontinued for all equity awards granted after our IPO.
(8)	Represents a tax gross-up in respect of reimbursement of relocation expenses to Mr. Pischke.
(9)	Represents tax gross-ups in respect of Mr. Ramsdell’s sign-on bonus and reimbursement of relocation expenses to Mr. Ramsdell.

Narrative to the Summary Compensation Table

See “— Compensation Discussion and Analysis” for a complete description of our compensation plans pursuant to which the amounts listed under the “Summary Compensation Table” were paid or awarded and the criteria for such award or payment.

Grants of Plan-Based Awards Table

The following table sets forth information concerning each grant of an award made to our Named Executive Officers during 2019.

		Estimated Future Payouts Under Non‑Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)		Target (#)		Maximum (#)		All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options(2) (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Eric Fuller	—	375,000	750,000	1,500,000	—		—		—		—		—	—	—
	02/21/19	—	—	—	—		—		—		52,660	(3)	—	—	495,004	(4)
	02/21/19	—	—	—	—		—		—		—		112,245	9.40	495,000	(5)
Eric Peterson	—	165,000	330,000	660,000	—		—		—		—		—	—	—
	02/21/19	—	—	—	—		—		—		17,340	(3)	—	—	162,996	(4)
	02/21/19	—	—	—	—		—		—		—		36,961	9.40	162,998	(5)
Max Fuller	—	100,000	200,000	200,000	—		—		—		—		—	—	—
	02/21/19	—	—	—	—		—		—		15,957	(3)	—	—	149,996	(4)
	02/21/19	—	—	—	—		—		—		—		34,014	9.40	150,002	(5)
Robert Pischke	—	101,683	203,366	406,731	—		—		—		—		—	—	—
	02/21/19	—	—	—	—		—		—		23,936	(3)	—	—	224,998	(4)
Cameron Ramsdell	—	72,692	145,385	290,770	—		—		—		—		—	—	—
	04/22/19	—	—	—	—		—		—		13,459	(3)	—	—	97,578	(6)
	04/22/19	—	—	—	—		—		—		12,500	(7)	—	—	90,625	(6)
	04/22/19	—	—	—	—		15,000	(8)	—		—		—	—	108,750	(6)
	04/22/19	—	—	—	8,000	(9)	80,000	(9)	160,000	(9)	—		—	—	820,880	(10)

(1)
Represents a potential award under the 2019 STIP. The material terms of the 2019 STIP, along with the payouts under 2019 STIP are described under “—Compensation Paid to Our Named Executive Officers — 2019 Short-Term Incentive Plan.”

(2)
Represents options to purchase Class A common stock of which approximately one-fourth vested on February 21, 2020 and approximately one-fourth will vest on each of February 21, 2021, 2022, and 2023, subject to certain vesting, forfeiture, and termination provisions.

(3)
Represents Class A restricted stock (or RSUs in the case of Messrs. Pischke and Ramsdell) of which approximately one-fourth vested on February 21, 2020 and approximately one-fourth will vest on each of February 21, 2021, 2022, and 2023, subject to certain vesting, forfeiture, and termination provisions.

(4)	Represents the grant date fair value of the Class A restricted stock computed in accordance with FASB ASC Topic 718, which was the closing market price on February 21, 2019 ($9.40 per share).
(5)
Represents the grant date fair value of options to purchase Class A common stock computed in accordance with FASB ASC Topic 718. The grant date fair value was determined using the Black-Scholes valuation model ($4.41 per share). The assumptions used to calculate these amounts are included in Note 13 to the Company’s audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019.

(6)	Represents the grant date fair value of the RSUs and PRSUs computed in accordance with FASB ASC Topic 718, which was the closing market price on April 22, 2019 ($7.25 per share).
(7)	Represents a grant of 12,500 Class A common stock.
(8)
Represents a grant of 15,000 PRSUs which were subject to vesting upon the successful establishment of at least 100 tractors operating within U.S. Xpress Ventures (on December 17, 2019, the Compensation Committee determined that the performance goals were met, and these PRSUs vested).

(9)
Represents a grant of 160,000 PRSUs, subject to vesting in accordance with the following criteria, over a performance period of April 22, 2019 to April 22, 2024, whereby the percentage of the award indicated would vest upon the achievement of each respective goal, up to 100% of the award vesting: (i) our market cap reaches $1 billion (5% vests), $2 billion (10% vests), $5 billion (15% vests), and $10 billion (40% vests), (ii) our operating ratio for the majority of our Truckload operations is less than 90.0% (5% vests), less than 87.0% (20% vests), and less than 85% (20% vests), and (iii) U.S. Xpress Ventures’ seated tractor count reaches 1,000 (15% vests), 2,500 (15% vests), 5,000 (15% vests), and 10,000 (25% vests).

(10)
Represents the grant date fair value of PRSUs computed in accordance with FASB ASC Topic 718, which was $5.1305 per share. The $5.1305 per share grant date fair value reflects the probable outcome of the market cap goals pursuant to the Monte Carlo Simulation Valuation Model.

Narrative to Grants of Plan-Based Awards Table

See “— Compensation Discussion and Analysis” for a complete description of the performance targets for payment of incentive awards.

Outstanding Equity Awards at Year-End Table

The following table sets forth information concerning all stock option grants and stock awards held by our Named Executive Officers as of December 31, 2019. All restricted shares that have not vested are subject to certain continued employment, forfeiture, and other provisions.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Units or Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
Eric Fuller	03/14/17	—	—	—	—	266,671(2)	1,341,355	—	—
	06/13/18	—	—	—	—	23,204(3)	116,716	—	—
	06/13/18	20,320	60,961(4)	16.00	06/13/28	—	—	—	—
	02/21/19	—	—	—	—	52,660(5)	264,880	—	—
	02/21/19	—	112,245(6)	9.40	02/21/29	—	—	—	—
Eric Peterson	03/14/17	—	—	—	—	166,675(7)	838,375	—	—
	06/13/18	—	—	—	—	7,641(3)	38,434	—	—
	06/13/18	6,691	20,075(4)	16.00	06/13/28	—	—	—	—
	02/21/19	—	—	—	—	17,340(5)	87,220	—	—
	02/21/19	—	36,961(6)	9.40	02/21/29	—	—	—	—
Max Fuller	03/14/17	—	—	—	—	333,340(2)	1,676,700	—	—
	06/13/18	—	—	—	—	7,032(3)	35,371	—	—
	06/13/18	6,157	18,474(4)	16.00	06/13/28	—	—	—	—
	02/21/19	—	—	—	—	15,957(5)	80,264	—	—
	02/21/19	—	34,014(6)	9.40	02/21/29	—	—	—	—
Robert Pischke	02/21/19	—	—	—	—	23,936(5)	120,398	—	—
Cameron Ramsdell	04/22/19	—	—	—	—	13,459(5)	67,699	—	—
	04/22/19	—	—	—	—	—	—	8,000(8)	40,240

(1)
Values are based on the closing market price of our Class A common stock on December 31, 2019, which was $5.03. Our Class B common stock is convertible at any time into Class A common stock at the option of the holder thereof and will automatically do so upon sale of such stock.

(2)
Represents Class B RSUs, of which approximately one-fifth vested on March 14, 2020 and approximately one-fifth will vest on each of March 14, 2021, 2022, 2023, and 2024, subject to certain vesting, forfeiture, and termination provisions.

(3)	Represents Class A restricted stock that will vest in three equal installments on each of June 13, 2020, 2021, and 2022, subject to certain vesting, forfeiture, and termination provisions.
(4)
Represents options to purchase Class A common stock that will vest in three equal installments on each of June 13, 2020, 2021, and 2022, subject to certain vesting, forfeiture, and termination provisions.

(5)
Represents Class A restricted stock (or RSUs in the case of Messrs. Pischke and Ramsdell), of which approximately one-fourth vested on February 21, 2020 and approximately one-fourth will vest on each of February 21, 2021, 2022, and 2023, subject to certain vesting, forfeiture, and termination provisions.

(6)
Represents options to purchase Class A common stock of which approximately one-fourth vested on February 21, 2020 and approximately one-fourth will vest on each of February 21, 2021, 2022, and 2023, subject to certain vesting, forfeiture, and termination provisions.

(7)
Represents Class A RSUs, of which approximately one-fifth vested on March 14, 2020 and approximately one-fifth will vest on each of March 14, 2021, 2022, 2023, and 2024, subject to certain vesting, forfeiture, and termination provisions.

(8)
Represents a grant of 160,000 PRSUs, subject to vesting in accordance with the following criteria, over a performance period of April 22, 2019 to April 22, 2024, whereby the percentage of the award indicated would vest upon the achievement of each respective goal, up to 100% of the award vesting: (i) our market cap reaches $1 billion (5% vests), $2 billion (10% vests), $5 billion (15% vests), and $10 billion (40% vests), (ii) our operating ratio for the majority of our Truckload operations is less than 90.0% (5% vests), less than 87.0% (20% vests), and less than 85% (20% vests), and (iii) U.S. Xpress Ventures’ seated tractor count reaches 1,000 (15% vests), 2,500 (15% vests), 5,000 (15% vests), and 10,000 (25% vests).

Option Exercises And Stock Vested Table

The following table sets forth certain information concerning the values realized upon exercise of options and vesting of RSUs during 2019.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Eric Fuller	—	—	138,840	965,741
Eric Peterson	—	—	35,876	298,175
Max Fuller	—	—	69,006	581,043
Robert Pischke	—	—	—	—
Cameron Ramsdell	—	—	27,500	165,025

(1)
Value realized was determined by multiplying the number of shares acquired upon vesting of restricted stock  and RSUs on March 14, 2019 by approximately $8.52 (the closing market price of our Class A common stock on March 14, 2019), May 15, 2019 by approximately $6.02 (the closing market price of our Class A common stock on May 15, 2019), April 22, 2019 by $7.25 (the closing market price of our Class A common stock on April 22, 2019), June 13, 2019 by $5.58 (the closing market price of our Class A common stock on June 13, 2019) and December 17, 2019 by $4.96 (the closing market price of our Class A common stock on December 17, 2019).

Nonqualified Deferred Compensation Table

Name	Plan	Executive Contributions in Last Fiscal Year(1) ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year(2) ($)	Aggregate Withdrawals and Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Eric Fuller	Nonqualified Plan	—	—	10,894	—	109,720
Eric Peterson	Nonqualified Plan	1,550	—	43,028	—	223,804
Max Fuller	Nonqualified Plan	—	—	—	—	—
Robert Pischke	Nonqualified Plan	—	—	—	—	—
Cameron Ramsdell	Nonqualified Plan	—	—	—	—	—

(1)
These amounts reflect compensation the Named Executive Officers earned in 2019 that they have voluntarily deferred. All amounts reported as contributions are included in the “Salary” column of the “Summary Compensation Table.”

(2)	These amounts do not include any above‑market or preferential earnings. Accordingly, these amounts are not reported in the “Summary Compensation Table.”

Each participant is fully vested in the deferred compensation which they contribute under the Nonqualified Plan, including any earnings thereon. Contributions by the Company, including any earnings thereon, are (i) with respect to discretionary credits, fully vested after six years of service with the Company, with vesting in annual 20% increments starting with the second year of service and (ii) with respect to profit sharing credits, fully vested after four years from the date the profit sharing credit is made, with vesting in annual 25% increments. The Company offers a number of reference investments under the Nonqualified Plan. Participants may generally choose the reference investments for their deferred cash compensation at the time they elect to defer compensation and may change the reference investment selections for their existing account balances at any time. The reference investment options offered currently include money market funds, bond funds, blended funds and stock funds. All amounts are considered unfunded and are subject to general creditor claims until actually distributed to the employee. The participant may elect to receive a lump sum distribution or installments of up to 10 years upon the occurrence of separation from service, change in control or disability. The participant would receive a lump sum upon death. The participant may request a withdrawal of a stated amount to cover an eligible unforeseeable emergency. The participant may also create in‑service and education funding accounts with defined distribution dates.

Potential Payments upon Termination or Change in Control

Each of our Named Executive Officers is entitled to certain severance payments and benefits following termination of employment under his employment agreement. The employment agreements of each of our Named Executive Officers contain certain restrictive covenants, including non‑competition and non‑solicitation provisions and provisions prohibiting the disclosure of our confidential information.

Termination of Employment Not Involving a Change in Control
Under the amended and restated employment agreements entered into in 2018, in the event any of Messrs. Eric Fuller, Peterson, or Max Fuller is terminated by the Company without Cause (as defined in the applicable employment agreement), the Company elects not to renew the term of his employment or his employment is terminated by any such Named Executive Officer for Good Reason (as defined in the applicable employment agreement) (collectively with the payment triggers described below for Messrs. Pischke and Ramsdell, each a “Qualifying Termination”), the Named Executive Officer will be entitled to: (i) installment payments of the sum of (x) three times his base salary plus (y) one and one‑half times the amount of his target cash bonus for the year in which the Qualifying Termination occurs; (ii) a prorated portion of the annual cash bonus payable with respect to the year in which the Qualifying Termination occurs, based on the level of actual achievement of the performance goals applicable to such cash bonus, payable if and when annual cash bonuses are paid to other senior executives of the Company; and (iii) COBRA coverage for a period of 36 months from the Qualifying Termination (in the case of Mr. Max Fuller) or 18 months from the Qualifying Termination (in the case of Messrs. Eric Fuller and Peterson).
Under Mr. Pischke’s employment agreement, in the event he is terminated by the Company without Cause (as defined in his employment agreement), he will be entitled to continued payment of his then-current base salary for a period of 12 months following his termination date.
Under Mr. Ramsdell’s employment agreement, in the event he is terminated by the Company without Cause (as defined in his employment agreement) or he terminates his employment for Good Reason (as defined in his employment agreement), he will be entitled to continued payment of his then-current base salary for a period of 12 months following his termination date and COBRA continuation until the earlier of (i) 12 months following his termination date and (ii) his acceptance of new employment that provides for health insurance. Furthermore, if Mr. Ramsdell is terminated as a result of an injunction or other legal process related to a violation of restrictive covenants with a former employer, then, (i) if he fails to find alternative employment, he will be entitled to continued payment of his then-current base salary and COBRA continuation for the period of time he is legally precluded from performing services for another motor carrier or freight brokerage service, not to exceed 12 months or (ii) if he finds alternative employment, he will be entitled to continued payment of his then-current base salary, reduced by any compensation paid to him from any alternative employment for the period of time he is legally precluded from performing services for another motor carrier or freight brokerage service, not to exceed 12 months; provided that if he returns to his former employer, he would not be entitled to any payments.
All severance payments and benefits to each of Named Executive Officer are conditioned upon the execution by each such Named Executive Officer of a release of claims in favor of the Company and each such Named Executive Officer’s continued compliance with the restrictive covenants contained in each such Named Executive Officer’s employment agreement.
Termination of Employment Involving a Change in Control
Under the amended and restated employment agreements entered into in 2018, in the event any of Messrs.  Eric Fuller, Peterson, or Max Fuller is terminated by the Company without Cause (as defined in the applicable employment agreement), by the Company in the event the Company elects not to renew the term of his employment or by any such Named Executive Officer for Good Reason (as defined in the applicable employment agreement), in each case, within 24 months following a Change in Control (as defined in the applicable employment agreement) (each, a “Qualifying Change in Control Termination”), the Named Executive Officer will be entitled to: (i) installment payments of the sum of (x) three times his base salary plus (y) one and one‑half times the amount of his target cash bonus for (A) the year in which the Qualifying Change in Control Termination occurs or (B) the year immediately preceding the Change in Control, whichever is greater; (ii) his target cash bonus, without proration and irrespective of whether performance goals were achieved, for (x) the year in which the Qualifying Change in Control Termination occurs or (y) the year in which the Change in Control occurs, whichever is greater; (iii) COBRA coverage for a period of 36 months from the Qualifying Termination (in the case of Mr. Max Fuller) or 18 months from the Qualifying Termination (in the case of Messrs. Eric Fuller and Peterson). All severance payments and benefits to each of Messrs. Eric Fuller, Peterson, or Max Fuller are conditioned upon the execution by each such Named Executive Officer of a release of claims in favor of the Company and each such Named Executive Officer’s continued compliance with the restrictive covenants contained in each such Named Executive Officer’s employment agreement.
All equity awards granted to our Named Executive Officers after our IPO include a “double trigger” provision, which provides for the acceleration of vesting of the equity award following a Change in Control (as defined in the award notice) only when the recipient is terminated by the Company or its successor without Cause (as defined in the award notice) or by such recipient for Good Reason (as defined in the award notice), in each case, within one-year following a Change in Control.
Termination of Employment upon Death or Disability
In the event the employment of any of Messrs. Eric Fuller, Peterson, or Max Fuller terminates on account of his death or disability (as defined in the applicable employment agreement), such Named Executive Officer will be entitled to a lump sum payment of the prorated portion of his target annual cash bonus payable with respect to the year in which the death or disability occurs, regardless of whether the performance goals were achieved. In addition, we have an agreement with Mr. Max Fuller that requires us to make payments following his death or disability. Mr. Max Fuller's agreement provides for continuation of 100% of then-current base salary for five years following the date of his death or disability, 50% of base salary thereafter until the seventh anniversary of his death and 25% of base salary thereafter until the tenth anniversary of his death. We have life insurance policies in the amount of $6.0 million on the life of Mr. Max Fuller that would partially offset this amount. See “Certain Relationships and Related Party Transactions—Management Agreements” for additional information regarding Mr. Max Fuller’s agreement.

In the event the employment of either of Messrs. Pischke or Ramsdell terminates on account of his disability (as defined in the applicable employment agreement), he would be entitled to receive continued payment of his then-current base salary for the lesser of (i) 60 days after his termination due to the disability or (ii) the earliest date he is eligible for long term disability benefits under the Company’s long-term disability plan.
All equity awards granted to our Named Executive Officers after our IPO provide for acceleration of vesting upon death or disability (as defined in the award notice).
Retirement
All equity awards granted to our Named Executive Officers after our IPO include a provision which provides for continued vesting of the equity award on the vesting dates set forth in the award notice upon a retirement, provided that such award had been outstanding for at least 180 days prior to retirement. Under the award notices, retirement means (i) at the date of such retirement the recipient is at least sixty-two (62) years of age, (ii) at the date of such retirement the recipient had at least ten (10) years of service to the Company, and (iii) following retirement the recipient does not provide any employment, consulting, agent, or independent contractor services to any person or entity (other than consulting services provided to the Company) of any material nature.
Change in Control without a Qualifying Change in Control Termination
Equity awards granted prior to our IPO include a provision which provides for the acceleration of vesting of the equity award upon a Change in Control (as defined in the Restricted Membership Units Plan, as amended).

The following table summarizes the severance benefits that would have been payable to each of the Named Executive Officers upon termination of employment in various circumstances, assuming the triggering event occurred on December 31, 2019:
	Change in Control		Termination of Employment
Name/Form of Compensation	Without Qualifying Change in Control Termination(1) ($)	With Qualifying Change in Control Termination ($)	With Qualifying Termination ($)	Death ($)	Disability ($)	Retirement ($)
Eric Fuller
Salary Continuation	—	3,375,000	3,375,000	—	—	—
Annual Bonus	—	750,000	—	750,000	750,000	—
COBRA	—	68,206	68,206	—	—	—
Accelerated Vesting(2)	1,341,355	1,722,951	—	381,596	381,596	—
Total	1,341,355	5,916,157	3,443,206	1,131,596	1,131,596	—

Eric Peterson
Salary Continuation	—	1,815,000	1,815,000	—	—	—
Annual Bonus	—	330,000	—	330,000	330,000	—
COBRA	—	67,858	67,858	—	—	—
Accelerated Vesting(2)	838,375	964,029	—	125,654	125,654	—
Total	838,375	3,176,887	1,882,858	455,654	455,654	—

Max Fuller
Salary Continuation	—	3,300,000	3,300,000	6,750,000	6,750,000	—
Annual Bonus	—	200,000	—	200,000	200,000	—
COBRA	—	92,451	92,451	—	—	—
Accelerated Vesting(2)	1,676,700	1,720,097	—	115,635	115,635	115,635
Total	1,676,700	5,312,548	3,392,451	7,065,635	7,065,635	115,635

Robert Pischke
Salary Continuation	—	—	450,000	—	73,973	—
Annual Bonus	—	—	—	—	—	—
Accelerated Vesting(2)	—	120,398	—	120,398	120,398	—
Total	—	120,398	450,000	120,398	194,371	—

Cameron Ramsdell
Salary Continuation	—	—	350,000	—	57,534	—
Annual Bonus	—	—	—	—	—	—
COBRA	—	—	45,470	—	—	—
Accelerated Vesting(2)	—	872,499	—	872,499	872,499	—
Total	—	872,499	395,470	872,499	930,033	—

(1)	Represents accelerated vesting of awards granted prior to our IPO.
(2)
The value was calculated by multiplying the number of shares underlying accelerated awards by the closing market price of our Class A common stock on December 31, 2019, which was $5.03.  Accelerated stock options were out-of-the-money on December 31, 2019.

Pay Ratio Disclosure

We provide fair and equitable compensation to our employees through a combination of competitive base pay, incentives, retirement plans, and other benefits. We are disclosing the following pay ratio and supporting information, which compares the annual total compensation of our employees other than Mr. Fuller (including full-time, part-time, seasonal and temporary employees) and the annual total compensation of Mr. Fuller, our CEO, as required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

For 2019, our last completed fiscal year:
•	The median of the annual total compensation of all of our employees (other than our CEO) was $48,030; and
•	The annual total compensation of our CEO, as reported in the “Summary Compensation Table” included in this Proxy Statement, was $2,406,436.

Based on this information, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees was 50 to 1.
To determine the pay ratio, we took the following steps:
We determined that as of December 31, 2019, our employee population consisted of approximately 8,572 individuals, all located in the United States. This population consists of our full-time, part-time, temporary and seasonal employees.
To identify the median employee, we compared the base pay of our employees as reflected in our payroll records for 2019, which was our measurement period. We selected the determination date and measurement period because they are recent periods for which employee census and compensation information are readily available. We annualized the compensation levels for permanent full-time and part-time employees that worked less than the full year.
We selected total “wages, tips, other compensation,” as reported on Internal Revenue Service Form W-2, as our compensation measure because it is readily available in our existing payroll systems, it is consistently calculated for each employee, and because it is a reasonable proxy for total compensation for purposes of determining the median employee.
Once we identified our median employee, we calculated such employee’s annual total compensation for 2019 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in that employee’s annual total compensation of $48,030. The median employee’s annual total compensation includes salary and overtime pay, as well as incentive payments, retirement plan benefits, company matching contributions to the 401(k) employee savings plan, and the cost of health and other benefits.
Director Compensation

The following table provides information concerning the 2019 compensation of our non-employee directors and Ms. Pate.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards ($)	All Other compensation ($)	Total ($)
Jon Beizer	52,500	59,998(2)	—	112,498
Edward “Ned” Braman	65,000	59,998(2)	—	124,998
Dennis Nash	50,000	59,998(2)	—	109,998
John C. Rickel	63,750	59,998(2)	—	123,748
Philip Connors(3)	127,500	59,998(2)	—	187,498
Lisa Quinn Pate(4)	44,300	34,576(5)	607,493(6)	686,369

(1)	Represents the amount of cash compensation earned in 2019 for Board, Lead Independent Director, and committee service.
(2)
Each of our non-employee directors received 10,152 Class A RSUs on May 9, 2019. The grant date fair value of the Class A RSUs was computed in accordance with FASB ASC Topic 718. The Class A RSUs will vest on May 9, 2020, subject to certain vesting and forfeiture provisions.

(3)	Effective August 12, 2019, Mr. Connors retired from the Board.
(4)	Effective August 13, 2019, Ms. Pate resigned from the Board.
(5)
Ms. Pate received 9,147 Class A RSUs on August 20, 2019, representing a pro-rated portion of equity retainer. The grant date fair value of the Class A RSUs was computed in accordance with FASB ASC Topic 718. The Class A RSUs will vest on May 9, 2020, subject to certain vesting and forfeiture provisions.

(6)
Includes (i) $184,615 in salary related to Ms. Pate’s service as an employee of the Company during 2019, (ii) $3,600 cash automobile allowance, (iii) $6,251 medical allowance, and (iv) $413,027 for tax gross-ups upon the vesting of RSUs granted prior to our IPO.

Narrative to Director Compensation

FW Cook, our independent compensation consultant, made recommendations with respect to our 2019 director compensation program. For 2019, our non-employee directors were eligible to receive an annual cash retainer of $50,000, payable quarterly in arrears, as well as an annual equity award of Class A RSUs in an amount equal to $60,000, which vests on the earlier of (i) the one year anniversary of the grant date and (ii) the next annual meeting of stockholders.

In addition, our 2019 director compensation program provided for annual cash retainers for our Lead Independent Director and committee chairs, payable quarterly in arrears, in the following amounts:

•	$25,000 for our Lead Independent Director;
•	$15,000 for the chairperson of our Audit Committee;
•	$10,000 for the chairperson of our Compensation Committee; and
•	$7,500 for the chairperson of our Governance Committee.

Each of our non-employee directors is required to own stock or deferred stock units with a value equal to five times the annual cash retainer portion of the non-employee director compensation program. Our non-employee directors are required to maintain 50% of all after-tax shares from their equity awards until achievement of the stock ownership requirement. All of our non-employee directors currently meet the stock retention guidelines, either by holding the required value of stock or by complying with the retention ratio.

Directors who are our employees or employees of one of our subsidiaries do not receive compensation for Board or committee service.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows, as of the record date of March 30, 2020, the number of shares and percentage of outstanding shares of our Class A and Class B common stock beneficially owned by:

•	each of our directors, director nominees, and Named Executive Officers;
•	all of our executive officers and directors as a group; and
•	each person known to us to beneficially own 5% or more of any class of our Class A common stock or Class B common stock.

	Class A Common Stock(1)		Class B Common Stock(2)
Name and Address of Beneficial Owner(3)	Amount and Nature of Beneficial Ownership	Percent of Class(4)	Amount and Nature of Beneficial Ownership	Percent of Class(4)	% of Total Voting Power(4)
Named Executive Officers:
Eric Fuller(5)	330,376	1.0%	4,291,417	27.1%	19.2%
Eric Peterson(6)	354,923	1.0%	—	—	*
Max Fuller(7)	860,967	2.5%	8,461,765	53.5%	38.0%
Robert Pischke(8)	120,090	*	—	—	*
Cameron Ramsdell(9)	85,715	*	—	—	*
Directors and Director Nominees (Non-Officers):
Jon F. Beizer(10)	24,354	*	—	—	*
Edward “Ned” H. Braman(11)	44,354	*	—	—	*
Jennifer G. Buckner	—	—	—	—	—
Dennis A. Nash(12)	14,354	*	—	—	*
John C. Rickel(13)	51,854	*	—	—	*
All directors and executive officers as a group (16 persons)(14)	2,222,117	6.4%	12,753,182	80.7%	58.1%
Holders of More than 5%:
Parties subject to the Voting Agreement(15)	1,302,262	3.8%	15,807,095	100.0%	70.8%
Lisa Quinn Pate(16)	110,919	*	3,053,913	19.3%	13.6%
Anna Marie Quinn(17)	2,229,578	6.5%	—	—	2.0%
Patrick Brian Quinn(18)	2,469,533	7.2%	—	—	2.2%
Renee Daly(19)	2,504,533	7.3%	—	—	2.2%
Stephen Craig Fuller(20)	1,735,035	5.0%	—	—	1.5%
Aristotle Capital Boston, LLC(21)	2,513,536	7.3%	—	—	2.2%
T. Rowe Price Associates, Inc.(22)	1,740,508	5.1%	—	—	1.5%
Barclays PLC(23)	1,732,362	5.0%	—	—	1.5%

*	Less than one percent (1%).
(1)	Class A Common Stock has one vote per share.
(2)	Class B Common Stock has five votes per share.
(3)
The business address of the directors, Named Executive Officers, and the other executive officers is 4080 Jenkins Road, Chattanooga, TN 37421. The business address of Lisa Quinn Pate 11227 Meadowview Road, Georgetown, TN 37336. The business address of Anna Marie Quinn is 1779 Holden Farm Place, Ooltewah, TN 37336. The business address of Patrick Brian Quinn is 508 Forest Avenue, Chattanooga, TN 37405. The business address of Renee Daly is 88 Devoe Ave, Yonkers, NY 10705. The business address of Stephen Craig Fuller is 405 Cherry St, Chattanooga, TN 37402. The business address of the remaining entities listed in the table above are as follows: (i) Aristotle Capital Boston, LLC, One Federal Street, 36th Floor, Boston, MA 02110, (ii) T. Rowe Price Associates, Inc., 100 E. Pratt Street, Baltimore, MD 21202, (iii) Barclays PLC and Barclays Bank PLC, 1 Churchill Place, London, E14 5HP, England, and (iv) Barclays Capital Inc., 745 Seventh Avenue, New York, NY 10019.

(4)
Percentage ownership and percentage total voting power is based on 34,462,597 shares of Class A common stock and 15,807,095 shares of Class B common stock. The 34,462,597 shares of Class A common stock includes (i) 33,560,156 shares of Class A common stock outstanding as of March 30, 2020, (ii) 765,211 shares of restricted Class A common stock subject to certain time vesting provisions, which carry voting rights, (iii) 49,755 shares of Class A common stock underlying Class A restricted stock units that are scheduled to vest within 60 days of March 30, 2020 and are held by persons included in this table, and (iv) 87,475 shares of Class A common stock underlying options to purchase Class A common stock that are held by persons in this table. Percentage of total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class.

(5)
Includes (i) 20,899 shares of Class A common stock held directly by Mr. Eric Fuller, (ii) 261,096 shares of restricted Class A common stock held directly by Mr. Eric Fuller, (iii) 48,381 options to purchase Class A common stock held directly by Mr. Eric Fuller, (iv) 688,535 shares of Class B common stock held directly by Mr. Eric Fuller, (v) 1,993,269 shares of Class B common stock held by the Max L. Fuller 2008 Irrevocable Trust FBO William E. Fuller (the “Eric Fuller Trust”), over which Mr. Eric Fuller and his mother, Ms. Janice Fuller, are the co-trustees and have shared dispositive power and Mr. Eric Fuller has sole voting power, and (vi) 1,609,613 shares of Class B common stock held by the Max Fuller Family Limited Partnership (the “Fuller Family LP”), over which Mr. Eric Fuller serves as the managing general partner and has sole voting and dispositive power. Mr. Eric Fuller, the Eric Fuller Trust, and the Fuller Family LP are also party to a voting agreement described under footnote 15.

(6)
Includes (i) 253,015 shares of Class A Common Stock held directly by Mr. Peterson, (ii) 85,977 shares of restricted Class A common stock, and (iii) 15,931 options to purchase Class A common stock held directly by Mr. Peterson.

(7)
Includes (i) 6,332 shares of Class A common stock held directly, (ii) 79,120 shares of restricted Class A common stock held directly by Mr. Max Fuller, (iii) 14,660 options to purchase Class A common stock held directly by Mr. Max Fuller, (iv) 760,855 shares of Class A common stock held by Fuller Family Enterprises, LLC (“Fuller Family Enterprises”), over which Mr. Max Fuller and his wife, Ms. Janice Fuller, are the members and have shared dispositive power and Mr. Max Fuller has sole voting power, (v) 199,989 shares of Class B common stock held directly by Mr. Max Fuller, (vi) 2,753,926 shares of Class B common stock held by FSBSPE 1, LLC, (vii) 2,753,925 shares of Class B common stock held by FSBSPE 2, LLC, and (viii) 2,753,925 shares of Class B common stock held by FSBSPE 3, LLC. FSBSPE 1, LLC FSBSPE 2, LLC, and FSBSPE 3, LLC are wholly owned subsidiaries of Fuller Family Enterprises. In association with a loan agreement, Fuller Family Enterprises has pledged as security the equity interests in FSBSPE 1,  FSBSPE 2, and FSBSPE 3. Mr. Max Fuller, Ms. Janice Fuller, and Fuller Family Enterprises are also party to a voting agreement described under footnote 15.

(8)	Includes (i) 75,000 shares of Class A Common Stock held directly by Mr. Pischke and (iii) 45,090 shares of restricted Class A common stock.
(9)	Includes (i) 57,659 shares of Class A Common Stock held directly by Mr. Ramsdell and (iii) 28,056 shares of restricted Class A common stock.
(10)	Includes (i) 14,202 shares of Class A common stock held directly by Mr. Beizer and (ii) 10,152 shares of Class A common stock underlying unvested RSUs that are scheduled to vest on May 9, 2020.
(11)	Includes (i) 34,202 shares of Class A common stock held directly by Mr. Braman and (ii) 10,152 shares of Class A common stock underlying unvested RSUs that are scheduled to vest on May 9, 2020.
(12)	Includes (i) 4,202 shares of Class A common stock held directly by Mr. Nash and (ii) 10,152 shares of Class A common stock underlying unvested RSUs that are scheduled to vest on May 9, 2020.
(13)	Includes (i) 41,702 shares of Class A common stock held directly by Mr. Rickel and (ii) 10,152 shares of Class A common stock underlying unvested RSUs that are scheduled to vest on May 9, 2020.
(14)
The other executive officers are Danna Bailey, Joel Gard, Jason Grear, Justin Harness, Nathan Harwell, Matt Herndon and Amanda Thompson. As of March 30, 2020, Ms. Bailey beneficially owned 28,655 shares of Class A common stock, comprised of 3,508 shares held directly, 23,547 shares of restricted stock, and 1,600 shares held by Ms. Bailey’s spouse. Mr. Gard beneficially owned 33,022 shares of Class A common stock, comprised of 11,539 shares held directly and 21,483 shares of restricted stock. Mr. Grear beneficially owned 38,833 shares of Class A common stock, comprised of 17,791 shares held directly and 21,042 shares of restricted stock. Mr. Harness beneficially owned 42,719 shares of Class A common stock, comprised of 7,849 shares held directly and 34,870 shares of restricted stock. Mr. Harwell beneficially owned 30,381 shares of Class A common stock, comprised of 30,381 shares of restricted stock. Mr. Herndon beneficially owned 131,343 shares of Class A common stock, comprised of 13,341 shares held directly, 109,499 shares of restricted stock, and 8,503 options to purchase Class A common stock. Ms. Thompson beneficially owned 30,177 shares of Class A common stock, comprised of 5,127 shares held directly and 25,050 shares of restricted stock.

(15)
Mr. Eric Fuller, the Eric Fuller Trust, the Fuller Family LP, Mr. Max Fuller, Ms. Janice Fuller, Fuller Family Enterprises, Ms. Pate, the Lisa Pate Trust, and the Quinn Family LP are parties to a voting agreement (the “Voting Agreement”). Under the Voting Agreement, each of Messrs. Eric Fuller and Max Fuller and Mses. Pate and Janice Fuller have granted a successor the right to exercise all of the voting and consent rights of all Class B common stock beneficially owned by him or her upon his or her death or incapacity. Mr. Eric Fuller and Ms. Janice Fuller have each initially designated Mr. Max Fuller as his or her proxy and Mr. Max Fuller and Ms. Pate have each initially designated Mr. Eric Fuller as his or her proxy, in each case, if and for so long as such person remains qualified. To be qualified to serve as a successor, the potential successor must both (i) be active in the management of the Company or serving on our Board at the time of and during the period of service as successor and (ii) own (or hold) shares of Class B common stock or be the beneficiary of a trust or other entity that holds Class B common stock on behalf of the potential successor at the time of and during the period of service as a successor. For each of Messrs. Eric Fuller and Max Fuller and Mses. Pate and Janice Fuller, if no successor is qualified at the time of death or incapacity, then there will be no successor under the Voting Agreement. Additionally, during the term of the Voting Agreement, any voting control Ms. Janice Fuller would otherwise have with respect to shares of Class B common stock covered by the Voting Agreement will be exercised by Mr. Max Fuller until his death or incapacity, and then will pass in the order of succession under the Voting Agreement. The Voting Agreement will continue in effect until the earliest of the following: (i) June 13, 2033, (ii) none of Messrs. Eric Fuller and Max Fuller and Mses. Pate and Janice Fuller holds Class B common stock, (iii) at such time as no individual named as a successor is qualified to be a successor, and (iv) the Voting Agreement is terminated by all parties to the Voting Agreement. The Voting Agreement includes (i) 688,535 shares of Class B common stock held directly by Mr. Eric Fuller, (ii) 1,993,269 shares of Class B common stock held by the Eric Fuller Trust, (iii) 1,609,613 shares of Class B common stock held by the Fuller Family LP, (iv) 199,989 shares of Class B common stock held directly by Mr. Max Fuller, (v) 2,753,926 shares of Class B common stock held by FSBSPE 1, LLC, (vi) 2,753,925 shares of Class B common stock held by FSBSPE 2, LLC, (vii) 2,753,925 shares of Class B common stock held by FSBSPE 3, LLC, (viii) 319,994 shares of Class B common stock held directly by Ms. Pate, (ix) 2,583,914 shares of Class B common stock held by the Anna Marie Quinn 2012 Irrevocable Trust FBO Lisa M. Pate (the “Lisa Pate Trust”), and (x) 150,005 shares of Class B common stock held by the Quinn Family LP. As a result of the Voting Agreement, Mr. Eric Fuller, the Eric Fuller Trust, the Fuller Family LP, Mr. Max Fuller, Ms. Janice Fuller, Fuller Family Enterprises, Ms. Pate, the Lisa Pate Trust, and the Quinn Family LP may be deemed to be a “group” under Section 13 of the Exchange Act. Therefore, this item also includes (i) 20,899 shares of Class A common stock held directly by Mr. Eric Fuller, (ii) 261,096 shares of restricted Class A common stock held directly by Mr. Eric Fuller, (iii) 48,381 options to purchase Class A common stock held directly by Mr. Eric Fuller, (iv) 6,332 shares of Class A common stock held directly by Mr. Max Fuller, (v) 79,120 shares of restricted Class A common stock held directly by Mr. Max Fuller, (vi) 14,660 options to purchase Class A common stock held directly by Mr. Max Fuller, (vii) 760,855 shares of Class A common stock held by Fuller Family Enterprises, (viii) 101,772 shares of Class A common stock held directly by Ms. Pate, and (ix) 9,147 shares of Class A common stock underlying unvested RSUs held directly by Ms. Pate that are scheduled to vest on May 9, 2020.

(16)
Includes (i) 101,772 shares of Class A common stock held directly by Ms. Pate, (ii) 9,147 shares of Class A common stock underlying unvested RSUs that are scheduled to vest on May 9, 2020, (iii) 319,994 shares of Class B common stock held directly by Ms. Pate, (iv) 2,583,914 shares of Class B common stock held by the Lisa Pate Trust, over which Ms. Pate serves as the sole trustee and has sole voting and dispositive power, and (vi) 150,005 shares of Class B common stock held by Quinn Family LP, over which Ms. Pate serves as the managing general partner and has sole voting and dispositive power. Ms. Pate, the Lisa Pate Trust, and the Quinn Family LP are also party to a voting agreement described under footnote 15.

(17)
Includes 2,229,578 shares of Class A common stock held by various trusts over which Ms. Quinn serves as the sole trustee and has sole voting and dispositive power, but none of which held 5% or more of the shares of Class A common stock.

(18)
Includes (i) 2,429,533 shares of Class A common stock held by the Anna Marie Quinn 2012 Irrevocable Trust FBO Patrick Brian Quinn, over which Mr. Quinn serves as the sole trustee and has sole voting and dispositive power, as of December 31, 2019 and (ii) 40,000 shares of Class A common stock held directly by Mr. Quinn.

(19)
Includes 2,504,533 shares of Class A common stock held by the Anna Marie Quinn 2012 Irrevocable Trust FBO Renee A. Daly, over which Ms. Daly serves as the sole trustee and has sole voting and dispositive power.

(20)
Includes 1,735,035 shares of Class A common stock held by the Max L. Fuller 2008 Irrevocable Trust FBO Stephen C. Fuller, over which Stephen Craig Fuller serves as the sole trustee and has sole voting and dispositive power.

(21)
This information is based solely on a report on Schedule 13G filed with the SEC on February 14, 2020 by Aristotle Capital Boston, LLC. Aristotle Capital Boston, LLC has sole voting power with respect to 1,688,722 shares of Class A common stock, shared voting power with respect to no shares, sole dispositive power with respect to 2,513,536 shares of Class A common stock, and shared dispositive power with respect to no shares. Information is as of December 31, 2019.

(22)
This information is based solely on a report on Schedule 13G filed with the SEC on February 14, 2020 by T. Rowe Price Associates, Inc. T. Rowe Price Associates, Inc. has sole voting power with respect to 405,113 shares of Class A common stock, shared voting power with respect to no shares, sole dispositive power with respect to 1,740,508 shares of Class A common stock, and shared dispositive power with respect to no shares. Information is as of December 31, 2019.

(23)
This information is based solely on a report on Schedule 13G filed with the SEC on February 14, 2019, by Barclays PLC, Barclays Capital Inc., and Barclays Bank PLC. Barclays PLC has sole voting power with respect to 1,732,362 shares of Class A common stock, shared voting power with respect to no shares, sole dispositive power with respect to 1,732,362 shares of Class A common stock, and shared dispositive power with respect to no shares. Barclays Capital Inc. has sole voting power with respect to 4,092 shares of Class A common stock, shared voting power with respect to no shares, sole dispositive power with respect to 4,092 shares of Class A common stock, and shared dispositive power with respect to no shares. Barclays Bank PLC has sole voting power with respect to 1,728,270 shares of Class A common stock, shared voting power with respect to no shares, sole dispositive power with respect to 1,728,270 shares of Class A common stock, and shared dispositive power with respect to no shares.  Information is as of December 31, 2018. Barclays PLC, Barclays Capital Inc., and Barclays Bank PLC have not filed a Schedule 13G amendment to update their ownership.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Under our Related Party Transaction Policy (the “Policy”), our Audit Committee must review and approve all transactions between certain related parties and us. Our Executive Vice President, Chief Legal Officer, and Secretary may refer a potential Related Party Transaction to the Audit Committee as these transactions are reported to him and upon the determination by the Executive Vice President, Chief Legal Officer, and Secretary that such transaction may constitute a Related Party Transaction.

Pursuant to the Policy, our Audit Committee must review and approve in advance any transaction, or any proposed transaction, in which we were or are to be a participant and the amount involved exceeds or is expected to exceed $120,000, and in which any "related person" (as that term is defined in Instruction 1 to Item 404(a) of SEC Regulation S-K) had or will have a direct or indirect material interest, referred to as a "related party transaction."  Each director, nominee for director, and executive officer is responsible for providing prompt written notice to the Corporate General Counsel of any potential Related Party Transaction involving covered related persons. All such transactions must be reviewed and preapproved by our Audit Committee. No director may participate in any discussion or approval of a related party transaction for which he or she, or his or her relative, is a related party, but may participate in all or a portion of the Audit Committee’s discussions of the Related Party Transaction if requested by the chairperson of the Audit Committee.

The following is a description of each transaction that has occurred during 2018 and 2019, and currently proposed transaction in which:

•	we have been or are to be a participant;
•	the amount involved exceeded or will exceed $120,000; and
•
any of our directors, executive officers, beneficial holders of more than 5% of our capital stock, or any member of their immediate family or person sharing their household had or will have a direct or indirect material interest.

Q&F Realty LLC

Since 1995, we have leased our Tunnel Hill, Georgia facility from Q&F Realty LLC (“Q&F Realty”), an entity owned by Anna Marie Quinn, widow of our co-founder Patrick Quinn, certain Quinn family trusts, Max Fuller, our Executive Chairman, and certain Fuller family trusts.  The lease was set to expire in 2020, subject to automatic renewal.  We made rental payments of approximately $0.5 million during 2018.  After our IPO in June 2018, we purchased this property from Q&F Realty for $7.5 million, which property was appraised by an independent third-party appraiser at $8.5 million.

DriverTech

We utilize DriverTech, a provider of onboard computers designed for in-cab use and related software for the trucking industry, to maximize communication with and training of our drivers.  As of December 31, 2019, the Company, Max Fuller, and the estate of Patrick Quinn owned approximately 20.73%, 6.00%, and 6.00%, respectively, of the outstanding stock of DriverTech. Our total payments to this provider were approximately $1.5 million in 2018 and $2.4 million in 2019.

XPLP

XPLP was formed in 2008 by Max Fuller, the Quinn family, and Ray Harlin, our former Chief Financial Officer.  Mr. Fuller (through Fuller Family Enterprises) owned approximately 79.1%, the estate of Patrick Quinn owned approximately 15.3%, and Mr. Harlin owned approximately 5.6% of XPLP, respectively.  XPLP was formed for the sole purpose of acquiring and holding a participation interest in a former term loan facility, which was converted into an $18.0 million term note (as amended, the “2007 Restated Term Note”).  The 2007 Restated Term Note was unsecured, subordinated to our then-existing term loan facility and revolving credit facility, matured in November 2020, and beared interest at a rate per annum calculated as if the highest applicable margin under our then-existing term loan facility were in effect.  Interest payments associated with the 2007 Restated Term Note were approximately $8.6 million in 2018.  Interest on the 2007 Restated Term Note was paid in kind, adding to the outstanding principal amount of the note. The remaining balance, approximately $26.0 million, was repaid with the proceeds from our IPO in 2018.

Related Employees

We have employed Brian Quinn, brother of Ms. Pate, between 1994 and June 2019 and Carol Quinn, spouse of Mr. Brian Quinn, between 2010 and May 2019. Mr. Brian Quinn was employed as the Vice President and General Manager of International Operations and Carol Quinn served as Vice President of Risk Management. Payments to Mr. Brian Quinn and Ms. Carol Quinn totaled approximately $0.5 million and $0.2 million, respectively, in 2018 and approximately $0.5 million and $0.1 million, respectively, in 2019. We also employed Michael White, son of John White, a former executive officer, as a Director of Brokerage Fleet Operations. Payments to Mr. Michael White totaled approximately $0.2 million in each of 2018 and 2019.

We contract with Nancy Landreth, Max Fuller’s sister, to operate our Company merchandise stores, including purchasing Company merchandise store inventory from Ms. Landreth. We paid Ms. Landreth approximately $1.3 million in 2018 and $1.6 million in 2019, which includes purchases of Company merchandise products.

Management Agreements

We entered into agreements with Mr. Max Fuller and, prior to his death in 2011, Mr. Patrick Quinn that require us to make certain payments following death or disability. Mr. Quinn’s agreement, as amended, provides for continuation of 100% of base salary ($1.0 million per year) through the fifth anniversary of his death, 50% of base salary thereafter until the seventh anniversary of his death and 25% of base salary thereafter until the tenth anniversary of his death. We paid approximately $0.5 million to Mr. Quinn’s surviving spouse under this agreement in 2018 and $0.25 million in 2019. We received approximately $4.7 million in gross life insurance proceeds upon Mr. Quinn’s death, which included approximately $0.6 million of accumulated cash value, that partially offset payments we have made under this agreement. Mr. Max Fuller’s agreement, as amended, provides for continuation of 100% of then-current base salary for five years following the date of his death or disability, 50% of base salary thereafter until the seventh anniversary of his death and 25% of base salary thereafter until the tenth anniversary of his death. We have life insurance policies in the amount of $6.0 million on the life of Mr. Max Fuller that would partially offset this amount.

We paid $0.2 million in each of 2018 and 2019 in premiums for second-to-die life insurance policies insuring the life of Mr. Quinn’s surviving spouse. We also paid premiums for second-to-die life insurance policies insuring the lives of Mr. Max Fuller and his spouse, the payment of which is disclosed in the Summary Compensation Table. Pursuant to split-dollar agreements, the Company is entitled to receive repayment of the premiums it paid for such life insurance policies upon the death of Mr. Quinn’s surviving spouse and upon the death of the second-to-die of Mr. Max Fuller and his spouse.

Stockholders’ Agreement

We have entered into a stockholders’ agreement with certain of our stockholders who are members of the Fuller and Quinn families (or trusts for the benefit of any of them or entities owned by any of them) (as amended, the “Stockholders’ Agreement”). The Stockholders’ Agreement prohibits a party thereto from transferring its shares of our common stock, except:

•	in a registered offering;
•	in a sale pursuant to Rule 144;
•	for certain permitted transfers to specified transferees who agree to be bound by the terms of the stockholders’ agreement; and
•	in certain block sales.

The foregoing description is a summary of the material terms of the Stockholders’ Agreement. Because this description is only a summary, refer to the document in its entirety, which is an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 and the amendment thereto, which is an exhibit to the Company’s Current Report on Form 8-K filed on May 31, 2019.

Registration Rights Agreement

We have entered into a registration rights agreement with certain members of the Fuller and Quinn families (or trusts for the benefit of any of them or entities owned by any of them), pursuant to which such persons are entitled to demand the registration of or the sale of certain or all of our common stock that they beneficially own (the “Registration Rights Agreement”). Among other things, under the terms of the Registration Rights Agreement:

•
if we propose to file certain types of registration statements under the Securities Act with respect to an offering of equity securities, we will be required to use our commercially reasonable efforts to offer the other parties to the Registration Rights Agreement, if any, the opportunity to register the sale of all or part of their shares on the terms and conditions set forth in the Registration Rights Agreement (customarily known as “piggyback rights”); and

•
the other parties to the Registration Rights Agreement have the right, subject to certain conditions and exceptions, to request that we file registration statements with the Securities and Exchange Commission for one or more underwritten offerings of all or part of our common stock that they beneficially own and the Company is required to use commercially reasonable efforts to cause any such registration statements to be filed with the Securities and Exchange Commission and become effective.

All expenses of registration under the Registration Rights Agreement, including the legal fees of one counsel retained by or on behalf of the selling stockholders, will be paid by us.  Each selling stockholder will pay its portion of all underwriting discounts and commissions and transfer taxes, if any, relating to the sale of such selling stockholder’s stock pursuant to any such registration.

The registration rights granted in the Registration Rights Agreement are subject to customary restrictions such as minimums, blackout periods and, if a registration is underwritten, any limitations on the number of shares to be included in the underwritten offering as reasonably advised by the managing underwriter.  The Registration Rights Agreement also contains customary indemnification and contribution provisions.  The foregoing description is a summary of the material terms of the Registration Rights Agreement.  Because this description is only a summary, refer to the entire document, which is an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018.

PROPOSAL 2 – ADVISORY AND NON-BINDING RESOLUTION ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act and the related rules of the SEC), we are including in this Proxy Statement a separate resolution, subject to stockholder vote, to approve, in a non-binding vote, the compensation of our Named Executive Officers as disclosed on pages 15 to 32. Non-binding votes to approve the compensation of our Named Executive Officers are held every year.

As described in more detail in the Compensation Discussion and Analysis section of this Proxy Statement, the Compensation Committee has structured our executive compensation program to achieve the following key objectives:

Objective	How Our Executive Compensation Program Achieves This Objective
Attract and retain our Named Executive Officers	•	We provide fixed cash compensation to provide stability that allows our Named Executive Officers to focus on achievement of business objectives.
Focus and motivate our Named Executive Officers to achieve corporate annual financial goals	•	Annual and quarterly performance based cash bonuses for each of our Named Executive Officers are based on annual goals.
Enhance executives' incentives to increase our stock price and focus on the long-term interests of our stockholders.	•	We incorporate cash and equity compensation components into our plan to provide incentives for short-term and long-term objectives.
		o	Annual cash incentives based on targets with objective, measurable criteria keep management focused on near-term results.
o
The equity compensation component, which for 2019 included awards of stock options and restricted stock grants, is designed to (i) balance the performance-based nature of stock options with the stockholder-aligned retentive value restricted stock, (ii) be sensitive to share usage and dilution, (iii) drive a long-term focus through stock options which have a ten-year term and (iv) recognize that senior executives should have a greater portion of their pay at-risk than lower level employees.

	•	We attempt to keep base salaries reasonable and weight overall compensation toward incentive and equity-based compensation.
	•	We have stock retention guidelines to further align the interests of Named Executive Officers with the interests of our stockholders.

We urge stockholders to read the Compensation Discussion and Analysis beginning on page 15 of this Proxy Statement for more information on our executive compensation policies and procedures.  The Compensation Committee and the Board believe that the policies and procedures articulated in the Compensation Discussion and Analysis are effective in achieving our goals.

Accordingly, we are asking our stockholders to approve, in a non-binding vote, the following resolution in respect of this Proposal 2:

"RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company's Named Executive Officers, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables, notes, and narrative discussion in this Proxy Statement for the Company's 2020 Annual Meeting of Stockholders."

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board.  Although non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.  The next “say-on-pay” vote will be held during our 2021 Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" ADVISORY APPROVAL OF THE RESOLUTION SET FORTH ABOVE.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Change in Auditor

On March 10, 2020, the Audit Committee dismissed PricewaterhouseCoopers LLP (“PwC”) as its independent registered public accounting firm.

The reports of PwC on the financial statements for the fiscal years ended December 31, 2019 and 2018 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle.  During the fiscal years ended December 31, 2019 and December 31, 2018 and the subsequent interim period through March 10, 2020, there were no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304) with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PwC would have caused PwC to make reference thereto in its reports on the Company’s financial statements for such years.  During the fiscal years ended December 31, 2019 and 2018 and the subsequent interim period through March 10, 2020, there have been no reportable events (as that term is defined in Item 304(a)(1)(v) of Regulation S-K), except for the material weaknesses identified in the Company’s internal control over financial reporting related to (1) ineffective information technology controls with respect to program development, change management, computer operations, and user access to programs and data, (2) the design of controls over income tax accounting, (3) evidential matter supporting the design and implementation of controls, and (4) the control activities component of the COSO framework.  The material weaknesses described in (2), (3), and (4) were subsequently remediated as of December 31, 2019.

On March 11, 2020, the accounting firm of Grant Thornton was engaged by the Audit Committee as the Company’s new independent registered public accounting firm to perform independent audit services for the Company for the fiscal year ending December 31, 2020 (including with respect to the Company's quarterly period ending March 31, 2020), effective immediately.

During the fiscal year ended December 31, 2019 and December 31, 2018 and through the subsequent interim period as of March 11, 2020, neither the Company, nor any party on behalf of the Company, consulted with Grant Thornton with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of the audit opinion that might be rendered with respect to the Company's consolidated financial statements, and no written report or oral advice was provided to the Company by Grant Thornton that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was subject to any “disagreement” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Principal Accountant Fees and Services

The principal independent registered public accounting firm utilized by us during 2018 and 2019 was PwC.

PwC billed us the following amounts for services provided in the following categories during the years ended December 31, 2019 and 2018:

	2019	2018
Audit Fees(1)	$2,507,665	$2,929,509
Audit-Related Fees(2)	—	258,746
Tax Fees(3)	165,263	72,783
All Other Fees(4)	2,783	2,783
Total	$2,675,711	$3,263,821

(1)
Audit fees consist of fees for (i) the audits of our annual financial statements included in our Annual Report on Form 10-K for 2019 and 2018 and review of the interim financial statements included in our Quarterly Reports on Form 10-Q in 2019 and 2018, (ii) the filing of our registration statement on Form S-1 related to our IPO in 2018, and (iii) services that are normally provided in connection with statutory and regulatory filings or engagements for those years.

(2)
Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or the review of our financial statements and are not reported under Audit Fees. The audit-related fees for 2018 relate to an internal control review and accounting research and consultation.

(3)
Tax fees reflect all services, except those services specifically related to the audit of the financial statements; performed by the independent registered public accounting firm’s tax personnel. The tax fees for 2019 and 2018 primarily include services in connection with international and U.S. tax compliance matters.

(4)
All Other Fees reflect the aggregate fees billed for products and services provided by PwC, other than audit fees, audit-related fees, and tax fees.  The all other fees for 2019 and 2018 were for access to PwC’s research tools and subscription services.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee maintains a policy pursuant to which the Audit Committee Chair reviews all audit services and permitted non-audit services to be performed by our independent registered public accounting firm in order to assure that the provision of such services is compatible with maintaining the firm's independence, with the Audit Committee retaining the authority to make the final decision.  Under this policy, the Audit Committee pre-approves specific types or categories of engagements constituting audit, audit-related, tax, or other permissible non-audit services to be provided by our principal independent registered public accounting firm.  Pre-approval of an engagement for a specific type or category of services generally is provided for up to one year and typically is subject to a budget comprised of a range of anticipated fee amounts for the engagement.  Management and the principal independent registered public accounting firm are required to periodically report to the Audit Committee regarding the extent of services provided by the principal independent registered public accounting firm in accordance with the annual pre-approval, and the fees for the services performed to date.  To the extent that management believes that a new service or the expansion of a current service provided by the principal independent registered public accounting firm is necessary or desirable, such new or expanded services are presented to the Audit Committee for its review and approval prior to the engagement of the principal independent registered public accounting firm to render such services.  No audit-related, tax, or other non-audit services were approved by the Audit Committee pursuant to the de minimis exception to the pre-approval requirement under Rule 2‑01(c)(7)(i)(C), of SEC Regulation S-X during the year ended December 31, 2019.

PROPOSAL 3 – RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Grant Thornton LLP as the Company's independent registered public accounting firm for the year ending December 31, 2020.

We are asking our stockholders to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2020.  Each proxy will be voted as directed on each proxy card; or in the absence of contrary instructions, each proxy will be voted for the ratification of Grant Thornton LLP.  Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of Grant Thornton LLP to our stockholders for ratification as a matter of good corporate practice.  The Audit Committee will reconsider the appointment if not ratified. Even if the appointment is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

A representative of Grant Thornton LLP is expected to be present at the Annual Meeting and to be available to respond to appropriate questions.  Grant Thornton LLP’s representative will have an opportunity to make a statement at the Annual Meeting should he or she desire to do so. A representative of PwC is not expected to be present at the Annual Meeting.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020.

PROPOSAL 4 – APPROVAL OF THE AMENDMENT OF THE COMPANY’S SECOND AMENDED AND RESTATED BYLAWS TO IMPLEMENT PROXY ACCESS

Description of Proposal

We are asking stockholders to approve “proxy access” amendments to our Second Amended and Restated Bylaws (the “Bylaws”).  A summary of the proposed amendments to our Bylaws is set forth below in this Proposal 4.  The description of the proposed amendments is qualified in its entirety by reference to the text of the proposed amendments, which is attached as Appendix A to this Proxy Statement (the “Bylaw Amendment”).  The Bylaw Amendment would add the following new sections to our Bylaws: Article II, Section 15(d) and Article II, Section 17.

The Bylaw Amendment provides a means for our stockholders who have retained and hold a sufficient ownership position in the Company (either individually or in the aggregate) to include stockholder nominated director candidates in our proxy materials for annual meetings of stockholders.  The Bylaw Amendment will not become effective unless approved by two-thirds of the voting power of the shares of Class A and Class B common stock issued and outstanding, voting together as a single class.  If the Bylaw Amendment is not approved by our stockholders, the Board, acting pursuant to the authority granted to it under the Bylaws, our Second Amended and Restated Articles of Incorporation, and the general corporate laws of the State of Nevada, may independently elect to implement a Board-approved proxy access bylaw amendment that is the same as, or different from, that included in Appendix A.

Rationale for the Proposal and Recommended Thresholds

This Proposal represents the Board’s view of proxy access that it believes is most beneficial to all stockholders. The Board believes that proxy access should be structured in a way that:

•	provides minority stockholders who hold a significant and continuing ownership interest in the Company with the opportunity to include Board candidates in our proxy statement;
•	aligns with similar proxy access bylaws adopted by other public companies;
•	requires a sustained commitment to the Company in terms of the stockholder’s ownership holding period, which is in keeping with our focus on managing our business for the long term;
•	avoids significant director turn-over with candidates not nominated by the Board, which may adversely impact the effectiveness of the Board; and
•	provides sufficient substantive and procedural rules to permit the timely and cost-effective evaluation and implementation of stockholder nominations.

The Board believes that permissive proxy access, unless accompanied by meaningful requirements and thresholds, risks damaging the effectiveness of the Board, and by extension, the Company’s operational performance and long-term growth.

The Board determined that proxy access should require a nominating stockholder to own a minimum of 3% of the outstanding shares. Nearly all other public companies have accepted this limitation. In adopting 3% as the applicable threshold, the Board considered, among other things, the number of outstanding shares, the number of stockholders with disclosed ownership positions of at least 1%, the ownership thresholds used by other public companies, the ownership standards recommended by stockholder advisory groups, and the Board’s desire to avoid nominees who could be backed by stockholders with specific interests that may not represent the interests of stockholders generally.
The Board believes that allowing aggregation of up to 20 stockholders to meet the ownership requirement preserves the possibility of proxy access for relatively small stockholders and also alleviates unjustified demands on management’s time and resources.

The Board also determined that proxy access should require a nominating stockholder to have held the qualifying shares for at least three years. The Board believes that the interests and goals of stockholders who have demonstrated a long-term financial commitment to the Company are more likely to be aligned with the Company’s longer-term strategies, which the Board believes are essential to the Company’s success and beneficial to all stockholders. Granting proxy access to stockholders with holding periods of less than three years could result in a shorter-term focus at the Board level that may not promote the best interest of all stockholders.

The Board further determined that to foster good corporate governance, it was important to give our stockholders proxy access rights, as described in this Proposal.  Accordingly, the Board developed a fully formed amendment to our Bylaws.  If this Proposal is approved, the Bylaw Amendment will go into effect and provide stockholder proxy access for next year’s annual meeting.

Terms of Proposed Proxy Access Bylaw

Stockholder eligibility.  The Bylaw Amendment would permit any stockholder (or group of up to 20 stockholders) that has continuously owned at least 3% or more of the Company’s common stock, for three years preceding the date of submission of the qualified nomination notice, to nominate candidates for election to the Board and require the Company to list such nominees in the Company’s proxy statement for its annual meeting of stockholders.

Number of stockholder nominated candidates. Under the Bylaw Amendment, an eligible stockholder or group would be permitted to nominate no more than 20% of the total number of directors of the Company, but in no event less than two directors (the applicable number of directors, the “Maximum Number”).  If the Board decides to reduce the size of the Board after the nomination deadline due to a director resignation or for any other reason, the 20% calculation will be applied to the reduced size of the Board.  The Bylaw Amendment provides certain additional procedures and requirements if multiple stockholders seek to nominate a number of directors that exceeds the Maximum Number and for situations in which stockholder nominees are withdrawn, nominated by the Board itself, or already serve as incumbent directors.

Calculation of ownership. A nominating stockholder will be considered to own only the shares for which the stockholder possesses both the full voting and investment rights, as well as the full economic interest of such shares (including the opportunity for profit and risk of loss).  Borrowed or hedged shares, for example, would not count as “owned” shares.

Nominating procedure.  In order to provide adequate time to assess stockholder-nominated candidates, requests to include said candidates in the Company’s proxy materials must be received no earlier than 150 days and no later than 120 days before the anniversary of the date that the Company mailed its proxy statement for the prior year’s annual meeting of stockholders. Specific accommodations can be found in the attached Appendix A for a situation in which the annual meeting has been changed by more than 30 days from the date of the previous year’s meeting.

Information required of all nominating stockholders.  Each stockholder seeking to include a director nominee in the Company’s proxy materials is required to provide certain information and documents to the Company.  This includes, but is not limited to, the following:

•	a Schedule 14N (SEC required disclosures) relating to the nominee;
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information (including representations and warranties) regarding (i) a lack of intent to effect a change in control; (ii) the nominee’s candidacy compliance with applicable law or exchange rules; (iii) certain relationships with the Company and other attributes and biographical information of the nominee; (iv) continued compliance with stockholder eligibility requirements; (v) limitations on nominating stockholder solicitations, other than with respect to the nominee; and (vi) use of proxy cards;

•	an agreement to comply with all applicable laws in connection with the nomination, solicitation and election and to file any and all written solicitations relating to director nominees;
•	avoids significant director turn-over with candidates not nominated by the Board, which may adversely impact the effectiveness of the Board; and
•
an agreement to assume certain liabilities and indemnify the Company and its directors, officers, and employees against certain losses, including liabilities and losses relating to the stockholder’s nomination.

In addition, the stockholder nominee must agree, among other things, to the following:

•	to provide to the Company with reasonably requested information;
•	if elected, to adhere to any and all Company policies and guidelines; and
•	to disclose to the Company certain compensatory or voting arrangements to which the nominee is a party.

Disqualification of stockholder nominees.  The Company will not be required to include a stockholder nominee or any information related thereto in its proxy materials if:

•	the nominating stockholder or the designated representative thereof does not appear at the meeting of stockholders to present the nomination or if the nominating stockholder withdraws its nomination;
•
the Board determines that such nominee’s nomination or election to the Board would result in the Company violating or failing to be in compliance with the Company’s bylaws or articles of incorporation or any other applicable law or stock exchange rule;

•
the nominee was nominated for election to the Board pursuant to the Bylaw Amendment at one of the Company’s two preceding annual meetings of stockholders and either withdrew or became ineligible or received a vote of less than 25% of the shares of common stock entitled to vote for such nominee;

•	the nominee has been, within the past three years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended; or
•
the Company is notified, or the Board acting in good faith determines, that a nominating stockholder has failed to continue to satisfy the eligibility requirements described in the Bylaw Amendment, any of the representations and warranties made in the qualified nomination notice ceases to be true and accurate in all material respects (or omits any material facts), the nominee becomes unwilling or unable to serve on the Board, or any material violation or breach occurs of the obligations, agreements, representations or warranties of the nominating stockholder or the nominee under the Bylaw Amendment, any other agreement with the Company, or Company policy.

Effects of Approval or Disapproval of the Proposal

If approved by the stockholders, the Bylaw Amendment will go into effect.  The amendment recommended by the Board in this Proposal 4 will not go into effect if this Proposal 4 is not approved by stockholders, unless the Board, under the authority granted to it by the Bylaws, our Second Amended and Restated Articles of Incorporation, and the general corporate laws of the State of Nevada, independently elects to implement a Board-approved proxy access bylaw amendment, which may be the same as, or different from, the amendment included in Appendix A to this Proxy Statement.

Accordingly, we are asking our stockholders to approve the following resolution in respect of this Proposal 4: “RESOLVED, that the stockholders approve the Bylaw Amendment, as set forth in Appendix A of this Proxy Statement.”

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” AMENDMENT OF THE COMPANY’S SECOND AMENDED AND RESTATED BYLAWS TO IMPLEMENT PROXY ACCESS.

PROPOSAL 5 – APPROVAL OF THE AMENDED AND RESTATED U.S. XPRESS ENTERPRISES, INC. 2018 OMNIBUS INCENTIVE PLAN
Summary
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The Board is asking for stockholder approval of our Amended and Restated U.S. Xpress Enterprises, Inc. 2018 Omnibus Incentive Plan (the “Amended and Restated Omnibus Plan”) to increase the number of shares of Class A common stock available for issuance thereunder. Equity compensation is critical for the Company to attract, motivate and retain qualified executive officers and other key personnel through competitive compensation packages, and it aligns our executives’ and stockholders’ short- and long-term interests by creating a strong and direct link between executive pay and stockholder return.

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The Compensation Committee believes the shares of Class A common stock remaining under the U.S. Xpress Enterprises, Inc. 2018 Omnibus Incentive Plan (the “Omnibus Plan”) are insufficient to fulfill the Company’s objectives. If stockholders do not approve the Amended and Restated Omnibus Plan, the Company will have approximately 965,673 remaining shares of Class A common stock under the Omnibus Plan for future awards and may need to resort to greater cash compensation to remain competitive.

•	In addition, the Board is asking for stockholder approval of the Amended and Restated Omnibus Plan to make certain changes that support governance best practices, including:
	(i)	adding a double-trigger vesting requirement upon a change in control;
	(ii)	prohibiting vesting periods of less than twelve months for future awards (subject to limited exceptions as described below);
(iii)
prohibiting share recycling related to exercise of stock options, shares available for issuance upon the grant of stock appreciation rights (“SARs”) and shares forfeited for tax withholding obligations with respect to stock options and SARs; and

	(iv)	prohibiting share recycling related to tax withholdings above the applicable minimum statutory rate.

Introduction

At the Annual Meeting, our stockholders are being asked to approve the proposed Amended and Restated Omnibus Plan to (i) increase the number of shares of Class A common stock available for issuance thereunder to 5,750,000 shares, less shares that were granted under the Omnibus Plan after February 28, 2020 and prior to the date on which the Amended and Restated Omnibus Plan is approved by our stockholders, (ii) implement additional changes designed to support governance best practices, (iii) provide that if an employee becomes a director (including by continuing his or her service on the Board), upon termination of such Employee’s employment with the Company, such employee’s ceasing to be an employee of the Company would not be treated as termination for purposes of his or her outstanding awards, subject to the discretion of the Compensation Committee, (iv) provide that the Compensation Committee has the discretion to increase or decrease the payout under any Performance Award, (v) clarify that the Compensation Committee may provide that stock options shall be deemed to be exercised at the close of business on the scheduled expiration date if at such time the option by its terms remains exercisable and, if so exercised, would result in a payment to the holder of such option, and (vi) make such other miscellaneous, administrative and conforming changes as are necessary. The Compensation Committee has approved the Amended and Restated Omnibus Plan and the Board has directed that it be submitted for stockholder approval at the Annual Meeting. If approval of the Amended and Restated Omnibus Plan is not obtained at the Annual Meeting from our stockholders, the Omnibus Plan will remain in full force and effect, and our ability to grant equity awards to attract, motivate and retain new and existing key employees, directors, officers and eligible participants (collectively, “Participants”) would be limited. In that event, to remain competitive, the Company may be required to adopt additional cash or equity related compensation programs.

Before approving the Amended and Restated Omnibus Plan, the Compensation Committee considered a number of factors, including share usage since our IPO, shares expected to be required in the future based upon historical practices, and shares expected to be required as the Company continues to retain and complement our leadership team. The Compensation Committee believes additional shares are needed to (i) recruit talent to fill open positions on our management team as they arise and (ii) continue to make equity-based awards to Participants, which tie a significant portion of total compensation to equity awards and align with stockholder interests. Furthermore, a significant portion of our executives’ total annual compensation is in the form of equity awards.

In deciding to increase the number of shares of Class A common stock available for issuance, the Compensation Committee considered, among other factors:

•	the number of shares of Class A common stock currently available for issuance under the Omnibus Plan;
•	the number of shares of Class A common stock necessary to attract, motivate and retain qualified executive officers and other key personnel;
•	the Compensation Committee’s desire to have sufficient availability to grant awards for at least the next three years;
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our average burn rate for 2018–2019 of approximately 1.67%, calculated based upon the number of options granted plus the number of full value shares, divided by our weighted average basic Class A common shares outstanding;

•	the number of shares of Class A common stock outstanding, the dilutive effects of awards, and our projected burn rate; and
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the effect of the price of our Class A common stock on the number of shares needed to maintain the significant percentage of our compensation packages for key employees that is currently granted in the form of equity.

In addition to the factors above, the Compensation Committee also considered the following factors, among others, when determining whether to approve the Amended and Restated Omnibus Plan:

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the Compensation Committee’s belief that equity-based grants to employees are a highly effective recruiting and retention tool that allows key employees to share in the ownership of our Company and contribute to our revenue and earnings growth by aligning the long-term interests of our management and key employees with those of our stockholders;

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the Compensation Committee’s belief that if additional shares are not available for future awards, we would be required to discontinue or significantly curtail our current equity incentive program and increase the use of cash awards, which could have an adverse impact on our ability to attract, motivate, and retain employees and our results of operations; and

•	the provisions in the Amended and Restated Omnibus Plan designed to protect stockholders’ interests, as described below.

Provisions Designed to Protect Stockholders
The Amended and Restated Omnibus Plan and our governance and compensation policies contain a number of provisions that we believe are designed to protect stockholder interests and support governance best practices, including:

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prohibition of share recycling related to exercise of stock options, shares available for issuance upon the grant of SARs and shares forfeited for tax withholding obligations with respect to stock options and SARs;

•	prohibition of the repricing of stock options and SARs without stockholder approval;
•	prohibition of the issuance of stock options or SARs with an exercise price less than the fair market value of the common stock on the grant date;

•	limiting the maximum term of a stock option and SARs to ten years;
•	prohibition of payment of dividends and dividend equivalent rights on unvested awards unless and until such awards vest;
•	prohibition of vesting periods less than twelve months for most future awards;
•	no automatic single-trigger vesting upon a change in control, double-trigger vesting upon a change in control when awards are assumed, and no 280G change in control excise tax gross-up payments;
•	administration by the Compensation Committee, which is comprised entirely of independent directors;
•	the Compensation Committees’ ability to exercise negative discretion to eliminate or reduce the size of an award if appropriate;
•	no “evergreen” design, with the Amended and Restated Omnibus Plan providing a fixed number of shares available for issuance;
•	robust transfer restrictions;
•	annual limit on cash and equity compensation payable under the Amended and Restated Omnibus Plan;
•	awards subject to the Company’s clawback policy;
•	awards to Participants are subject to limits as to the number of shares or cash received; and
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our Executive and Director Stock Ownership, Retention, and Anti-Hedging and Pledging Policy, which, among other things, (i) require certain of our executive officers and non-employee directors to build certain stock ownership over time through equity grants, expressed as multiples of annual base salary or cash retainer, as applicable, (ii) require certain executive officers and directors to retain post-tax shares from each award on exercise, vesting or earn-out, until such individual complies with the stock ownership levels required by the Executive and Director Stock Ownership, Retention, and Anti-Hedging and Pledging Policy, and (iii) prohibit hedging transactions in our common stock and pledging our common stock on margin or incurring any indebtedness secured by a margin or similar account in which our securities are held without the prior approval of our Board, as further provided in our Executive and Director Stock Ownership, Retention, and Anti-Hedging and Pledging Policy.

Historical Award Information and Equity Usage

Summarized below, as of February 28, 2020, is the total number of shares of Class A and Class B common stock outstanding pursuant to awards granted and shares of Class A common stock available for future grant under the Amended and Restated Omnibus Plan. Also shown below is the number of shares of Class A common stock that would be available for future grant if the Amended and Restated Omnibus Plan is approved.

	Shares of Class A Common Stock Subject to Outstanding Stock Options(1)	Shares of Class A and Class B Common Stock Subject to Outstanding RSUs and PRSUs(2)	Shares of Class A Common Stock Available for Future Grant

As of February 28, 2020	354,899	2,495,251	965,673

Shares of Class A Common Stock Available for Future Grant if the Amended and Restated Omnibus Plan is Approved			5,750,000(3)

(1)	As of February 28, 2020, the stock options outstanding had a weighted average exercise price of $11.90 and a weighted average remaining term of 8.6 years.
(2)	Includes 260,000 outstanding Class A PRSUs, 1,635,240 outstanding Class A RSUs, and 600,011 outstanding Class B RSUs.
(3)
Equals the sum of (i) 4,784,327 new shares, plus (ii) 965,673 shares that remained available for grant as of February 28, 2020. The share reserve will be reduced by grants made after February 28, 2020 and prior to stockholder approval of the Amended and Restated Omnibus Plan.

Description of the Amended and Restated Omnibus Plan

In connection with our IPO, the Board and our pre-IPO stockholders approved the Omnibus Plan. If approved by our stockholders at the Annual Meeting, the Amended and Restated Omnibus Plan will be effective as of May 27, 2020, its approval date. The principal provisions of the Amended and Restated Omnibus Plan are summarized below. This summary is qualified in its entirety by reference to the text of the Amended and Restated Omnibus Plan as currently in effect. The Amended and Restated Omnibus Plan is attached as Appendix B to this Proxy Statement. You are urged to read the actual text of the Amended and Restated Omnibus Plan in its entirety.

The purposes of the Amended and Restated Omnibus Plan are to: (i) provide our employees with an opportunity to acquire Class A common stock in a manner that reinforces our performance goals and provides an incentive to continue employment with us and work toward our long-term growth, development and financial success; (ii) attract, motivate and retain qualified executive officers and other key personnel by providing them with long-term incentives and reward such Participants by the issuance of equity grants so that these employees and directors will contribute to and participate in our long-term performance; and (iii) align our executives’ and stockholders’ short- and long-term interests by creating a strong and direct link between executive pay and stockholder return. In furtherance of these purposes, the Amended and Restated Omnibus Plan authorizes the grant of stock options and restricted stock, subject to applicable law, to our employees, directors and consultants.

The Amended and Restated Omnibus Plan allows the Compensation Committee to link compensation to performance over a period of time by granting Awards (as defined in the Amended and Restated Omnibus Plan) that have multiple-year vesting schedules. Awards with multiple-year vesting schedules, such as restricted stock grants, provide balance to the other elements of our compensation program that otherwise link compensation to our short-term performance. Awards with multiple-year vesting schedules create an incentive for executive officers to increase stockholder value over an extended period of time because the value received from such Awards is based upon the growth of the stock price. Furthermore, the Amended and Restated Omnibus Plan provides that most future Awards granted on or after the date on which the Amended and Restated Omnibus Plan is approved by our stockholders subject to vesting over a period of time will not vest in periods of less than twelve months from the grant date of such Award (except for Substitute Awards (as defined in the Amended and Restated Omnibus Plan)), shares delivered in lieu of fully vested cash Awards, and certain Awards to participants representing no more than 5% of the shares authorized for grant under the Amended and Restated Omnibus Plan). Such Awards also incentivize executives to remain with us over an extended period of time. Thus, we believe the Amended and Restated Omnibus Plan is an effective way of aligning the interests of our executive officers with those of our stockholders.

Subject to certain equitable adjustments as provided in the Amended and Restated Omnibus Plan, the maximum number of shares of Class A common stock available for grant of Awards under the Amended and Restated Omnibus Plan is 5,750,000 shares, less shares that were granted under the Omnibus Plan after February 28, 2020 and prior to the date on which the Amended and Restated Omnibus Plan is approved by our stockholders. The maximum number of shares of Class A common stock available for grant of Awards under the Amended and Restated Omnibus Plan consists of (i) 4,784,327 new shares, plus (ii) 965,673 shares that remained available for grant as of February 28, 2020.

Burn Rate

Our average burn rate for 2018–2019 was approximately 1.67%, calculated based upon the number of options granted plus the number of full value shares, divided by our weighted average basic Class A common shares outstanding.

Types of Awards

A description of the Awards that may be made pursuant to the Amended and Restated Omnibus Plan follows. Such descriptions are qualified in their entirety by reference to the text of the Amended and Restated Omnibus Plan. All terms used but not otherwise defined herein shall have the meanings ascribed to them in the Amended and Restated Omnibus Plan.

Stock Options.  Pursuant to the Amended and Restated Omnibus Plan, the Compensation Committee may grant Awards in the form of stock options to purchase shares of Class A common stock, which stock options may be non-qualified or incentive stock options for federal income tax purposes. Stock options granted under the Amended and Restated Omnibus Plan vest and become exercisable at such times and upon such terms and conditions as may be determined by the Compensation Committee. Any stock option granted in the form of an incentive stock option must satisfy the requirements of Section 422 of the Code. Other than in connection with Substitute Awards, the exercise price per share of Class A common stock for any stock option cannot be less than 100% of the fair market value of a share of Class A common stock, as determined by the Compensation Committee, on the day that the stock option is granted. For purposes of the Amended and Restated Omnibus Plan, the fair market value means the closing price of the Class A common stock on the NYSE on the day the stock option is granted (or, if no sale takes place on such date, the last reported sale price regular way on the next preceding date on which such sale took place). In addition, the term of the stock option may not exceed ten years. The type (incentive or non-qualified), vesting, exercise price and other terms of each stock option will be set forth in the Award Notice for such stock option.

A stock option may be exercised by paying the exercise price in cash or its equivalent and/or, to the extent permitted by the Compensation Committee and applicable law, shares of Class A common stock, a combination of cash and shares of Class A common stock, or through the delivery of irrevocable instruments to a broker to sell the shares obtained upon the exercise of the stock option and to deliver to us an amount equal to the exercise price. The Compensation Committee may provide that an option shall be deemed to be exercised at the close of business on the scheduled expiration date of such option if at such time the option remains exercisable and, if so exercised, would result in a payment to the holder.

Stock Appreciation Rights. The Compensation Committee may grant Awards in the form of stock appreciation rights, either in tandem with a stock option ("Tandem SARs") or independent of a stock option ("Freestanding SARs"). The exercise price of a stock appreciation right is an amount determined by the Compensation Committee, but, except in connection with Substitute Awards, in no event is such amount less than 100% of the fair market value of a share of Class A common stock on the date that the stock appreciation right was granted or, in the case of a Tandem SAR, the exercise price of the related stock option (subject to the requirements of Section 409A of the Code and except in the case of Substitute Awards). A SAR shall have a term not greater than ten years.

A Tandem SAR may be granted either at the time of grant of the related stock option or at any time thereafter during the term of the related stock option. A Tandem SAR is exercisable to the extent its related stock option is exercisable. Each Tandem SAR will entitle the holder of such stock appreciation right to surrender the related stock option and to receive an amount equal to (i) the excess of (A) the fair market value on the exercise date of one share of Class A common stock over (B) the stock option exercise price per share of Class A common stock, times (ii) the number of shares of Class A common stock covered by the stock option that is surrendered. Upon the exercise of a stock option as to some or all of the shares of Class A common stock covered by such stock option, the related Tandem SAR is automatically cancelled to the extent of the number of shares of Class A common stock covered by the exercise of the stock option.

Each Freestanding SAR will entitle the holder of such stock appreciation right upon exercise to an amount equal to (i) the excess of (A) the fair market value on the exercise date of one share of Class A common stock over (B) the exercise price, times (ii) the number of shares of Class A common stock covered by the Freestanding SAR and as to which the stock appreciation right is exercised.

The type (Tandem SAR or Freestanding SAR), exercise price, vesting and other terms of each stock appreciation right will be set forth in the Award Notice for such stock appreciation rights. The Compensation Committee may provide that a SAR shall be deemed to be exercised at the close of business on the scheduled expiration date of such SAR if at such time the SAR remains exercisable and, if so exercised, would result in a payment to the holder.

Payment of stock appreciation rights may be made in shares of Class A common stock or in cash or a combination of shares of Class A common stock and cash, as determined by the Compensation Committee.

Other Stock-Based Awards. The Compensation Committee may grant Awards in the form of Stock Awards (for either unrestricted or restricted shares of Class A common stock), Restricted Stock Unit Awards, and other Awards that are valued in whole or in part by reference to, or are otherwise based on the fair market value of, Class A common stock. Such other stock-based Awards will be in such form, and dependent on such conditions, as the Compensation Committee determines, including, without limitation, the right to receive, or vest with respect to, one or more shares of Class A common stock (or the equivalent cash value of such shares of Class A common stock) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives.

Performance Units. The Compensation Committee may grant Awards in the form of performance units, which are units valued by reference to designated criteria established by the Compensation Committee other than Class A common stock. Performance units will be in such form, and dependent on such conditions, as the Compensation Committee determines, including, without limitation, the right to receive a designated payment upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. The form, applicable conditions and other terms of each performance unit will be set forth in the Award Notice for such performance unit.

Performance Awards.  Performance Awards may take the form of Stock Awards, Restricted Stock Unit Awards or performance units that are conditioned upon the satisfaction of enumerated Performance Criteria during a stated Performance Period, which Awards, in addition to satisfying the requirements otherwise applicable to that type of Award generally, also satisfy the requirements of Performance Awards under the Amended and Restated Omnibus Plan. Performance Awards may be paid in cash, shares of Class A common stock, other property, or any combination thereof, in the sole discretion of the Compensation Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Compensation Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

Performance Awards may be based upon one or more of the following performance criteria: (a) revenues (including, without limitation, measures such as revenue per mile (loaded or total) or revenue per tractor); (b) net revenues and/or return on revenues; (c) fuel surcharges; (d) accounts receivable collection or days sales outstanding; (e) safety and claims (including, without limitation, measures such as accidents per million miles, number of significant accidents, number of worker's compensation claims, changes in safety scores and ratings); (f) working capital measures; (g) leverage measures; (h) productivity and efficiency measures (including, without limitation, measures such as driver turnover, trailer-to-tractor ratio, tractor-to-non-driver ratio, average revenue per tractor, average percentages of loaded and empty miles, average fuel savings and fuel surcharge revenues); (i) cash position; (j) return on invested capital; (k) market share (in aggregate or by segment); (l) economic value added models or completion of acquisitions (with or without specified size); (m) operating ratio; (n) expenses, cost reductions and savings (or limits on cost increases); (o) debt to capitalization and/or debt to equity (in each case with or without lease adjustment); (p) earnings; (q) earnings before interest and taxes; (r) earnings before interest, taxes, depreciation and amortization; (s) earnings before interest, taxes, depreciation, amortization and operating leases; (t) earnings before interest, taxes, depreciation, amortization and rents; (u) earnings per share (or diluted earnings per share or adjusted diluted earnings per share); (v) net income (or adjusted net income) and/or income before taxes and/or cumulative compound net income growth rate; (w) operating income or earnings; (x) increase in total revenue; (y) net sales; (z) assets and return on assets; (aa) return on capital employed; (ab) return on equity; (ac) return on stockholders' equity or total stockholders' return; (ad) net margin, gross margin, operating margin, or contribution margin; (ae) net profit or profit margins (including profitability of an identifiable business unit or product); (af) operating profits; (ag) profits before tax; (ah) ratio of operating earnings to capital spending; (ai) cash flow measures (including, without limitation, free cash flow); (aj) equity or stockholders' equity; (ak) Class A common stock price per share; (al) attainment of strategic or operational initiatives; (am) book, economic book or intrinsic book value (including book value per share); (an) appreciation in or maintenance of the price of the Class A common stock or any other publicly traded securities of the Company, or other stockholder return measures; (ao) credit rating; (ap) borrowing levels; (aq) enterprise value; (ar) improvements in capital structure; (as) customer satisfaction survey results; (at) implementation or completion of critical projects; or (au) any other metric as may be selected by the Compensation Committee; or (av) any combination of the foregoing, which, in each case, may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, and may include comparisons with past performance of the Company (including one or more divisions thereof, if any) and/or the current or past performance of other companies or any combination thereof. In addition, the Compensation Committee may establish, as additional performance criteria, the attainment by a Participant of one or more personal objectives and/or goals that the Compensation Committee deems appropriate, including, without limitation, implementation of Company policies, negotiation of significant corporate transactions, development of long-term business goals or strategic plans for the Company or the exercise of specific areas of managerial responsibility. The Compensation Committee may provide for exclusion of the impact of an event or occurrence which the Compensation Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual, infrequently occurring or non-recurring charges or events, (b) asset write-downs, (c) litigation or claim judgments or settlements, (d) acquisitions or divestitures, (e) reorganization or change in the corporate structure or capital structure of the Company, (f) an event either not directly related to the operations of the Company, division, business segment or business unit or not within the reasonable control of management, (g) foreign exchange gains and losses, (h) a change in the fiscal year of the Company, (i) the refinancing or repurchase of bank loans or debt securities, (j), unbudgeted capital expenditures, (k) the issuance or repurchase of equity securities and other changes in the number of outstanding shares, (l) conversion of some or all of convertible securities to common stock, (m) any business interruption event (n) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles, or (o) the effect of changes in other laws or regulatory rules affecting reported results.

For each Performance Period, the Compensation Committee designates, in its sole discretion, within an initial period, which of the Company's employees, directors or consultants are eligible for Performance Awards for such period, the length of the Performance Period, the types of Performance Awards to be issued, the performance criteria to be used to establish performance goals, the kind or level of performance goals and other relevant matters.

After the close of each Performance Period, the Compensation Committee will determine whether the performance goals for the cycle have been achieved. The Compensation Committee has the discretion to increase or decrease the payout under any such Award to the extent it determines appropriate.

The Award Notice for each Performance Award will set forth or make reference to the Performance Period, performance criteria, performance goals, performance formula, performance pool and other terms applicable to such Performance Award.

Administration

The Compensation Committee or such other committee as may be designated by the Board of Directors, which consists of at least two individuals who are intended to qualify as “non-employee directors” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) and an “independent director” for purpose of the rules of the principal national securities exchange on which the common stock is then listed or admitted to trading, will administer the Amended and Restated Omnibus Plan. The Compensation Committee may allocate all or any portion of its responsibilities and powers under the Amended and Restated Omnibus Plan to any one or more of its members, the Company's CEO or other senior members of management as the Compensation Committee deems appropriate; however, only the Compensation Committee, or another committee consisting of two or more individuals who qualify both as "non-employee directors" may select and grant Awards to Participants who are subject to Section 16 of the Exchange Act.

The Compensation Committee will have broad authority in its administration of the Amended and Restated Omnibus Plan, including, but not limited to, the authority to interpret the Amended and Restated Omnibus Plan; to establish rules and regulations for the operation and administration of the Amended and Restated Omnibus Plan; to select the persons to receive Awards; to determine the type, number, terms, conditions, limitations and restrictions of Awards (or the waiver or lapse of such restrictions), including, without limitation, terms regarding vesting, exercisability, payment and the effect of certain events, such as a change in control of the Company or the Participant's death, disability, retirement or termination as a result of breach of agreement; to create additional forms of Awards consistent with the terms of the Amended and Restated Omnibus Plan; and to take all other action it deems necessary or advisable to administer the Amended and Restated Omnibus Plan.

Awards under the Amended and Restated Omnibus Plan may be made in the form of stock options, stock appreciation rights, stock awards, restricted stock units, performance awards, performance units, any other form established by the Compensation Committee pursuant to the Amended and Restated Omnibus Plan, or a combination thereof. Each award will be subject to the terms, conditions, restrictions and limitations of the Amended and Restated Omnibus Plan and the applicable Award Notice.

Share Counting and Maximum Awards

Any shares of Class A common stock related to Awards under the Amended and Restated Omnibus Plan (i) that terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such shares or the payment of cash or other consideration in respect thereof or (ii) are exchanged with the Compensation Committee’s permission for Awards not involving shares of Class A common stock, will become available again under the Amended and Restated Omnibus Plan. Further, in the event the event that withholding tax liabilities arising from an Award other than an option or stock appreciation right are satisfied by the tendering of shares of Class A common stock (either actually or by attestation) or by the withholding of shares of Class A common stock by the Company, the shares so tendered or withheld shall be added to the shares available for Awards under the Amended and Restated Omnibus Plan; provided that any shares withheld above the applicable minimum statutory rate shall not be added back to the available share pool of the Amended and Restated Omnibus Plan and shall not again be available for awards under the Amended and Restated Omnibus Plan.  In addition, the following shares of Class A common stock will not be added to the shares authorized for grant under the Amended and Restated Omnibus Plan: (i) shares tendered by a Participant or withheld by the Company in payment of the purchase price of an option or to satisfy any tax withholding obligation with respect to options or SARs; (ii) shares subject to a SAR that are not issued in connection with its stock settlement on exercise thereof; and (iii) shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of options.

Subject to the Compensation Committee's authority to adjust Awards upon specified events described under “Proposal 5: Approval of the Amended and Restated U.S. Xpress Enterprises, Inc. 2018 Omnibus Incentive Plan — Description of the Omnibus Plan and the Amended and Restated Omnibus Plan — Adjustments Upon Certain Events” below, the maximum number of shares of Class A common stock subject to all Awards (including incentive stock options) that are denominated in shares and granted to any one Participant, except for a Director, under the Amended and Restated Omnibus Plan during any calendar year is 1,000,000 shares of Class A common stock. During any calendar year no Participant (other than a Director) may be granted Awards that are denominated in cash under which more than $5,000,000 may be earned for each twelve (12) months in the vesting or Performance Period. Each of the limitations in this section shall be multiplied by two (2) with respect to Awards granted to a Participant during the first calendar year in which the Participant commences employment with the Company. Subject to the Compensation Committee's authority to adjust Awards upon specified events described under “Proposal 5: Approval of the Amended and Restated U.S. Xpress Enterprises, Inc. 2018 Omnibus Incentive Plan — Description of the Omnibus Plan and the Amended and Restated Omnibus Plan — Adjustments Upon Certain Events” below, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted during a single calendar year to any Director, taken together with any cash fees paid to such Director for services for such calendar year, shall not exceed $400,000 in total value. For the avoidance of doubt, any Director compensation that is deferred shall be counted toward this limit for the year in which the compensation was first earned, and not in the year of payment/settlement. The shares of Class A common stock available for issuance under the Amended and Restated Omnibus Plan may be authorized and unissued shares or treasury shares, including shares purchased in open market or private transactions.

Substitute Awards, defined in the Amended and Restated Omnibus Plan as Awards granted or shares of Class A common stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or with which the Company merges, shall not reduce the shares authorized for grant under the Amended and Restated Omnibus Plan or the applicable limitations on grants to a Participant under the Amended and Restated Omnibus Plan, nor shall shares subject to a Substitute Award be added to the shares available for Awards under the Plan. Additionally, in the event that a company acquired by the Company or with which the Company merges has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such pre-existing plan (as appropriately adjusted) may be used for Awards under the Amended and Restated Omnibus Plan and shall not reduce the shares authorized for grant under the Amended and Restated Omnibus Plan (and shares subject to such Awards shall not be added to the shares available for Awards under the Amended and Restated Omnibus Plan); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or merger, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or merger. The terms of Substitute Awards may vary from the terms set forth in the Amended and Restated Omnibus Plan to the extent the Compensation Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

The Compensation Committee has the exclusive power and authority, consistent with the provisions of the Amended and Restated Omnibus Plan, to establish the terms and conditions of any Award and to waive any such terms or conditions as described under “Proposal 5: Approval of the Amended and Restated U.S. Xpress Enterprises, Inc. 2018 Omnibus Incentive Plan — Description of the Omnibus Plan and the Amended and Restated Omnibus Plan —Administration” above. Because the benefits conveyed under the Amended and Restated Omnibus Plan will be at the discretion of the Compensation Committee, it is not possible to determine in advance what benefits Participants will receive under the Amended and Restated Omnibus Plan.

Minimum Vesting Requirements

Equity-based Awards granted under the Amended and Restated Omnibus Plan shall vest no earlier than the first anniversary of the date the Award is granted (excluding, for this purpose, any (i) Substitute Awards and (ii) shares delivered in lieu of fully vested cash Awards); provided, that, the Compensation Committee may grant equity-based Awards without regard to the foregoing minimum vesting requirement with respect to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Amended and Restated Omnibus Plan; and, provided further, for the avoidance of doubt, that the foregoing restriction does not apply to the Compensation Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, disability or a change in control, in the terms of the Award or otherwise.

Payment Terms

Awards may be paid in cash, shares of Class A common stock, a combination of cash and shares of Class A common stock or in any other permissible form, as the Compensation Committee determines. Payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Compensation Committee deems appropriate, including, in the case of Awards paid in shares of Class A common stock, restrictions on transfer of such shares and provisions regarding the forfeiture of such shares under certain circumstances.

At the discretion of the Compensation Committee, a Participant may defer payment of any Award, salary, bonus compensation, Board of Directors compensation, dividend or dividend equivalent on vested Awards, or any portion thereof. If permitted by the Compensation Committee, a deferral must be made in accordance with any administrative guidelines established by the Compensation Committee for such purpose. Such deferred items may be credited with interest (at a rate determined by the Compensation Committee) or invested by the Company and, with respect to those deferred awards denominated in the form of Class A common stock, credited with dividends or dividend equivalents, provided such Awards have vested. All deferrals must be in compliance with Section 409A of the Code.

The Company is entitled to deduct from any payment to a Participant under the Amended and Restated Omnibus Plan the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to the Company such tax prior to and as a condition of the making of such payment. Subject to certain limitations, the Compensation Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by withholding any shares of Class A common stock to be paid under such Award or by permitting the Participant to deliver to the Company shares of Class A common stock having a fair market value equal to the amount of such taxes (or, to the extent permitted by the Compensation Committee, such greater amount reflecting the Participant's actual taxes on such Award). However, any shares of Class A common stock that may be withheld above the applicable minimum statutory rate will not be added back to the share pool and will not again be available for Awards under the Amended and Restated Omnibus Plan.

Dividends

Subject to the provisions of the Amended and Restated Omnibus Plan and any Award Notice, the recipient of an Award other than an option or SAR may, if so determined by the Compensation Committee, be entitled to receive amounts equivalent to cash, stock or other property dividends on Class A common stock ("Dividend Equivalents") with respect to the number of shares covered by the Award, as determined by the Compensation Committee, in its sole discretion. The Compensation Committee may provide that the Dividend Equivalents (if any) shall be deemed to have been reinvested in additional shares or otherwise reinvested. Notwithstanding the foregoing, dividends and Dividend Equivalents shall not be paid out on an unvested Award unless and until such underlying Award vests.

Effect of Change in Control

All equity awards granted after our IPO include a double-trigger vesting requirement, which provides for the acceleration of vesting of the equity award following a Change in Control (as defined in the Award Notice) only when the recipient is terminated by the Company or its successor without Cause (as defined in the Award Notice) or by such recipient for Good Reason (as defined in the Award Notice), in each case, within 365 days following a Change in Control (as defined in the Award Notice). Subject to the approval of our stockholders, the Amended and Restated Omnibus Plan includes double-trigger vesting for Awards granted on or after the date on which the Amended and Restated Omnibus Plan is approved by our stockholders, provided the Awards are assumed, continued, or substituted for by an acquirer or successor.

In addition, the Compensation Committee has the right to provide that in the event of a Change in Control, (i) options and SARs outstanding as of the date of the Change in Control may be cancelled and terminated without payment if the fair market value of one share of Class A common stock as of the date of the Change in Control is less than the per share option exercise price or SAR grant price, and (ii) all Performance Awards may be (x) considered to be earned and payable based on achievement of performance goals or based on target performance (either in full or pro rata based on the portion of the Performance Period completed as of the date of the Change in Control), and any limitations or other restrictions may lapse and such Performance Awards may be immediately settled or distributed or (y) converted into restricted stock or RSU Awards based on achievement of performance goals or based on target performance (either in full or pro rata based on the portion of the Performance Period completed as of the date of the Change in Control).

Transfer Restrictions

Except as otherwise provided in an Award Notice or elsewhere in the Amended and Restated Omnibus Plan, no Awards or any other payment under the Amended and Restated Omnibus Plan will be subject in any manner to alienation, anticipation, sale, transfer (except by will or the laws of descent and distribution), assignment or pledge, nor will any Award be payable to or exercisable by anyone other than the Participant to whom it was granted. To the extent and under such terms and conditions as determined by the Compensation Committee, a Participant may assign or transfer an Award without consideration to a Permitted Assignee, which is defined as (i) the Participant's spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) a trust for the benefit of one or more of the Participant or the persons referred to in clause (i), (iii) a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (i) are the only partners, members or stockholders or (iv) for charitable donations; provided that such Permitted Assignee will be bound by and subject to all of the terms and conditions of the Amended and Restated Omnibus Plan and the Award Notice relating to the transferred Award and will execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant will remain bound by the terms and conditions of the Amended and Restated Omnibus Plan.

Adjustments Upon Certain Events; Prohibition on Repricing

In the event that there is a stock dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or transaction or exchange of Class A common stock or other corporate exchange, or any distribution to stockholders of Class A common stock or other property or securities or any extraordinary cash dividends (other than regular cash dividends) or any transaction similar to the foregoing or other transaction that results in a change to the Company's capital structure, the Amended and Restated Omnibus Plan provides that the Compensation Committee will make substitutions and/or adjustments to the maximum number of shares available for issuance under the Amended and Restated Omnibus Plan, the maximum Award payable, the number of shares to be issued pursuant outstanding Awards, the option prices, exercise prices or purchase prices of outstanding Awards and/or any other affected terms of an Award or the Amended and Restated Omnibus Plan as the Compensation Committee, in its sole discretion, deems equitable or appropriate. Except for such adjustments, repricing of any stock options and/or stock appreciation rights by the Compensation Committee is prohibited unless such action is approved by our stockholders. “Reprice,” as used in the Amended and Restated Omnibus Plan, means the reduction, directly or indirectly, in the per-share exercise price of an outstanding stock option(s) and/or stock appreciation right(s) issued under the Amended and Restated Omnibus Plan by amendment, cancellation or substitution (for cash or another Award, except in connection with a Change in Control of the Company, as such term is defined in the Amended and Restated Omnibus Plan), or any other action with respect to an option or SAR that would be treated as a repricing under the rules and regulations of the principal national securities exchange on which the Class A common stock is then listed or admitted to trading.

Termination and Amendment

The Compensation Committee may suspend or terminate the Amended and Restated Omnibus Plan at any time for any reason with or without prior notice. In addition, the Compensation Committee may, from time to time for any reason and with or without prior notice, amend the Amended and Restated Omnibus Plan in any manner, but may not, without stockholder approval, adopt any amendment which would require the vote of the stockholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws or regulations, including, but not limited to, the listing requirements of the stock exchanges or quotation systems on which the securities of the Company are listed. No Awards may be made pursuant to the Amended and Restated Omnibus Plan after June 8, 2028. No amendment may materially and adversely affect any of the rights of such Participant under any Award theretofore granted to such Participant under the Amended and Restated Omnibus Plan.

Securities Act Registration

The shares of Class A common stock issuable under the Amended and Restated Omnibus Plan will be registered on Form S-8 as soon as practicable, subject to our stockholders' approval of the Amended and Restated Omnibus Plan.

Clawback/Forfeiture

Awards to certain officers will be subject to clawback or forfeiture to the extent required by applicable law (including, without limitation, Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act) and/or the rules and regulations of the NYSE or other applicable securities exchange,.

Awards are also subject to the Company’s clawback policy. In the event of a restatement of the Company’s consolidated audited financial statements due to a material error, we will, to the extent practicable and not prohibited by the applicable law, seek to recover from the executive the amount by which the executive’s performance-based incentive compensation, including cash- and equity-based incentive compensation, for the relevant period exceeded the lower payment that would have been made based on the restated financial results.  The policy has a three-year look-back period.

Eligibility

Participants in the Amended and Restated Omnibus Plan will be selected by the Compensation Committee from the executive officers, directors, employees and consultants of the Company and its Subsidiaries. The selection of those persons within a particular class who will receive Awards is entirely within the discretion of the Compensation Committee. Only employees, however, are eligible to receive “incentive stock options” within the meaning of Section 422 of the Code.

The Compensation Committee has not determined how many persons are likely to participate in the Amended and Restated Omnibus Plan over time. The Compensation Committee intends, however, to grant most Awards to those persons who are in a position to have a significant direct impact on our growth, profitability and success, which would include a portion of the Participants in the Amended and Restated Omnibus Plan. As of March 30, 2020, approximately 76 employees, which includes 12 executive officers, and four non-employee directors were eligible to participate in the Amended and Restated Omnibus Plan. The number of active engagements with consultants varies from time to time, and the Compensation Committee has not historically made grants to these individuals under the Omnibus Plan.

Federal Income Tax Status of Amended and Restated Omnibus Plan Awards

The following is only a summary of the effect of federal income taxation upon us and the Participants under the Amended and Restated Omnibus Plan. It does not purport to be complete and does not discuss all of the tax consequences of a Participant's death or the provisions of the income tax laws of any state, municipality or foreign country in which the Participants may reside.

Incentive Stock Options. A Participant is not treated as receiving taxable income upon either the grant of an incentive stock option (an “ISO”) or upon the exercise of an ISO. However, the difference between the exercise price and the fair market value on the date of exercise is an item of tax preference at the time of exercise in determining liability for the alternative minimum tax, assuming that the shares of Class A common stock is either transferable or is not subject to a substantial risk of forfeiture under Section 83 of the Code. If at the time of exercise, the Class A common stock is both nontransferable and is subject to a substantial risk of forfeiture, the difference between the exercise price and the fair market value of the Class A common stock (determined at the time the Class A common stock becomes either transferable or not subject to a substantial risk of forfeiture) will be a tax preference item in the year in which the common stock becomes either transferable or not subject to a substantial risk of forfeiture.

If shares of Class A common stock acquired by the exercise of an ISO is not sold or otherwise disposed of within two years from the date of its grant and is held for at least one year after the date such Class A common stock is transferred to the Participant upon exercise, any gain or loss resulting from its disposition is treated as long-term capital gain or loss. If such Class A common stock is disposed of before the expiration of the above-mentioned holding periods, a “disqualifying disposition” occurs. If a disqualifying disposition occurs, the Participant realizes ordinary income in the year of the disposition in an amount equal to the difference between the fair market value of the Class A common stock on the date of exercise and the exercise price, or the selling price of the Class A common stock and the exercise price, whichever is less. The balance of the Participant’s gain on a disqualifying disposition, if any, is taxed as capital gain.

We are not entitled to any tax deduction as a result of the grant or exercise of an ISO, or on a later disposition of the Class A common stock received, except that in the event of a disqualifying disposition, we are entitled to a deduction equal to the amount of ordinary income realized by the Participant.

Non-Qualified Stock Options. A Participant does not recognize any taxable income upon the grant of a non-qualified stock option (a “NSO”), and we are not entitled to a tax deduction by reason of such grant. Upon exercise of a NSO, the Participant recognizes ordinary income generally measured by the excess of the then fair market value of the shares of Class A common stock over the exercise price, and we are entitled to a corresponding tax deduction. Upon a disposition of shares of Class A common stock acquired upon exercise of a NSO by the Participant, any difference between the sale price and the exercise price, to the extent not recognized as ordinary income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Such subsequent disposition by the Participant of the shares of Class A common stock has no tax consequence to us.

Stock Appreciation Rights.  No income is realized by a Participant at the time a stock appreciation right is awarded, and no deduction is available to us at such time.  A Participant realizes ordinary income upon the exercise of the stock appreciation right in an amount equal to the fair market value of the shares of Class A common stock received by the Participant from such exercise.

Unrestricted Stock-Based Award.  Upon the grant of an unrestricted stock-based Award, a Participant will realize taxable income equal to the fair market value at such time of the shares of Class A common stock received by the Participant under such Award (less the purchase price therefor, if any).

Restricted Stock-Based Award.  Upon the grant of a restricted stock-based Award, no income will be realized by a Participant (unless a Participant timely makes an election to accelerate the recognition of the income to the date of the grant), and we will not be allowed a deduction at that time.  When the Award vests and is no longer subject to a substantial risk of forfeiture for income tax purposes, the Participant will realize taxable ordinary income in an amount equal to the fair market value at such time of the shares of Class A common stock received by the Participant under such Award (less the purchase price therefor, if any), and we will be entitled to a corresponding deduction at such time, subject to limitations under Sections 280G and 162(m) of the Code (to the extent such limitations remain relevant under any applicable “grandfathering” rules relating thereto).  If a Participant does make a timely election to accelerate the recognition of income, then the Participant will recognize taxable ordinary income in an amount equal to the cash and the fair market value at the time of grant of the shares of Class A common stock to be received by the Participant under such Award (less the purchase price therefor, if any), and we will be entitled to a corresponding deduction at such time, subject to limitations under Sections 280G and 162(m) of the Code (to the extent such limitations remain relevant under any applicable “grandfathering” rules relating thereto).  Participants will only be eligible to make such an election on restricted stock-based Awards that constitute an Award of “property” within the meaning of Section 83 of the Code (e.g., shares of restricted stock) as of the grant date.

Performance Units and Performance Awards.  A Participant receiving a performance unit or a Performance Award will not recognize income, and we will not be allowed a deduction, at the time such Award is granted.  When a Participant receives payment of a performance unit or Performance Award, the amount of the fair market value of any shares of Class A common stock received will be ordinary income to the Participant.

Effect of Deferral on Taxation of Awards.  If the Compensation Committee permits a Participant to defer the receipt of payment of an Award and such Participant makes an effective election to defer the payment of the Award in accordance with the administrative guidelines established by the Compensation Committee, the Participant will not realize taxable income until the date the Participant becomes entitled to receive such payment pursuant to the terms of the deferral election, and we will not be entitled to a deduction until such time, subject to limitations under Sections 280G and 162(m) of the Code (to the extent such limitations remain relevant under any applicable “grandfathering” rules relating thereto), assuming the deferral arrangement complies with Section 409A of the Code. Any interest or dividends paid on, or capital gains resulting from, the investment by us of the amount deferred during the deferral period will be taxable to us in the year recognized. At the time the Participant becomes entitled to receive the deferred payment, the Participant will recognize taxable income in an amount equal to the actual payment to be received, including any interest or earnings credited on the amount deferred during the deferral period. Section 409A of the Code generally establishes rules that must be followed with respect to covered deferred compensation arrangements in order to avoid the imposition of an additional 20% penalty tax (plus interest) on the employee or other service provider who is entitled to receive the deferred compensation.

Limitation on Income Tax Deduction

U.S. federal income tax law generally prohibits publicly held companies from deducting compensation paid to certain executive officers that exceeds $1 million during the tax year. Historically Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"), provided an exemption from the deductibility limit for certain compensation that was "performance-based" and meet various requirements as set forth under Section 162(m). The 2017 Tax Cuts and Jobs Act repealed this exemption, and now compensation paid to such executive officers in excess of $1 million in 2018 and later is no longer deductible, even if performance-based, unless it meets certain limited transition relief. While guidance has been issued on the scope of this transition relief, its application is based on interpretation and no assurance can be given as to whether Awards that are intended to qualify for the Section 162(m) exemption (as such exemption existed prior to January 1, 2018) will be deductible under the applicable transition relief guidance. We retain the ability to pay compensation that exceeds deductibility limits and believe that having flexibility to recruit, retain and motivate our employees with a compensation program that promotes long-term value creation, even though some compensation awards may not be tax-deductible, is in the best interests of our stockholders.

No person connected with the Amended and Restated Omnibus Plan in any capacity, including, but not limited to, the Company and its directors, officers, agents, and employees, makes any representation, commitment or guarantee that any tax treatment, including, but not limited to, federal, state, and local income, estate and gift tax treatment, will be applicable with respect to the tax treatment of any Award, any amounts deferred under the Amended and Restated Omnibus Plan, or paid to or for the benefit of a Participant under the Amended and Restated Omnibus Plan, or that such tax treatment will apply to or be available to a Participant on account of participation in the Amended and Restated Omnibus Plan.

Omnibus Plan Benefits

The following table sets forth certain information regarding grants of equity awards made under the Omnibus Plan during 2019 to (i) each of the Named Executive Officers; (ii) all current executive officers of the Company as a group; (iii) all current directors who are not executive officers as a group; and (iv) all employees, including all current officers who are not executive officers, as a group.  Future Awards, if any, that will be made to eligible Participants under the Amended and Restated Omnibus Plan are subject to the discretion of the Compensation Committee. Accordingly, future grants of Awards under the Amended and Restated Omnibus Plan are not determinable.

	2019(1)
Name and Principal Position	Dollar Value ($)(2)	Number of Equity Awards
Eric Fuller	990,004	164,905
President and Chief Executive Officer
Eric Peterson	325,994	54,301
Chief Financial Officer
Max Fuller	299,998	49,971
Executive Chairman
Robert Pischke	224,998	23,936
Chief Information Officer
Cameron Ramsdell	1,117,833	200,959
President, U.S. Xpress Ventures
Executive Group	4,741,995	736,252
Non-Executive Director Group	334,566	59,907
Employee Group	2,767,330	350,911

(1)	Represents the 2019 grants that were granted at various dates during the year.
(2)
This column represents the grant date fair value of the stock awards under FASB ASC Topic 718 granted to the recipients during 2019.  The fair value of the equity awards is accounted for in accordance with FASB ASC Topic 718.

Equity Compensation Plan Information
The following table provides certain information, as of December 31, 2019, with respect to our compensation plans and other arrangements under which shares of our Class A common stock are authorized for issuance. The number of shares of Class A common stock reflected in column (c) of the following table is comprised entirely of shares available for future grant under the Omnibus Plan as of December 31, 2019.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining eligible for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,548,379(1)	11.93(2)	3,988,937(3)
Equity compensation plans not approved by security holders	—	—	—
Total	1,548,379	11.93	3,988,937

(1)
Represents 242,877 shares of Class A common stock underlying unvested Class A RSUs granted under our Restricted Membership Units Plan (the “RMUP”) prior to our IPO and 712,264 shares of Class A common stock underlying unvested Class A RSUs, 195,824 shares of Class A common stock underlying unvested Class A restricted stock awards and 397,414 shares of Class A common stock underlying unexercised Class A options granted under the Omnibus Plan.

(2)	The weighted-average exercise price does not reflect the shares that will be issued in connection with the settlement of RSUs and restricted stock awards, since they have no exercise price.
(3)
Includes 1,768,877 Class A shares available for issuance under the Omnibus Plan and 2,220,060 Class A shares available for issuance under our Employee Stock Purchase Plan of which 98,179 were subsequently issued on January 2, 2020.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED OMNIBUS PLAN.

PROPOSAL 6 – APPROVAL OF AMENDMENT TO THE COMPANY’S SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION ALLOWING SHARES OF CLASS B COMMON STOCK, REGARDLESS OF HOW THE SHARES ARE HELD, TO BE PLEDGED WITHOUT CONVERSION TO SHARES OF CLASS A COMMON STOCK

Our Board of Directors has approved and recommends to stockholders that they approve a proposal to amend our Second Amended and Restated Articles of Incorporation to allow shares of Class B common stock, regardless of how the shares are held, to be pledged without converting to shares of Class A common stock. Currently, our existing individual holders of Class B common stock can pledge Class B common stock they hold without conversion to Class A common stock. This amendment extends the ability to pledge to all holders of Class B common stock, regardless of whether the shares are held individually or through Permitted Entities (including Permitted Trusts).

Class A common stock and Class B common stock are substantially identical in all respects, except that Class B common stock has five votes per share while Class A common stock has one vote per share.  The proposed amendment would allow holders of Class B shares to pledge those shares without the shares automatically converting to Class A shares and consequently, reducing their voting power, regardless of how the shares are held.  The Board believes that forcing the conversion of Class B common stock (thereby eliminating the super voting rights of these shares) upon pledges by holders, regardless of how the shares are held, serves no benefit to the Company and hinders the ability of holders of Class B common stock to freely conduct planning activities with their shares.

The proposed amendment would modify Section 3.2(f)(i)(5)(C) of the Second Amended and Restated Articles of Incorporation such that “the pledge of shares of Class B common stock that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction, so long as the stockholder that pledges such shares does not transfer or assign Voting Control over such pledged shares to the pledgee thereof,” would not be deemed a transfer.  As stated above, such an amendment would prevent applicable pledges of shares by Class B stockholders from being considered transfers and automatically converting to Class A common stock, thereby preserving the voting rights of the class. As of March 30, 2020, 1,208,518 shares of Class B Common Stock were held by individuals and are currently eligible for pledging without being converted to Class A Common Stock, and 14,598,577 additional shares of Class B Common Stock were held by Permitted Entities and would become eligible for pledging without being converted into Class A Common Stock if the amendment is approved.

This proposal will require an amendment to the Company’s Second Amended and Restated Articles of Incorporation.  Under the Second Amended and Restated Articles of Incorporation and Nevada law, such an amendment requires: (i) the affirmative vote of a majority of the voting power of the shares of Class A and Class B common stock cast by stockholders entitled to vote and represented in person or by proxy at the Annual Meeting, voting together as a single class; and (ii) the affirmative vote of a majority of the voting power of the Class B common stock issued and outstanding, voting as a separate class.  In the absence of contrary instructions, each proxy will be voted “for” the approval of the amendment.  If approved by stockholders, the amendment will become effective on the date it is filed with the Nevada Secretary of State, and we anticipate that the appropriate filing to effect the amendment will be made as soon after the Annual Meeting as practicable.  A copy of the proposed amendment of the Company’s Second Amended and Restated Articles of Incorporation is attached as Appendix C to this proxy statement.

THE BOARD RECOMMENDS A VOTE “FOR” THIS PROPOSAL TO AMEND THE COMPANY’S SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION ALLOWING CLASS B SHARES TO BE PLEDGED WITHOUT AUTOMATICALLY CONVERTING TO CLASS A SHARES.

GENERAL INFORMATION

This Notice of Meeting and Proxy Statement are furnished in connection with the solicitation of proxies from the stockholders of U.S. Xpress Enterprises, Inc., a Nevada corporation, to be voted at the Annual Meeting, which will be held at our principal executive office, 4080 Jenkins Road, Chattanooga, Tennessee 37421, at 11:30 a.m. Eastern Daylight Time, on Wednesday, May 27, 2020, and any adjournment thereof.

The safety of our employees, customers, communities, and stockholders is our first priority. We are closely monitoring statements issued by the World Health Organization and the Centers for Disease Control and Prevention regarding the novel coronavirus disease, COVID-19. As part of our precautions, we reserve the right to reconsider the date, time, and/or means of convening the Annual Meeting, including solely by means of remote communications. If we change the date, time, and/or means of convening the Annual Meeting, we will announce our decision in advance, and details on how to participate will be posted on our website at www.usxpress.com and filed with the SEC as additional proxy material. We encourage attendees to review guidance from public health authorities on this issue, and to check our website prior to the Annual Meeting if you plan to attend.

Proxy Materials

A Notice of Internet Availability of Proxy Materials (the “Internet Notice”) were first sent on April 17, 2020, to stockholders of record of our Class A common stock and Class B common stock at the close of business on March 30, 2020 (the “Record Date”). The Internet Notice will instruct you as to how you may access and review the proxy materials, as well as how you request a printed copy of the Proxy Statement. This Proxy Statement, the proxy card, and our Annual Report to Stockholders for the fiscal year ended December 31, 2019 (our “2019 Annual Report”), which collectively comprise our “proxy materials,” are first being made available to stockholders on April 17, 2020. Our proxy materials are also available free of charge at http://www.astproxyportal.com/ast/22219/.

Voting Requirements and Board Recommendations

Proposal Number	Description	Board Recommendation	Vote Required for Approval	Effect of Abstentions(2)	Effect of Broker Non-Vote(3)
1	Election of directors	FOR	Plurality of votes cast(1)	No effect	No effect
2	Advisory and non-binding vote to approve Named Executive Officer compensation	FOR	Majority of the voting power of the shares of Class A and Class B common stock represented at the meeting and entitled to vote, voting together as a single class	Same effect as a vote “Against”	No effect
3	Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2020	FOR	Majority of the voting power of the shares of Class A and Class B common stock represented at the meeting and entitled to vote, voting together as a single class	Same effect as a vote “Against”	Discretionary vote of broker
4	Approval of the amendment of the Company’s Second Amended and Restated Bylaws to implement proxy access	FOR	Two-thirds of the voting power of the shares of Class A and Class B common stock issued and outstanding, voting together as a single class	Same effect as a vote “Against”	Same effect as a vote “Against”
5	Approval of the Amended and Restated Omnibus Plan	FOR	Majority of the voting power of the shares of Class A and Class B common stock represented at the meeting and entitled to vote, voting together as a single class	Same effect as a vote “Against”	No effect
6
Approval of the amendment of the Company’s Second Amended and Restated Articles of Incorporation to allow shares of Class B common stock, regardless of how the shares are held, to be pledged without conversion to shares of Class A common stock
FOR
Majority of the voting power of the shares of Class A and Class B common stock issued and outstanding, voting together as a single class

AND

Majority of the voting power of the Class B common stock issued and outstanding, voting as a separate class

				Same effect as a vote “Against”	Same effect as a vote “Against”

(1)
The seven director nominees receiving the highest number of votes for their election will be elected. Any incumbent director who receives a greater number of votes “withheld” from or voted “against” his election than are voted “for” such election (excluding abstentions and broker non-votes) shall be subject to the majority vote policy described under “Corporate Governance – The Board of Directors and Its Committees – Board of Directors – Majority Vote Policy.”

(2)	“Abstentions” (or “withhold votes” in the case of the election of directors) are shares that are entitled to vote but that are not voted at the direction of the holder.
(3)	“Broker non-votes” are shares that are not voted by a broker or other record holder due to the absence of instructions from the beneficial owner.

Quorum Requirement

In order to transact business at the Annual Meeting, a quorum must be present.  A quorum is present if the holders of a majority of the voting power of the issued and outstanding shares of stock entitled to vote are represented at the Annual Meeting in person or by proxy.  Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present.

Voting by Proxy

When a proxy is executed and returned (and not revoked) prior to the Annual Meeting, the proxy will be voted according to the instructions the stockholder made when granting the proxy.  Unless otherwise specified or if no choice is indicated on a proxy, all proxies received pursuant to this solicitation will be voted in accordance with the recommendations by our Board.

If you do not provide voting instructions on Proposals 1, 2, 3, 4, 5, or 6 or for any other matters properly presented at the Annual Meeting, your proxy also gives such persons the discretionary authority to vote your shares represented thereby as recommended above by the Board and in accordance with any such person's best judgment.  In the event any director nominee becomes unwilling or unable to serve as a director prior to the vote on Proposal 1 at the Annual Meeting, the shares represented by your proxy will be voted for any substitute nominee designated by the Board, unless you expressly withhold authority to vote your shares for the unavailable nominee or substitute nominee. None of the proposals discussed in this Proxy Statement that are intended to be acted upon at the Annual Meeting are related to or conditioned upon the approval of any other matters.

Record Date and Voting Rights

The Record Date for the Annual Meeting is March 30, 2020.  Only stockholders of record at the close of business on the Record Date are entitled to vote at the Annual Meeting, either in person or by valid proxy.  Holders of Class A common stock are entitled to one vote for each share held.  Holders of Class B common stock are entitled to five votes for each share held.  If any person other than Messrs. Max Fuller and Eric Fuller and Ms. Lisa Quinn Pate (collectively, the “Qualifying Stockholders”) (or certain trusts for the benefit of any of them or their family members or certain entities owned by any of them or their family members) obtains beneficial ownership of shares of Class B common stock, then such shares of Class B common stock will immediately and automatically convert into shares of Class A common stock on a one-for-one basis.  Additionally, each share of Class B common stock immediately and automatically converts into an equal number of shares of Class A common stock on the last day of the first calendar quarter during which the outstanding shares of Class B common stock shall constitute less than ten percent of all of our outstanding common stock.  After the conversion of shares of Class B common stock into shares of Class A common stock under the occurrence of either event described above, the holders of such converted shares will be entitled to one vote per share.  The Class A common stock and Class B common stock vote together as a single class, except as otherwise required by applicable law and except that a separate vote of the holders of Class B common stock is required for: any amendment of our Articles of Incorporation or Bylaws that modifies the voting, conversion, or other powers, preferences, other special rights or privileges, or restrictions of the Class B common stock; or any reclassification of outstanding shares of Class A common stock into shares having rights as to dividends or liquidation that are senior to the Class B common stock or the right to more than one vote for each share thereof.  We have no other class of stock outstanding.  Holders of Class A common stock and Class B common stock are not entitled to cumulative voting in the election of directors.  On the Record Date, the closing market price of our Class A common stock as reported on The New York Stock Exchange was $3.40 per share.

On the Record Date, there were issued and outstanding (i) 34,325,367 shares of Class A common stock (including 765,211 shares of restricted Class A common stock subject to certain time vesting provisions, which carry voting rights), entitled to cast an aggregate 34,325,367 votes on all matters subject to a vote at the Annual Meeting and (ii) 15,807,095 shares of Class B common stock, entitled to cast an aggregate 79,035,475 votes on all matters subject to a vote at the Annual Meeting.  The total number of shares of our Class A common stock and Class B common stock issued and outstanding on the Record Date was approximately 50,132,462 and the holders of such shares are entitled to cast an aggregate of 113,360,842 votes on all matters subject to a vote at the Annual Meeting.  The Inspector of Elections will tabulate votes cast at the Annual Meeting, and the results of all items voted upon will be announced at the Annual Meeting.  We will also disclose the final voting results in a Current Report on Form 8-K filed with the SEC in accordance with SEC rules.

Voting Instructions

Your type of stock ownership determines the method by which you may vote your shares.  If your shares are registered directly in your name in the stock register and stock transfer books of the Company or with our transfer agent (American Stock Transfer & Trust Company, LLC), you are a "registered holder" and considered the stockholder of record with respect to those shares.  If you hold your shares through a broker, rather than holding shares registered directly in your name, you are considered a "beneficial owner" of shares held in street name.  Beneficial owners have the right to instruct their broker how to vote the shares held in their account.

If you are a registered holder of record of our Class A common stock, you may vote your shares either:

•	over the telephone by calling a toll-free number;
•	by using the Internet and visiting the designated website;
•	by mailing your proxy card; or
•	in person at the Annual Meeting by notifying and obtaining a ballot from the Inspector of Elections prior to the occurrence of any votes.

Registered holders of our Class B stock may vote either:

•	by mailing your proxy card; or
•	in person at the Annual Meeting by notifying and obtaining a ballot from the Inspector of Elections prior to the occurrence of any votes.

For 2020, we have arranged for telephone and Internet-voting procedures to be used.  These procedures have been designed to authenticate your identity, to allow you to give instructions, and to confirm that those instructions have been recorded properly.  If you choose to vote by telephone or by using the Internet by accessing the designated website, please refer to the specific instructions on the proxy card.  The deadline for voting by telephone or the Internet is 11:59 p.m. Eastern Daylight Time on Tuesday, May 26, 2020.  If you wish to vote using the proxy card, please complete, sign, and date your proxy card and return it to us before the Annual Meeting.

Beneficial owners who hold their shares in street name will need to obtain a voting instruction form from the broker or institution that holds their stock and must follow the voting instructions given by that broker or institution. If you do not provide voting instructions to your broker, whether your shares can be voted on your behalf depends on the type of item being considered for vote. Under NYSE rules, brokers are permitted to exercise discretionary voting authority only on “routine” matters. Therefore, your broker may vote on Proposal 3 (“Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2020”) even if you do not provide voting instructions, because it is considered a routine matter. Your broker is not permitted to vote on the other Proposals if you do not provide voting instructions because those items involve matters that are considered non-routine. A beneficial owner of shares may not vote in person at the Annual Meeting unless they obtain from their broker or institution a legal proxy that gives them the right to vote the shares.

Changing Your Vote

Returning a proxy card now will not interfere with your right to attend the Annual Meeting or to vote your shares personally at the Annual Meeting, if you wish to do so.  Stockholders who execute and return proxies may revoke them at any time before they are exercised during the call to vote by either:

•	giving written notice of their revocation to our Executive Vice President, Chief Legal Officer, and Secretary at our principal executive office address;
•	executing a subsequent proxy and delivering it to our Executive Vice President, Chief Legal Officer, and Secretary;
•	re-voting by telephone or Internet; or
•	attending the Annual Meeting and voting in person.

Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy.

Costs of Solicitation

We will bear the cost of solicitation of proxies, which we expect to be nominal, and we will include reimbursements for the charges and expenses of brokerage firms and others for forwarding solicitation materials to beneficial owners of our outstanding common stock.  Proxies will be solicited by mail, and may be solicited personally by directors, officers, and our regular employees, who will not receive any additional compensation for any such services.

Stockholder Proposals

To be eligible for inclusion in our proxy materials relating to our 2021 Annual Meeting of Stockholders, stockholder proposals intended to be presented at that meeting must be in writing and received by us at our principal executive office on or before December 18, 2020.  However, if the date of the 2021 Annual Meeting of Stockholders is more than 30 days before or after May 27, 2021, then the deadline for submitting any such stockholder proposal for inclusion in the proxy materials relating to the 2021 Annual Meeting of Stockholders will be a reasonable time before we begin to print or mail such proxy materials.  The inclusion of any such stockholder proposals in such proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act, including Rule 14a‑8.

If, pursuant to our bylaws, any stockholder intends to present a proposal at the 2021 Annual Meeting of Stockholders without inclusion of such proposal in our proxy materials, we must receive notice of such proposal no earlier than January 27, 2021 and no later than February 26, 2021. Any notice received prior to January 27, 2021 or after February 26, 2021 is untimely. However, if the date of the 2021 Annual Meeting of Stockholders is more than 30 days before or more than 70 days after May 27, 2021, notice by the stockholder in order to be timely must be received no earlier than the 120th day prior to such annual meeting and no later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.

Proposals must concern a matter that may be properly considered and acted upon at the Annual Meeting of Stockholders in accordance with applicable laws and regulations and our bylaws, committee charters and policies, and must otherwise comply with Rule 14a-8 of the Exchange Act and we reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these requirements.

Additionally, if Proposal 4 (proxy access) is approved by stockholders, then stockholders who meet the requirements set forth in the Bylaw Amendment may submit director nominations for inclusion in the proxy materials. Such nominations for the 2021 Annual Meeting must be received by the Company no earlier than November 18, 2019 and no later than December 18, 2019, assuming the date of the 2020 Annual Meeting is not more than thirty days before or thirty days after May 27, 2021, and must meet all the requirements set forth in the Bylaws Amendment.

Written copies of all stockholder proposals should be addressed and sent to Nathan Harwell, Executive Vice President, Chief Legal Officer, and Secretary; U.S. Xpress Enterprises, Inc.; 4080 Jenkins Road; Chattanooga, Tennessee 37421.  Stockholder proposals must comply with the rules and regulations of the SEC.

OTHER MATTERS

As of the mailing date of this Proxy Statement, the Board does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties.  As to other business (if any) that may properly be brought before the Annual Meeting, we intend that proxies solicited by the Board will be voted in accordance with the best judgment of those voting the proxies.

U.S. Xpress Enterprises, Inc.
/s/ Max Fuller
Max Fuller
Executive Chairman of the Board
April 17, 2020

APPENDIX A

Article II, Section 15:

(d)          Nothing contained in this Section 15 of this Article II shall be deemed to affect any rights of stockholders to request inclusion of nominees for director in the Corporation’s proxy statement pursuant to Section 17 of this Article II.

Article II, Section 17:

17. Stockholder Nominations Included in the Corporation’s Proxy Materials.

(a)          Definitions.  For purposes of this Section 17 of this Article II, the following terms shall have the meanings set forth below, except as otherwise provided herein.

“Eligible Holder” is a person who has either (i) been a record holder of the shares of Class A Common Stock used to satisfy the eligibility requirements of Section 17(d) of this Article II continuously for the three (3)-year period as described in Section 17(d) of this Article II, or (ii) provides to the Secretary of the Corporation, within the time period specified in Section 17(e) of this Article II, evidence of continuous ownership of such shares for such three (3)-year period from one or more securities intermediaries in a form that the Board of Directors, or its designee, acting in good faith, determines would be acceptable for purposes of a stockholder proposal under Rule 14a-8(b)(2) under the Exchange Act (or any successor rule).

“Maximum Number” with respect to any annual meeting of the stockholders, means that number of nominees for election to the Board of Directors that constitutes no more than 20% of the total number of directors of the Corporation as of the last day on which a Qualified Nomination Notice may be submitted pursuant to Section 17(e) of this Article II (rounded down to the nearest whole number), but not less than two (2).  The Maximum Number shall be subject to the adjustments described in Section 17(c) of this Article II.

“Minimum Number” means 3% of the Corporation’s issued and outstanding shares of Class A Common Stock as of the most recent date for which such amount is given in any filing made by the Corporation with the Securities and Exchange Commission (the “SEC”) prior to the submission of the Qualified Nomination Notice.

“Qualified Nomination Notice” means a notice given by a Nominating Stockholder that complies with the requirements of Section 17(e) of this Article II and names a Nominee.

“Nominating Stockholder” means an Eligible Holder or group of up to 20 Eligible Holders who nominate a nominee for election to the Board of Directors.

“Nominee” means any person nominated for election to the Board of Directors by a Nominating Stockholder that, individually and collectively, in the case of a group, satisfy all applicable procedures set forth in Section 17(d) and 17(e) of this Article II.

(b)          Inclusion of Nominee in Proxy Statement.  Subject to the provisions of this Section 17 of this Article II, if expressly requested in a Qualified Nomination Notice delivered by a Nominating Stockholder, the Corporation shall include in its proxy statement for any annual meeting of the stockholders:

(i)          the name of the Nominee, which shall also be included on the Corporation’s form of proxy and ballot;

(ii)          disclosures about the Nominee and Nominating Stockholder required under the rules of the SEC or other applicable law to be included in the proxy statement;

(iii)          any statement included by the Nominating Stockholder in the Qualified Nomination Notice for inclusion in the proxy statement in support of the Nominee’s election to the Board of Directors (subject, without limitation, to Section 17(e)(ii) of this Article II), if such statement does not exceed 500 words; and

(iv)          any other information that the Corporation or the Board of Directors determines, in its discretion to include in the proxy statement relating to the nomination of the Nominee, including, without limitation, any statement in opposition to the nomination and any of the information provided pursuant to this Section 17 of this Article II.

(c)	Maximum Number of Nominees.

(i)          The Corporation shall not be required to include in the proxy statement for an annual meeting of the stockholders more Nominees than the Maximum Number for such annual meeting. The Maximum Number for a particular annual meeting of the stockholders shall be reduced by: (1) Nominees who are subsequently withdrawn or that the Board of Directors itself decides to nominate for election at such annual meeting, and (2) the number of incumbent directors who were Nominees with respect to any of the preceding two annual meetings of the stockholders and whose reelection at the upcoming annual meeting of the stockholders is being recommended by the Board of Directors. If one or more vacancies for any reason occurs on the Board of Directors after the deadline set forth in Section 17(e) of this Article II, but before the date of the annual meeting of the stockholders, and the Board of Directors resolves to reduce the size of the Board in connection therewith, the Maximum Number shall be calculated based on the number of directors in office as so reduced.

(ii)          If the number of Nominees pursuant to this Section 17 of this Article II for any annual meeting of the stockholders exceeds the Maximum Number then, promptly upon notice from the Corporation, each Nominating Stockholder will select one Nominee for inclusion in the proxy statement until the Maximum Number is reached, going in order of the amount (largest to smallest) of the ownership position as disclosed in each Nominating Stockholder’s Qualified Nomination Notice, with the process repeated if the Maximum Number is not reached after each Nominating Stockholder has selected one Nominee. If, after the deadline for submitting a Qualified Nomination Notice as set forth in Section 17(e) of this Article II, a Nominating Stockholder becomes ineligible or withdraws its nomination, or a Nominee becomes unwilling to serve on the Board of Directors, whether before or after the mailing of the definitive proxy statement, then the nomination shall be disregarded, and the Corporation (1) shall not be required to include in its proxy statement or on any ballot or form of proxy the disregarded Nominee or any successor or replacement Nominee proposed by the Nominating Stockholder or by any other Nominating Stockholder, and (2) may otherwise communicate to its stockholders, including, without limitation, by amending or supplementing its proxy statement or ballot or form of proxy, that the Nominee will not be included as a Nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the annual meeting of the stockholders.

(d)	Eligibility of Nominating Stockholder.

(i)          An Eligible Holder or group of up to twenty (20) Eligible Holders may submit a nomination in accordance with this Section 17 of this Article II only if the person or group (in the aggregate) has continuously owned at least the Minimum Number of shares of the Class A Common Stock (as adjusted for any stock splits, stock dividends, or similar events) throughout the three (3)-year period preceding, including the date of submission of, the Qualified Nomination Notice, and continues to own at least the Minimum Number through the date of the annual meeting of the stockholders. A group of funds under common management and investment control shall be treated as one Eligible Holder if such Eligible Holder shall provide, together with the Qualified Nomination Notice, documentation reasonably satisfactory to the Corporation that demonstrates that the funds are under common management and investment control. For the avoidance of doubt, in the event of a nomination by a group of Eligible Holders, any and all requirements and obligations for an individual Eligible Holder that are set forth in this Section 17 of this Article II, including the minimum holding period, shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the ownership of the group in the aggregate. If any stockholder withdraws from a group of Eligible Holders acting together as a Nominating Stockholder at any time prior to the annual meeting of the stockholders, the group of Eligible Holders shall only be treated as owning the shares held by the remaining members of the group.

(ii)          For purposes of this Section 17(d) of this Article II, an Eligible Holder “owns” only those outstanding shares of Class A Common Stock as to which the Eligible Holder possesses both: (A) the full voting and investment rights pertaining to the shares; and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares. The number of shares calculated in accordance with clauses (A) and (B) shall not include any shares: (1) sold by such Eligible Holder or any of its affiliates in any transaction that has not been settled or closed, (2) borrowed by such Eligible Holder or any of its affiliates for any purpose or purchased by such Eligible Holder or any of its affiliates pursuant to an agreement to resell, or (3) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Holder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of Class A Common Stock, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of: (x) reducing in any manner, to any extent or at any time in the future, such Eligible Holder’s or any of its affiliates’ full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting, or altering to any degree, gain or loss arising from the full economic ownership of such shares by such Eligible Holder or any of its affiliates. An Eligible Holder “owns” shares held in the name of a Nominee or other intermediary, so long as the Eligible Holder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest (including the opportunity for profit and risk of loss on) in the shares. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has delegated any voting power by means of a proxy, power of attorney, or other similar instrument or arrangement that is revocable at any time by the Eligible Holder.  The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of Class A Common Stock are “owned” for these purposes shall be determined by the Board of Directors, acting in good faith.

(iii)
No person shall be permitted to be in more than one group constituting a Nominating Stockholder, and if any person appears as a member of more than one group, it shall be deemed to be a member of the group that has the largest ownership position as reflected in the Qualified Nomination Notice.

(e)          Qualified Nomination Notice.  To nominate a Nominee, the Nominating Stockholder must, no earlier than one hundred fifty (150) days and no later than one hundred twenty (120) days before the anniversary of the date that the Corporation mailed its proxy statement for the prior year’s annual meeting of the stockholders, submit to the Secretary of the Corporation at the principal executive office of the Corporation all of the following information and documents (collectively, the “Qualified Nomination Notice”); provided, however, that if (and only if) the annual meeting of the stockholders is not scheduled to be held within a period that commences thirty (30) days before the anniversary date of the prior year’s annual meeting of stockholders and ends thirty (30) days after such anniversary date (an annual meeting of the stockholders date outside such period being referred to herein as an “Other Meeting Date”), the Qualified Nomination Notice shall be given in the manner provided herein by the later of the close of business on the date that is one hundred eighty (180) days prior to such Other Meeting Date or the tenth (10th) day following the date such Other Meeting Date is first publicly announced or disclosed:

(i)          A Schedule 14N (or any successor form) relating to the Nominee, completed and filed with the SEC by the Nominating Stockholder as applicable, in accordance with SEC rules;

(ii)          A written notice of the nomination of such Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Stockholder (including each group member): (A) the details of any relationship that existed within the past three (3) years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N; (B) a representation and warranty that the Nominating Stockholder did not acquire, and is not holding, securities of the Corporation for the purpose or with the effect of influencing or changing control of the Corporation; (C) a representation and warranty that the Nominee’s candidacy or, if elected, Board of Directors membership would not violate applicable state or federal law or the rules of any stock exchange on which the Corporation’s securities are traded; (D) a representation and warranty that the Nominee: (1) does not have any direct or indirect relationship with the Corporation other than those relationships that have been deemed categorically immaterial pursuant to the Corporation’s corporate governance guidelines as most recently published on its website and otherwise qualifies as independent under the rules of the primary stock exchange on which the Corporation’s securities are traded; (2) meets the Audit Committee independence requirements under the rules of any stock exchange on which the Corporation’s securities are traded; (3) is a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule); and (4) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933, as amended (the “Securities Act”) or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of the Nominee; (E) a representation and warranty that the Nominating Stockholder satisfies the eligibility requirements set forth in Section 17(d) of this Article II and has provided evidence of ownership to the extent required by Section 17(d) of this Article II; (F) a representation and warranty that the Nominating Stockholder intends to continue to satisfy the share ownership eligibility requirements described in Section 17(d) of this Article II through the date of the annual meeting of the stockholders; (G) details of any position of the Nominee as an officer or director of any competitor (that is, any entity that produces products or provides services that compete with or are alternatives to the principal products produced or services provided by the Corporation or its affiliates) of the Corporation, within the five (5) years preceding the submission of the Qualified Nomination Notice; (H) a representation and warranty that the Nominating Stockholder will not engage in a “solicitation” within the meaning of Rule 14a-1(l) of the Exchange Act (without reference to the exception in Rule 14a-1(l)(2)(iv) of the Exchange Act) (or any successor rules) with respect to the annual meeting of the stockholders, other than with respect to the Nominee or any nominee of the Board; (I) a representation and warranty that the Nominating Stockholder will not use any proxy card other than the Corporation’s proxy card in soliciting stockholders in connection with the election of a Nominee at the annual meeting of the stockholders; (J) if desired, a statement for inclusion in the proxy statement in support of the Nominee’s election to the Board of Directors, provided that such statement shall not exceed 500 words and shall fully comply with Section 14 of the Exchange Act and the rules and regulations thereunder, including Rule 14a-9; (K) in the case of a nomination by a group, the designation by all group members of one group member who is authorized to act on behalf of all group members with respect to all matters relating to the nomination, including withdrawal of the nomination; and (L) the information required to be included in a stockholder’s notice referenced in Section 15(a) and Section 15(c) of Article II;

(iii)          An executed agreement, which must be submitted within seven (7) days of the Nominating Stockholder’s first submission of any information required by this Section 17 of this Article II, in a form deemed satisfactory by the Board of Directors or its designee, acting in good faith, pursuant to which the Nominating Stockholder (including each group member) agrees: (A) to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election; (B) to file any written solicitation or other communication with the Corporation’s stockholders relating to one or more of the Corporation’s directors or director nominees or any Nominee with the SEC, regardless of whether any such filing is required under rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation; (C) to assume all liability stemming from an action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Stockholder with the Corporation, its stockholders or any other person in connection with the nomination or election of directors, including, without limitation, the Qualified Nomination Notice; (D) to indemnify and hold harmless (jointly with all other group members, in the case of a group member) the Corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative, or investigative, against the Corporation or any of its directors, officers or employees arising out of or relating to a failure or alleged failure of the Nominating Stockholder to comply with, or any breach or alleged breach of, its obligations, agreements or representations under this Section 17 of this Article II, or otherwise arising out of any nomination, solicitation or other activity by any Nominating Stockholder in connection with its efforts under this Section 17 of this Article II; and (E) if any information included in the Qualified Nomination Notice, or any other communication by the Nominating Stockholder (including with respect to any group member), with the Corporation, its stockholders or any other person in connection with the nomination or election ceases to be true and accurate in all material respects (or due to a subsequent development omits a material fact necessary to make the statements made no misleading), or the Nominating Stockholder (including any group member) fails to continue to satisfy the eligibility requirements described in Section 17(d) of this Article II, to promptly (and in any event within 48 hours of discovering such misstatement or omission) notify the Corporation and any other recipient of such communication of the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission; and

(iv)          An executed agreement, which must be submitted within seven (7) days of the Nominating Stockholder’s first submission of any information required by this Section 17 of this Article II, in a form determined to be satisfactory by the Board of Directors, or its designee, acting in good faith, by the Nominee: (A) to provide to the Corporation such other information, including completion of the Corporation’s director questionnaire, as it may reasonably request; (B) that the Nominee has read and agrees, if elected, to serve as a member of the Board of Directors, to adhere to the Corporation’s corporate governance guidelines and code of ethical conduct and any other Corporation policies and guidelines applicable to directors as adopted from time to time; and (C) that the Nominee will promptly and fully disclose to the Corporation if the Nominee is or becomes a party to (1) any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity in connection with service or action as a director of the Corporation, (2) any agreement, arrangement or understanding with any person or entity as to how the Nominee would vote or act on any issue or question as a director (a “Voting Commitment”) that has not been disclosed to the Corporation, or (3) any Voting Commitment that could limit or interfere with the Nominee’s ability to comply, if elected as a director of the Corporation, with its fiduciary duties under applicable law.

The information and documents required by this Section 17(e) of this Article II shall be: (i) provided with respect to and executed by each group member, in the case of information applicable to group members; and (ii) provided with respect to the persons specified in Instruction 1 to Items 6(c) and (d) of Schedule 14N (or any successor items) in the case of a Nominating Stockholder or group member that is an entity. The Qualified Nomination Notice shall be deemed submitted on the date on which all the information and documents referred to in this Section 17(e) of this Article II (other than such information and documents contemplated to be provided after the date the Qualified Nomination Notice is provided) have been delivered to or, if sent by mail, received by the Secretary of the Corporation.

(f)	Exceptions.

(i)          Notwithstanding anything to the contrary contained in Section 17 of this Article II, the Corporation may omit from its proxy statement any Nominee and any information concerning such Nominee (including a Nominating Stockholder’s statement in support) and no vote on such Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation), and the Nominating Stockholder may not, after the last day on which a Qualified Nomination Notice would be timely, cure in any way any defect preventing the nomination of the Nominee, if: (A) the Nominating Stockholder or the designated lead group member, as applicable, or any qualified representative thereof, does not appear at the meeting of stockholders to present the nomination submitted pursuant to this Section 17 of this Article II or the Nominating Stockholder withdraws its nomination; (B) the Board of Directors, acting in good faith, determines that such Nominee’s nomination or election to the Board of Directors would result in the Corporation violating or failing to be in compliance with these Bylaws or Articles of Incorporation or any applicable law, rule or regulation to which the Corporation is subject, including any rules or regulations of any stock exchange on which the Corporation’s securities are traded; (C) the Nominee was nominated for election to the Board of Directors pursuant to this Section 17 of this Article II at one of the Corporation’s two (2) preceding Annual Meetings of stockholders and either withdrew or became ineligible or received less than 25% of the votes that all stockholders are entitled to cast for such Nominee; (D) the Nominee has been, within the past three (3) years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended, or (E) the Corporation is notified, or the Board of Directors acting in good faith determines, that a Nominating Stockholder has failed to continue to satisfy the eligibility requirements described in Section 17(d) of this Article II, any of the representations and warranties made in the Qualified Nomination Notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statement not misleading), the Nominee becomes unwilling or unable to serve on the Board of Directors or any material violation or breach occurs of the obligations, agreements, representations or warranties of the Nominating Stockholder or the Nominee under this Section 17 of this Article II.

(ii)          Notwithstanding anything to the contrary contained in this Section 17 of this Article II, the Corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the statement in support of the Nominee included in the Nomination Notice, if the Board of Directors in good faith determines that: (A) such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading; (B) such information directly or indirectly impugns character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person; or (C) the inclusion of such information in the proxy statement would otherwise violate the SEC proxy rules or any other applicable law, rule or regulation.

(iii)          The Corporation may solicit against, and include in the proxy statement its own statement relating to, any Nominee.

APPENDIX B

U.S. XPRESS ENTERPRISES, INC.
AMENDED AND RESTATED 2018 OMNIBUS INCENTIVE PLAN

ARTICLE 1
PURPOSE AND TERM OF PLAN
Section 1.1 Purpose. The purpose of the Plan is to provide motivation to selected Employees, Directors and Consultants to put forth their efforts toward the continued growth, profitability and success of the Company by providing incentives to such Employees, Directors and Consultants through the ownership and performance of Common Stock.
Section 1.2 Effective Date; Expiration. The Plan, as amended and restated, was approved by the Commitee on March 20, 2020, but will be effective as of the date it is approved by the stockholders at the Company’s 2020 annual meeting (the “Effective Date”). If approved by the stockholders, the Plan shall amend and restate the U.S. Xpress Enterprises, Inc. 2018 Omnibus Incentive Plan (the “Original Plan”), which was originally effective June 8, 2018 (the “Original Commencement Date”); provided, however, that the terms of the Original Plan as in effect immediately prior to the Effective Date shall continue to govern all Awards granted under the Original Plan until such Awards have been exercised, forfeited, canceled, or have otherwise expired or terminated. If the Company’s stockholders do not approve the Plan, the Original Plan will continue in full force and effect on the terms and conditions as in effect immediately prior to the Effective Date. The expiration date of the Plan, on and after which date no Awards may be granted, shall be the tenth anniversary of the Original Commencement Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.
ARTICLE 2
DEFINITIONS
In any necessary construction of a provision of this Plan, the masculine gender may include the feminine, and the singular may include the plural, and vice versa.
Section 2.1 “Award” means any form of stock option, stock appreciation right, Stock Award, Restricted Stock Unit, performance unit, Performance Award or other incentive award granted under the Plan, whether singly, in combination, or in tandem, to a Participant by the Committee pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee may establish by the Award Notice or otherwise.

Section 2.2 “Award Notice” means the document establishing the terms, conditions, restrictions and/or limitations of an Award in addition to those established by this Plan and by the Committee’s exercise of its administrative powers. The Committee will establish the form of the document in the exercise of its sole and absolute discretion.

Section 2.3 “Board” means the Board of Directors of USX.

Section 2.4 “CEO” means the Chief Executive Officer of USX.

Section 2.5 “Cause” means, with respect to the termination of a Participant’s employment by USX or its successor, and unless otherwise set forth in an Award agreement or other agreement between the Company and Participant: (i) the Participant’s falsification of the accounts of USX or any Subsidiary, embezzlement of funds or other assets of USX or any Subsidiary, or other fraud or dishonesty with respect to USX or any Subsidiary or any of its affiliates that causes or could reasonably be expected to cause actual harm to USX or any Subsidiary or any of its affiliates; (ii) any material breach of the Participant’s employment agreement or other agreement between the Company and Participant which, if capable of cure, is not cured within ten (10) days of receipt of written notice of such breach by the Participant; (iii) conviction of, or entry of a plea of guilty or nolo contendere to charges of, any crime involving moral turpitude (defined as a crime involving obscenity, crimes of a sexual nature, or crimes punishable by death or more than one year of imprisonment (it being understood that, for instance, violation of a motor vehicle code does not constitute such crime)) or crimes of dishonesty; (iv) conviction of, or entry of a plea of guilty or nolo contendere to charges of, any felony or other crime which has or may have a materially adverse effect on the Participant’s ability to carry out the Participant’s duties or on the reputation or business activities of USX or any Subsidiary or its affiliates; (v) actions or failures to act constituting negligence by the Participant in the performance of the Participant’s duties or failure by the Participant to perform the Participant’s duties as expected in his or her employment, each after the Participant has not cured such actions or failure to act within thirty (30) days after written request by the Board to do so; (vi) the Participant’s breach of a fiduciary duty owed to USX or any Subsidiary, its stockholders, or any of its affiliates involving duty of care, duty of loyalty, corporate opportunity, or similar doctrines as determined in good faith by the Board; and (vii) any disparagement of USX or any Subsidiary, its affiliates, or their officers or directors. The Board’s determination of “Cause” is binding upon the Participant.

Section 2.6 “Change in Control” means the occurrence of one (1) of the conditions set forth in Section 16.19, unless otherwise set forth in an Award agreement.

Section 2.7 “Code” means the Internal Revenue Code of 1986, as amended from time to time, including the regulations thereunder and any successor provisions and the regulations thereto.
Section 2.8 “Committee” means the Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan; provided that the Committee shall consist of two or more Directors, all of whom are “Non-Employee Directors” within the meaning of Rule 16b-3 under the Exchange Act and an “independent director” for purpose of the rules of the principal national securities exchange on which the Common Stock is then listed or admitted to trading, to the extent required by such rules.

Section 2.9 “Common Stock” means the Class A common stock, par value $.01 per share, of USX.

Section 2.10 “Company” means USX and its Subsidiaries.  In the event of a Change in Control, the term “Company” as used herein shall also refer to any successor entity.

Section 2.11 “Consultants” means the consultants, advisors and independent contractors retained by the Company.
Section 2.12 “Director” means a non-Employee member of the Board.

Section 2.13 “Effective Date” means the date an Award is determined to be effective by the Committee upon its grant of such Award, which date shall be set forth in the applicable Award Notice.

Section 2.14 “Employee” means any person employed by the Company on a full- or part-time basis.

Section 2.15 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including the rules thereunder and any successor provisions and the rules thereto.

Section 2.16 “Fair Market Value” means the closing price of the Common Stock on the principal national securities exchange on which the Common Stock is then listed or admitted to trading, and the closing price shall be the last reported sale price regular way on such date (or, if no sale takes place on such date, the last reported sale price regular way on the next preceding date on which such sale took place), as reported by such exchange. If the Common Stock is not then so listed or admitted to trading on a national securities exchange, then Fair Market Value shall be the closing price (the last reported sale price regular way) of the Common Stock in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), if the closing price of the Common Stock is then reported by NASDAQ. If the Common Stock closing price is not then reported by NASDAQ, then Fair Market Value shall be the mean between the representative closing bid and closing asked prices of the Common Stock in the over-the-counter market as reported by NASDAQ. If the Common Stock bid and asked prices are not then reported by NASDAQ, then Fair Market Value shall be the quote furnished by any member of the Financial Industry Regulatory Authority selected from time to time by USX for that purpose. If no member of the Financial Industry Regulatory Authority then furnishes quotes with respect to the Common Stock, then Fair Market Value shall be the value determined by the Committee in good faith.

Section 2.17 “Good Reason” means, unless otherwise set forth in an Award agreement or other agreement between the Company and Participant, the occurrence of any of the following, without the Participant’s written consent, at any time within 365 days following a Change in Control (unless the Participant’s employment agreement or Award agreement specifies a longer time period, in which case such longer time period will apply); provided that the Participant give the Company notice of such Good Reason condition within thirty (30) days of its occurrence and the Company has not cured such condition within a subsequent sixty (60) day period: (i) a material reduction in the Participant’s base salary, other than a general reduction in base salary of not more than 10% that affects all similarly situated employees or executives, as applicable, in substantially the same proportions; (ii) a material reduction in the Participant’s annual bonus opportunity, other than a general reduction that affects all similarly situated employees, executives, or directors, as applicable, in substantially the same proportions; (iii) a relocation of the Participant’s principal place of employment by more than 50 miles; (iv) any material breach by the Company of the Participant’s employment agreement or other agreement between Participant and the Company; (v) USX’s failure to obtain an agreement from any successor company to assume and agree to perform the Participant’s employment agreement in the same manner and to the extent that USX would be required to perform if no succession had taken place, except where such assumption occurs by operation of law; (vi) a material, adverse change in the Participant’s title, authority, duties, or responsibilities (other than temporarily while the Participant is physically or mentally incapacitated or as required by applicable law) taking into account USX’s size, status as a public company, and capitalization; or (vii) a material, adverse change in the reporting structure applicable to the Participant.
Section 2.18 “Participant” means either an Employee, Director or Consultant to whom an Award has been granted under the Plan.

Section 2.19 “Performance Awards” means the Stock Awards and performance units granted pursuant to Article 7.

Section 2.20 “Performance Criteria” means the one or more criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period. The Performance Criteria that may be used to establish such Performance Goal(s) may be expressed in terms of the attainment of specified levels of one or any variation or combination of the following: (a) revenues (including, without limitation, measures such as revenue per mile (loaded or total) or revenue per tractor), (b) net revenues and/or return on revenues, (c) fuel surcharges, (d) accounts receivable collection or days sales outstanding, (e) safety and claims (including, without limitation, measures such as accidents per million miles, number of significant accidents, number of worker's compensation claims, changes in safety scores and ratings), (f) working capital measures, (g) leverage measures, (h) productivity and efficiency measures (including, without limitation, measures such as driver turnover, trailer-to-tractor ratio, tractor-to-non-driver ratio, average revenue per tractor, average percentages of loaded and empty miles, average fuel savings and fuel surcharge revenues), (i) cash position, (j) return on invested capital, (k) market share (in aggregate or by segment), (l) economic value added models or completion of acquisitions (with or without specified size); (m) operating ratio, (n) expenses, cost reductions and savings (or limits on cost increases) (o) debt to capitalization and/or debt to equity (in each case with or without lease adjustment), (p) earnings, (q) earnings before interest and taxes, (r) earnings before interest, taxes, depreciation and amortization, (s) earnings before interest, taxes, depreciation, amortization and operating leases, (t) earnings before interest, taxes, depreciation, amortization and rents, (u) earnings per share (or diluted earnings per share or adjusted diluted earnings per share), (v) net income (or adjusted net income) and/or income before taxes and/or cumulative compound net income growth rate, (w) operating income or earnings, (x) increase in total revenue, (y) net sales, (z) assets and return on assets, (aa) return on capital employed, (ab) return on equity, (ac) return on stockholders’ equity or total stockholders’ return, (ad) net margin, gross margin, operating margin, or contribution margin (ae) net profit or profit margins (including profitability of an identifiable business unit or product), (af) operating profits, (ag) profits before tax, (ah) ratio of operating earnings to capital spending, (ai) cash flow measures (including, without limitation, free cash flow), (aj) equity or stockholders’ equity, (ak) Common Stock price per share, (al) attainment of strategic or operational initiatives, (am) book, economic book or intrinsic book value (including book value per share) (an) appreciation in or maintenance of the price of the Common Stock or any other publicly traded securities of the Company, or other stockholder return measures, (ao) credit rating, (ap) borrowing levels, (aq) enterprise value, (ar) improvements in capital structure, (as) customer satisfaction survey results, (at) implementation or completion of critical projects; or (au) any other metric as may be selected by the Committee; or (av) any combination of the foregoing, which, in each case, may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, and may include comparisons with past performance of the Company (including one or more divisions thereof, if any) and/or the current or past performance of other companies or any combination thereof. In addition, the Committee may establish, as additional Performance Criteria, the attainment by a Participant of one or more personal objectives and/or goals that the Committee deems appropriate, including, without limitation, implementation of Company policies, negotiation of significant corporate transactions, development of long-term business goals or strategic plans for the Company or the exercise of specific areas of managerial responsibility. The Committee may provide for exclusion of the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual, infrequently occurring or non-recurring charges or events, (b) asset write-downs, (c) litigation or claim judgments or settlements, (d) acquisitions or divestitures, (e) reorganization or change in the corporate structure or capital structure of the Company, (f) an event either not directly related to the operations of the Company, division, business segment or business unit or not within the reasonable control of management, (g) foreign exchange gains and losses, (h) a change in the fiscal year of the Company, (i) the refinancing or repurchase of bank loans or debt securities, (j), unbudgeted capital expenditures, (k) the issuance or repurchase of equity securities and other changes in the number of outstanding shares, (l) conversion of some or all of convertible securities to common stock, (m) any business interruption event (n) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles, or (o) the effect of changes in other laws or regulatory rules affecting reported results.

Section 2.21 “Performance Formula” means, for a Performance Period, the one or more objective formulas (expressed as a percentage or otherwise) applied against the relevant Performance Goal(s) to determine, with regards to the Award of a particular Participant, whether all, some portion but less than all, or none of the Award has been earned for the Performance Period.

Section 2.22 “Performance Goals” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

Section 2.23 “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Award.

Section 2.24 “Plan” means this Amended and Restated 2018 Omnibus Incentive Plan, as amended from time to time.

Section 2.25 “Restricted Stock Unit Award” means an Award granted pursuant to Article 11 in the form of a right to receive shares of Common Stock on a future date.

Section 2.26 “Stock Award” means an award granted pursuant to Article 10 in the form of shares of Common Stock and/or restricted shares of Common Stock.

Section 2.27 “Subsidiary” means a corporation or other business entity in which USX directly or indirectly has an ownership interest of 20 percent or more, except that with respect to incentive stock options, “Subsidiary” shall mean “subsidiary corporation” as defined in Section 424(f) of the Code.

Section 2.28 “Substitute Awards” means Awards granted or shares of Common Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or with which the Company merges.

Section 2.29 “USX” means U.S. Xpress Enterprises, Inc.

ARTICLE 3
ELIGIBILITY
Section 3.1 In General. Subject to Section 3.2 and Article 4, all Employees, Directors and Consultants are eligible to participate in the Plan. The Committee may select, from time to time, Participants from those Employees, Directors and Consultants.
Section 3.2 Incentive Stock Options. Only Employees shall be eligible to receive “incentive stock options” (within the meaning of Section 422 of the Code).
ARTICLE 4
PLAN ADMINISTRATION
Section 4.1 Responsibility. The Committee shall have total and exclusive responsibility to control, operate, manage and administer the Plan in accordance with its terms.
Section 4.2 Authority of the Committee. The Committee shall have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right to:

(a) determine eligibility for participation in the Plan;

(b) select the Participants and determine the type of Awards to be made to Participants, the number of shares subject to Awards and the terms, conditions, restrictions and limitations of the Awards, including, but not by way of limitation, restrictions on the transferability of Awards and conditions with respect to continued employment, performance criteria, confidentiality and non-competition;

(c) interpret the Plan;

(d) construe any ambiguous provision, correct any default, supply any omission and reconcile any inconsistency of the Plan;

(e) issue administrative guidelines as an aid to administer the Plan and make changes in such guidelines as it from time to time deems proper;

(f) make regulations for carrying out the Plan and make changes in such regulations as it from time to time deems proper;

(g) to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions and limitations;

(h) promulgate rules and regulations regarding treatment of Awards of a Participant under the Plan in the event of such Participant’s death, disability, retirement, termination from the Company or breach of agreement by the Participant, or in the event of a change of control of USX;

(i) accelerate the vesting, exercise or payment of an Award or the Performance Period of an Award when such action or actions would be in the best interest of the Company;

(j) establish such other types of Awards, besides those specifically enumerated in Article 5 hereof, which the Committee determines are consistent with the Plan’s purpose;

(k) subject to Section 4.3, grant Awards in replacement of Awards previously granted under this Plan or any other executive compensation plan of the Company;

(l) establish and administer the Performance Goals with respect to Awards and certify whether, and to what extent, they have been attained;

(m) determine the terms and provisions of any agreements entered into hereunder;

(n) take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan; and

(o) make all other determinations it deems necessary or advisable for the administration of the Plan, including factual determinations.
The decisions of the Committee and its actions with respect to the Plan shall be final, binding and conclusive upon all persons having or claiming to have any right or interest in or under the Plan.

Section 4.3 Option Repricing. Except for adjustments pursuant to Section 6.2, the Committee shall not reprice any stock options and/or stock appreciation rights unless such action is approved by USX’s stockholders. For purposes of the Plan, the term “reprice” shall mean the reduction, directly or indirectly, in the per-share exercise price of an outstanding stock option(s) and/or stock appreciation right(s) issued under the Plan by amendment, cancellation or substitution (for cash or another Award, except in connection with a Change in Control), or any other action with respect to an option or SAR that would be treated as a repricing under the rules and regulations of the principal national securities exchange on which the Common Stock is then listed or admitted to trading.

Section 4.4 Allocation and Delegation of Authority. The Committee may allocate all or any portion of its responsibilities and powers under the Plan to any one or more of its members, the CEO or other senior members of management as the Committee deems appropriate, and may delegate all or any part of its responsibilities and powers to any such person or persons, provided that any such allocation or delegation be in writing; provided, however, that only the Committee, or other committee consisting of two or more Directors, all of whom are “Non-Employee Directors” within the meaning of Rule 16b-3 under the Exchange Act, may select and grant Awards to Participants who are subject to Section 16 of the Exchange Act. The Committee may revoke any such allocation or delegation at any time for any reason with or without prior notice.

ARTICLE 5
FORM OF AWARDS
Section 5.1 In General. Awards may, at the Committee’s sole discretion, be paid in the form of Performance Awards pursuant to Article 7, stock options pursuant to Article 8, stock appreciation rights pursuant to Article 9, Stock Awards pursuant to Article 10, Restricted Stock Unit Awards pursuant to Article 11, performance units pursuant to Article 12, any form established by the Committee pursuant to Section 4.2(j) or a combination thereof. The terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted. Each Award shall be subject to the terms, conditions, restrictions and limitations of the Plan and the Award Notice for such Award. Awards under a particular Article of the Plan need not be uniform and Awards under two or more Articles may be combined into a single Award Notice. Any combination of Awards may be granted at one time and on more than one occasion to the same Participant.
Section 5.2 Foreign Jurisdictions.

(a) Special Terms. In order to facilitate the making of any Award to Participants who are employed or retained by the Company outside the United States as Employees, Directors or Consultants (or who are foreign nationals temporarily within the United States), the Committee may provide for such modifications and additional terms and conditions (“Special Terms”) in Awards as the Committee may consider necessary or appropriate to accommodate differences in local law, policy or custom or to facilitate administration of the Plan. The Special Terms may provide that the grant of an Award is subject to (1) applicable governmental or regulatory approval or other compliance with local legal requirements and/or (2) the execution by the Participant of a written instrument in the form specified by the Committee, and that in the event such conditions are not satisfied, the grant shall be void. The Special Terms may also provide that an Award shall become exercisable or redeemable, as the case may be, if an Employee’s employment or Director or Consultant’s relationship with the Company ends as a result of workforce reduction, realignment or similar measure and the Committee may designate a person or persons to make such determination for a location. The Committee may adopt or approve sub-plans, appendices or supplements to, or amendments, restatements or alternative versions of, the Plan as it may consider necessary or appropriate for purposes of implementing any Special Terms, without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, no such sub-plans, appendices or supplements to, or amendments, restatements or alternative versions of, the Plan shall: (a) increase the limitations contained in Section 6.3; (b) increase the number of available shares under Section 6.1; or (c) cause the Plan to cease to satisfy any conditions of Rule 16b-3 under the Exchange Act.

(b) Currency Effects. Unless otherwise specifically determined by the Committee, all Awards and payments pursuant to such Awards shall be determined in U.S. currency. The Committee shall determine, in its discretion, whether and to the extent any payments made pursuant to an Award shall be made in local currency, as opposed to U.S. dollars. In the event payments are made in local currency, the Committee may determine, in its discretion and without liability to any Participant, the method and rate of converting the payment into local currency.

ARTICLE 6
SHARES SUBJECT TO PLAN
Section 6.1 Available Shares. (a) Subject to adjustment as provided in Section 6.2, the maximum number of shares of Common Stock which shall be available for grant of Awards under the Plan (including incentive stock options) during its term shall not exceed 5,750,000, less one (1) share for every one (1) share that was subject to an Award granted after February 28, 2020 and prior to the Effective Date under the Plan. The shares of Common Stock available for issuance under the Plan may be authorized and unissued shares or treasury shares, including shares purchased in open market or private transactions.  Shares subject to Awards shall be counted on a one-for-one basis.

(b)  Any shares of Common Stock related to Awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such shares or the payment of cash or other consideration in respect thereof, or are exchanged with the Committee’s permission for Awards not involving Common Stock, shall be available again for grant under the Plan in accordance with Section 6.1(c) below. In the event that withholding tax liabilities arising from an Award other than an option or stock appreciation right are satisfied by the tendering of shares (either actually or by attestation) or by the withholding of shares by the Company, the shares so tendered or withheld shall be added to the shares available for Awards under the Plan in accordance with Section 6.1(c) below.  Notwithstanding anything to the contrary contained herein, the following shares shall not be added to the shares authorized for grant under paragraph (a) of this Section: (i) shares tendered by the Participant or withheld by the Company in payment of the purchase price of an option or to satisfy any tax withholding obligation with respect to options or stock appreciation rights, (ii) shares subject to a stock appreciation right that are not issued in connection with its stock settlement on exercise thereof, and (iii) shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of options. .

(c)  Any shares that again become available for Awards under the Plan pursuant to this Section shall be added as one (1) share for every one (1) share granted.
Section 6.2 Adjustment Upon Certain Events. In the event that there is, with respect to USX, a stock dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, combination or transaction or exchange of Common Stock or other corporate exchange, or any distribution to stockholders of Common Stock or other property or securities or any extraordinary cash dividends (other than regular cash dividends) or any transaction similar to the foregoing or other transaction that results in a change to USX’s capital structure, then the Committee shall make substitutions and/or adjustments to the maximum number of shares available for issuance under the Plan, the maximum Award payable under Section 6.3, the number of shares to be issued pursuant outstanding Awards, the option prices, exercise prices or purchase prices of outstanding Awards and/or any other affected terms of an Award or the Plan as the Committee, in its sole discretion and without liability to any person, deems equitable or appropriate. Unless the Committee determines otherwise, in no event shall the Award of any Participant be adjusted pursuant to this Section 6.2.

Section 6.3 Maximum Award Payable. Subject to Section 6.2, and notwithstanding any provision contained in the Plan to the contrary, the maximum number of shares of Common Stock subject to all Awards that are denominated in shares and granted to any one Participant, except for a Director, under the Plan during any calendar year is  1,000,000 shares of Common Stock.  During any calendar year no Participant (other than a Director) may be granted Awards that are denominated in cash under which more than $5,000,000 may be earned for each twelve (12) months in the vesting or Performance Period.  Each of the limitations in this section shall be multiplied by two (2) with respect to Awards granted to a Participant during the first calendar year in which the Participant commences employment with the Company.  Subject to Section 6.2, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted during a single calendar year to any Director, taken together with any cash fees paid to such Director for services for such calendar year, shall not exceed $400,000 in total value. For the avoidance of doubt, any Director compensation that is deferred shall be counted toward this limit for the year in which the compensation was first earned, and not in the year of payment/settlement.
Section 6.4 Substitute Awards.  Substitute Awards shall not reduce the shares authorized for grant under the Plan or the applicable limitations on grants to a Participant under Section 6.3, nor shall shares subject to a Substitute Award be added to the shares available for Awards under the Plan as provided above.  Additionally, in the event that a company acquired by the Company or with which the Company merges has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or merger to determine the consideration payable to the holders of common stock of the entities party to such acquisition or merger) may be used for Awards under the Plan and shall not reduce the shares authorized for grant under the Plan (and shares subject to such Awards shall not be added to the shares available for Awards under the Plan as provided above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or merger, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or merger.

Section 6.5 Minimum Vesting Requirement.  Notwithstanding any other provision of the Plan to the contrary, equity-based Awards granted under the Plan shall vest no earlier than the first anniversary of the date the Award is granted (excluding, for this purpose, any (i) Substitute Awards and (ii) shares delivered in lieu of fully vested cash Awards); provided, that, the Committee may grant equity-based Awards without regard to the foregoing minimum vesting requirement with respect to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 6.1 (subject to adjustment under Section 6.2); and, provided further, for the avoidance of doubt, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, disability or a Change in Control, in the terms of the Award or otherwise.
ARTICLE 7
PERFORMANCE AWARDS
Section 7.1 Purpose. For purposes of Performance Awards issued to Employees, Directors and Consultants, the provisions of this Article 7 shall apply in addition to and, where necessary, in lieu of the provisions of Article 10, Article 11 and Article 12. The provisions of this Article 7 shall control over any contrary provision contained in Article 10, Article 11 or Article 12.
Section 7.2 Eligibility. For each Performance Period, the Committee will, in its sole discretion, designate which Employees, Directors and Consultants will be Participants for such period. However, designation of an Employee, Director or Consultant as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. The determination as to whether or not such Participant becomes entitled to an Award for such Performance Period shall be decided solely in accordance with the provisions of this Article 7. Moreover, designation of an Employee, Director or Consultant as a Participant for a particular Performance Period shall not require designation of such Employee, Director or Consultant as a Participant in any subsequent Performance Period and designation of one Employee, Director or Consultant as a Participant shall not require designation of any other Employee, Director or Consultant as a Participant in such period or in any other period.

Section 7.3 Discretion of Committee with Respect to Performance Awards. The Committee shall have the authority to determine which Employees, Directors or Consultants shall be Participants of a Performance Award. With regards to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the type(s) of Performance Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goal(s), whether the Performance Goal(s) is (are) to apply to the Company or any one or more subunits thereof and the Performance Formula. For each Performance Period, with regards to the Performance Awards to be issued for such period, the Committee will exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section 7.3 and record the same in writing.

Section 7.4 Payment of Performance Awards.

(a) Condition to Receipt of Performance Award. Unless otherwise provided in the relevant Award Notice, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for a Performance Award for such Performance Period.

(b) Limitation. Unless otherwise provided in the relevant Award Notice, a Participant shall be eligible to receive a Performance Award for a Performance Period only to the extent that: (i) the Performance Goals for such period are achieved; and (ii) and the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant’s Performance Award has been earned for the Performance Period; provided, however, that the Committee has the discretion to increase or decrease the payout under any such Award to the extent it determines appropriate notwithstanding the foregoing.

(c) Certification. Following the completion of a Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to also calculate and certify in writing the amount of the Performance Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant’s Performance Award for the Performance Period.

(d) Timing of Award Payments. The Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by Section 7.4(c). Performance Awards may be paid in cash, shares of Common Stock, other property, or any combination thereof, in the sole discretion of the Committee.  Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

ARTICLE 8
STOCK OPTIONS
Section 8.1 In General. Awards may be granted in the form of stock options. These stock options may be incentive stock options within the meaning of Section 422 of the Code or non-qualified stock options (i.e., stock options which are not incentive stock options), or a combination of both.
Section 8.2 Terms and Conditions of Stock Options. An option shall be exercisable in accordance with such terms and conditions and at such times and during such periods as may be determined by the Committee. Other than in connection with Substitute Awards, the price at which Common Stock may be purchased upon exercise of a stock option shall be not less than 100 percent of the Fair Market Value of the Common Stock, as determined by the Committee, on the Effective Date of the option’s grant. In addition, the term of a stock option may not exceed ten years. Notwithstanding the foregoing, in the event that on the last business day of the term of an option (other than an incentive stock option) (i) the exercise of the option is prohibited by applicable law or (ii) shares may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the option shall be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement.

Section 8.3 Restrictions Relating to Incentive Stock Options. Stock options issued in the form of incentive stock options shall, in addition to being subject to the terms and conditions of Section 8.2, comply with Section 422 of the Code. Accordingly, the aggregate Fair Market Value (determined at the time the option was granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company) shall not exceed $100,000 (or such other limit as may be required by Section 422 of the Code).

Section 8.4 Exercise. Upon exercise, the option price of a stock option may be paid in cash, or, to the extent permitted by the Committee, through net settlement in shares or through tendering, by either actual delivery of shares or by attestation, shares of Common Stock, a combination of the foregoing or such other consideration as the Committee may deem appropriate. The Committee shall establish appropriate methods for accepting Common Stock, whether restricted or unrestricted, and may impose such conditions as it deems appropriate on the use of such Common Stock to exercise a stock option. Stock options awarded under the Plan may also be exercised by way of a broker-assisted stock option exercise program, if any, provided such program is available at the time of the option’s exercise. Notwithstanding the foregoing or the provision of any Award Notice, a Participant may not pay the exercise price of a stock option using shares of Common Stock if, in the opinion of counsel to the Company, there is a substantial likelihood that the use of such form of payment would result in accounting treatment to the Company under generally accepted accounting principles that the Committee reasonably determines is adverse to the Company.

Section 8.5 Deemed Exercise. The Committee may provide that an option shall be deemed to be exercised at the close of business on the scheduled expiration date of such option if at such time the option by its terms remains exercisable and, if so exercised, would result in a payment to the holder of such option.
ARTICLE 9
STOCK APPRECIATION RIGHTS
Section 9.1 In General. Awards may be granted in the form of stock appreciation rights (“SARs”). SARs entitle the Participant to receive a payment equal to the appreciation in a stated number of shares of Common Stock from the exercise price to the Fair Market Value of the Common Stock on the date of exercise. The “exercise price” for a particular SAR shall be defined in the Award Notice for that SAR. An SAR may be granted in tandem with all or a portion of a related stock option under the Plan (“Tandem SARs”), or may be granted separately (“Freestanding SARs”). A Tandem SAR may be granted either at the time of the grant of the related stock option or at any time thereafter during the term of the stock option. A SAR shall have a term not greater than ten years.   Notwithstanding the foregoing, in the event that on the last business day of the term of a SAR (x) the exercise of the SAR is prohibited by applicable law or (y) shares of Common Stock may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term shall be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement.

Section 9.2 Terms and Conditions of Tandem SARs. A Tandem SAR shall be exercisable to the extent, and only to the extent, that the related stock option is exercisable, and the “exercise price” of such a SAR (the base from which the value of the SAR is measured at its exercise) shall be the option price under the related stock option (subject to the requirements of Section 409A of the Code and except in the case of Substitute Awards). However, at no time shall a Tandem SAR be issued if the option price of its related stock option is less than the Fair Market Value of the Common Stock, as determined by the Committee, on the Effective Date of the Tandem SAR’s grant. If a related stock option is exercised as to some or all of the shares covered by the Award, the related Tandem SAR, if any, shall be canceled automatically to the extent of the number of shares covered by the stock option exercise. Upon exercise of a Tandem SAR as to some or all of the shares covered by the Award, the related stock option shall be canceled automatically to the extent of the number of shares covered by such exercise. Moreover, all Tandem SARs shall expire not later than ten years from the Effective Date of the SAR’s grant.

Section 9.3 Terms and Conditions of Freestanding SARs. Freestanding SARs shall be exercisable or automatically mature in accordance with such terms and conditions and at such times and during such periods as may be determined by the Committee. Except in connection with Substitute Awards, the exercise price of a Freestanding SAR shall be not less than 100 percent of the Fair Market Value of the Common Stock on the Effective Date of the Freestanding SAR’s grant. Moreover, all Freestanding SARs shall expire not later than ten years from the Effective Date of the Freestanding SAR’s grant.

Section 9.4 Deemed Exercise. The Committee may provide that a SAR shall be deemed to be exercised at the close of business on the scheduled expiration date of such SAR if at such time the SAR by its terms remains exercisable and, if so exercised, would result in a payment to the holder of such SAR.

Section 9.5 Payment. Unless otherwise provided in an Award Notice, an SAR may be paid in cash, Common Stock or any combination thereof, as determined by the Committee, in its sole and absolute discretion, at the time that the SAR is exercised.

ARTICLE 10
STOCK AWARDS
Section 10.1 Grants. Awards may be granted in the form of Stock Awards. Stock Awards shall be awarded in such numbers and at such times during the term of the Plan as the Committee shall determine.
Section 10.2 Performance Criteria. For Stock Awards conditioned, restricted and/or limited based on performance criteria, the length of the performance period, the performance objectives to be achieved during the performance period, and the measure of whether and to what degree such objectives have been attained shall be conclusively determined by the Committee in the exercise of its absolute discretion. Performance objectives may be revised by the Committee, at such times as it deems appropriate during the performance period, in order to take into consideration any unforeseen events or changes in circumstances.

Section 10.3 Rights as Stockholders. During the period in which any restricted shares of Common Stock are subject to any restrictions, the Committee may, in its sole discretion, deny a Participant to whom such restricted shares have been awarded all or any of the rights of a stockholder with respect to such shares, including, but not by way of limitation, limiting the right to vote such shares or the right to receive dividends on such shares.  Any dividends that are payable shall be subject to the requirements of Article 14 below.

Section 10.4 Evidence of Award. Any Stock Award granted under the Plan may be evidenced in such manner as the Committee deems appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates, with such restrictive legends and/or stop transfer instructions as the Committee deems appropriate.
ARTICLE 11
RESTRICTED STOCK UNIT AWARDS
Section 11.1 Grants. Awards may be granted in the form of Restricted Stock Unit Awards. Restricted Stock Unit Awards shall be awarded in such numbers and at such times during the term of the Plan as the Committee shall determine.
Section 11.2 Rights as Stockholders. Until the shares of Common Stock to be received upon the vesting of such Restricted Stock Unit Award are actually received by a Participant, the Participant shall have no rights as a stockholder with respect to such shares.

Section 11.3 Evidence of Award. A Restricted Stock Unit Award granted under the Plan may be recorded on the books and records of USX in such manner as the Committee deems appropriate.
ARTICLE 12
PERFORMANCE UNITS
Section 12.1 Grants. Awards may be granted in the form of performance units. Performance units, as that term is used in this Plan, shall refer to units valued by reference to designated criteria established by the Committee, other than Common Stock.
Section 12.2 Performance Criteria. Performance units shall be contingent on the attainment during a performance period of certain performance objectives. The length of the performance period, the performance objectives to be achieved during the performance period, and the measure of whether and to what degree such objectives have been attained shall be conclusively determined by the Committee in the exercise of its absolute discretion. Performance objectives may be revised by the Committee, at such times as it deems appropriate during the performance period, in order to take into consideration any unforeseen events or changes in circumstances.

ARTICLE 13
PAYMENT OF AWARDS
Section 13.1 Payment. Absent a Plan or Award Notice provision to the contrary, payment of Awards may, at the discretion of the Committee, be made in cash, Common Stock, a combination of cash and Common Stock or any other form of property as the Committee shall determine. In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Common Stock, restrictions on transfer and forfeiture provisions; provided, however, such terms, conditions, restrictions and/or limitations are not inconsistent with the Plan.
Section 13.2 Withholding Taxes. The Company shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by withholding from any payment of Common Stock due as a result of such Award, or by permitting the Participant to deliver to USX, shares of Common Stock having a Fair Market Value equal to the minimum amount of such required withholding taxes (or, to the extent permitted by the Committee, such greater amount reflecting the Participant’s actual taxes on such Award). Notwithstanding the foregoing or the provision of any Award Notice, a Participant may not pay the amount of taxes required by law to be withheld using shares of Common Stock if, in the opinion of counsel to the Company, there is a substantial likelihood that the use of such form of payment would result in adverse accounting treatment to the Company under generally accepted accounting principles; and further provided that any shares of Common Stock that may be withheld above the applicable minimum statutory rate shall not be added back to the share pool pursuant to Section 6.1 of the Plan and shall not again be available for awards under the Plan.
ARTICLE 14
DIVIDEND AND DIVIDEND EQUIVALENTS
Subject to the provisions of the Plan and any Award Notice, the recipient of an Award other than an option or SAR may, if so determined by the Committee, be entitled to receive amounts equivalent to cash, stock or other property dividends on Common Stock (“Dividend Equivalents”) with respect to the number of shares covered by the Award, as determined by the Committee, in its sole discretion.  The Committee may provide that the Dividend Equivalents (if any) shall be deemed to have been reinvested in additional shares or otherwise reinvested.  Notwithstanding the foregoing, dividends and Dividend Equivalents shall not be paid out on an unvested Award unless and until such underlying Award vests.
ARTICLE 15
DEFERRAL OF AWARDS
Subject to Section 16.8, at the discretion of the Committee, payment of any Award; salary or bonus compensation; or Company board compensation; dividend or dividend equivalent, or any portion thereof, may be deferred by a Participant until such time as the Committee may establish. All such deferrals shall be accomplished by the delivery of a written, irrevocable election by the Participant prior to the time established by the Committee for such purpose, on a form provided by the Company. Further, all deferrals shall be made in accordance with administrative guidelines established by the Committee to ensure that such deferrals comply with all applicable requirements of the Code. Deferred payments shall be paid in a lump sum or installments, as determined by the Committee. Deferred Awards may also be credited with interest, at such rates to be determined by the Committee, or invested by the Company, and, with respect to those deferred Awards denominated in the form of Common Stock, credited with dividends or dividend equivalents.

ARTICLE 16
MISCELLANEOUS
Section 16.1 Nonassignability. Except as otherwise provided in an Award Notice or below, no Awards or any other payment under the Plan shall be subject in any manner to alienation, anticipation, sale, transfer (except by will or the laws of descent and distribution), assignment or pledge, nor shall any Award be payable to or exercisable by anyone other than the Participant to whom it was granted. To the extent and under such terms and conditions as determined by the Committee, a Participant may assign or transfer an Award without consideration (each transferee thereof, a “Permitted Assignee”) (i) to the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) to a trust for the benefit of one or more of the Participant or the persons referred to in clause (i), (iii) to a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (i) are the only partners, members or shareholders or (iv) for charitable donations; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Notice relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan.  The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section.
Section 16.2 Regulatory Approvals and Listings. Notwithstanding anything contained in this Plan to the contrary, USX shall have no obligation to issue or deliver certificates of Common Stock evidencing Stock Awards or any other Award resulting in the payment of Common Stock prior to (i) the obtaining of any approval from any governmental agency which USX shall, in its sole discretion, determine to be necessary or advisable, (ii) the admission of such shares to listing on the stock exchange on which the Common Stock may be listed, and (iii) the completion of any registration or other qualification of said shares under any state or federal law or ruling of any governmental body which USX shall, in its sole discretion, determine to be necessary or advisable.

Section 16.3 No Right to Continued Employment or Grants. Participation in the Plan shall not give any Participant the right to remain in the employ or other service of the Company. The Company reserves the right to terminate the employment or other service of a Participant at any time. Further, the adoption of this Plan shall not be deemed to give any Employee, Director or any other individual any right to be selected as a Participant or to be granted an Award. In addition, no Employee, Director or any other individual having been selected for an Award, shall have at any time the right to receive any additional Awards. The Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship.

Section 16.4 Amendment/Termination. The Committee may suspend or terminate the Plan at any time for any reason with or without prior notice. In addition, the Committee may, from time to time for any reason and with or without prior notice, amend the Plan in any manner, but may not without stockholder approval adopt any amendment which would require the vote of the stockholders of USX if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws or regulations, including, but not limited to, the listing requirements of the stock exchanges on which the securities of USX are listed. Notwithstanding the foregoing, without the consent of a Participant (except as otherwise provided in Section 6.2), no amendment may materially and adversely affect any of the rights of such Participant under any Award theretofore granted to such Participant under the Plan. No Awards shall be granted under the Plan after the tenth anniversary of the Original Commencement Date, but Awards theretofore granted may extend beyond that date.
Section 16.5 Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Nevada, except as superseded by applicable federal law, without giving effect to its conflicts of law provisions.

Section 16.6 No Right, Title or Interest in Company Assets. No Participant shall have any rights as a stockholder as a result of participation in the Plan until the date of issuance of a stock certificate in his or her name, and, in the case of restricted shares of Common Stock, such rights are granted to the Participant under the Plan. To the extent any person acquires a right to receive payments from the Company under the Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company and the Participant shall not have any rights in or against any specific assets of the Company. All of the Awards granted under the Plan shall be unfunded.

Section 16.7 No Guarantee of Tax Consequences. No person connected with the Plan in any capacity, including, but not limited to, the Company and its directors, officers, agents and employees, makes any representation, commitment or guarantee that any tax treatment, including, but not limited to, federal, state and local income, estate and gift tax treatment, will be applicable with respect to the tax treatment of any Award, any amounts deferred under the Plan, or paid to or for the benefit of a Participant under the Plan, or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

Section 16.8 Section 409A. This Plan and Awards issued hereunder shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretative guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any amounts payable hereunder will be taxable to a Participant under Section 409A of the Code and related Department of Treasury guidance prior to payment to such Participant of such amount, the Company may (a) adopt such amendments to the Plan and Awards and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder and/or (b) take such other actions as the Committee determines necessary or appropriate to avoid the imposition of an additional tax under Section 409A of the Code; provided, however, that neither the Company, the Committee nor any of the Company’s employees, directors or representatives shall have any liability to Participants with respect to this Section 16.8.

Should any payments made in accordance with the Plan to a “specified employee” (as defined under Section 409A of the Code) be determined to be payments from a nonqualified deferred compensation plan and are payable in connection with a Participant’s “separation from service” (as defined under Section 409A of the Code), that are not exempt from Section 409A of the Code as a short-term deferral or otherwise, these payments, to the extent otherwise payable within six (6) months after the Participant’s separation from service, and to the extent necessary to avoid the imposition of taxes under Section 409A of the Code, will be paid in a lump sum on the earlier of the date that is six (6) months and one day after the Participant’s date of separation from service or the date of the Participant’s death.  For purposes of Section 409A of the Code, the payments to be made to a Participant in accordance with this Plan shall be treated as a right to a series of separate payments.

Section 16.9 Successors and Assigns. The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

Section 16.10 Recoupment.  All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy maintained by the Company or that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Notice as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares or other cash or property upon the occurrence of “cause” (as such term may be defined in an Award Notice or other Company agreement). No recovery of compensation under such a clawback policy will be an event giving rise to a right to voluntary terminate employment upon a “resignation for good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.

Section 16.11 Stop Transfer Orders.  All certificates for shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

Section 16.12 Nature of Payments.  All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company, division or business unit of the Company.  Any income or gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company except as may be determined by the Committee or by the Board (or as may be required by the terms of such plan).

Section 16.13 Other Plans.  Nothing contained in the Plan shall prevent the Committee or the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.  In addition, the grant of any Award under the Plan and the issuance of shares pursuant to any Award does not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, options or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the shares of Common Stock or the rights thereof or which are convertible into or exchangeable for shares of Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

Section 16.14 Change in Time Commitment.  In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee  or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (x) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended; provided, however, that if an Employee becomes a Director (including by continuing his or her service on the Board of Directors) upon the termination of such Employee’s employment with the Company or any Subsidiary or its affiliates, such Employee’s ceasing to be an Employee of the Company or any Subsidiary or its affiliates shall not be treated as a termination for purposes of his or her outstanding Awards, unless otherwise determined by the Committee.

Section 16.15 No Obligation to Notify or Minimize Taxes; No Liability for Taxes.  The Company has no duty or obligation to any Participant to advise such holder as to the time or manner of exercising an Award.  Furthermore, the Company has no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised.  The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award and will not be liable to any holder of an Award for any adverse tax consequences to such holder in connection with an Award.  As a condition to accepting an Award under the Plan, each Participant (i) agrees to not make any claim against the Company, or any of its officers, Directors, or Employees related to tax liabilities arising from such Award or other Company compensation and (ii) acknowledges that such Participant was advised to consult with his or her own personal tax, financial and other legal advisors regarding the tax consequences of the Award and has either done so or knowingly and voluntarily declined to do so.

Section 16.16 Severability.  The provisions of the Plan shall be deemed severable.  If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction or by reason of change in a law or regulation, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect.  If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction or any governmental regulatory agency, or impermissible under the rules of any securities exchange on which the shares of Common Stock are listed, such unlawfulness, invalidity, unenforceability or impermissibility shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or impermissible, then such unlawfulness, invalidity or impermissibility shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or impermissible and the maximum payment or benefit that would not be unlawful, invalid or impermissible shall be made or provided under the Plan.

Section 16.17 Unfunded Status of the Plan.  The Plan is intended to constitute an “unfunded” plan for incentive compensation.  With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.  In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the shares of Common Stock or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

Section 16.18 Indemnity.  To the extent allowable pursuant to applicable law, each member of the Committee or of the Board and any person to whom the Committee has delegated any of its authority under the Plan shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or By-laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Section 16.19 Change in Control.  Provided the applicable Award has been assumed, substituted, or otherwise continued by a successor or acquiring company in the event of a Change in Control (as defined below), and if, during the 365 days following a Change in Control (unless the Participant’s employment agreement or Award agreement specifies a longer time period, in which case such longer time period will apply), USX or its successor terminates the Participant’s employment without Cause or the Participant voluntarily terminates his or her employment for Good Reason (each, a “Qualifying Termination”), then any unvested portion of such Award will immediately vest in full on the date of the occurrence of such Qualifying Termination, with any performance-based awards being calculated as set forth in the Award agreement, unless a Participant’s Award agreement provides for different treatment. If the applicable Award is not assumed, substituted, or otherwise continued by a successor or acquiring company in the event of a Change in Control, then unless otherwise provided in an Award agreement, any unvested portion of the Award will vest in full immediately prior to and subject to the consummation of such Change in Control, with performance awards being calculated as set forth in the Award agreement. A Change in Control will be deemed to have occurred when:

(i)    Any “person” as defined in Section 3(a)(9) of the Exchange Act, and as used in Section 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) of the Exchange Act (but excluding USX and any Subsidiary and any employee benefit plan sponsored or maintained by USX or any Subsidiary (including any trustee of such plan acting as trustee)), directly or indirectly, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), of securities of USX representing 35% or more of the combined voting power of USX’s then outstanding securities (other than indirectly as a result of USX’s redemption of its securities); provided, however, that in no event will a Change in Control be deemed to have occurred under this Section 5(b)(i) so long as (x) the combined voting power of shares beneficially owned by (A) USX’s executive officers (as defined in Rule 16a-1(f) under the Exchange Act) then in office (the “Executive Officer Shares”), (B) members of the Max Fuller and Anna Marie Quinn families and their lineal descendants (the “Founder Shares”), and (C) the shares beneficially owned by any other members of a “group” that includes the Founder Shares and/or a majority of the Executive Officer Shares, exceeds 75% of the combined voting power of USX’s current outstanding securities and remains the person or group with beneficial ownership of the largest percentage of combined voting power of USX’s outstanding securities and (y) USX remains subject to the reporting requirements of the Exchange Act; or
(ii)    The consummation of any merger or other business combination of USX, a sale of 51% or more of USX’s assets, liquidation or dissolution of USX or a combination of the foregoing transactions (the “Transactions”) other than a Transaction immediately following which either (x) the stockholders of USX and any trustee or fiduciary of any USX employee benefit plan immediately prior to the Transaction own at least 51% of the voting power, directly or indirectly, of (A) the surviving corporation in any such merger or other business combination; (B) the purchaser of or successor to USX’s assets; (C) both the surviving corporation and the purchaser in the event of any combination of Transactions; or (D) the parent company owning 100% of such surviving corporation, purchaser or both the surviving corporation and the purchaser, as the case may be ((A), (B), (C) or (D), as applicable, the “Surviving Entity”) or (y) the Incumbent Directors, as defined below, shall continue to serve as a majority of the board of directors of the Surviving Entity without an agreement or understanding that such Incumbent Directors will later surrender such majority; or
(iii)    Within any 365 day period, the persons who were directors immediately before the beginning of such period (the “Incumbent Directors”) shall cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of any successor to USX, including any Surviving Entity. For this purpose, any director who was not a director at the beginning of such period will be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of, or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors (so long as such director was not nominated by a person who commenced or threatened to commence an election contest or proxy solicitation by or on behalf of a person (other than the Board) or who has entered into an agreement to effect a Change in Control or expressed an intention to cause such a Change in Control).
Notwithstanding the foregoing, the Committee shall have the right to provide that in the event of a Change in Control of the Company: (i) options and stock appreciation rights outstanding as of the date of the Change in Control shall be cancelled and terminated without payment if the Fair Market Value of one share of Common Stock as of the date of the Change in Control is less than the per share option exercise price or stock appreciation right grant price, and (ii) all performance-based Awards shall be (x) considered to be earned and payable based on achievement of performance goals or based on target performance (either in full or pro rata based on the portion of the Performance Period completed as of the date of the Change in Control), and any limitations or other restrictions shall lapse and such performance Awards shall be immediately settled or distributed or (y) converted into restricted stock or restricted stock unit Awards based on achievement of performance goals or based on target performance (either in full or pro rata based on the portion of Performance Period completed as of the date of the Change in Control).

APPENDIX C

Section 3.2(f)(i)(5)(C):

(C)          the pledge of shares of Class B Common Stock ~~by a Qualifying Stockholder~~ that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction  (which, anything to the contrary notwithstanding, may include a transfer to a broker or nominee in connection with such pledge) so long as the ~~Qualifying Stockholder continues to exercise~~ stockholder that pledges such shares does not transfer or assign Voting Control over such pledged shares to the pledgee thereof; provided, however, that a foreclosure on such shares of Class B Common Stock or other similar action by the pledgee shall constitute a “Transfer.”

Section 3.2(f)(iv):

(iv)          Each share of Class B Common Stock ~~held~~ (including without limitation any share subject to a pledge that does not constitute a Transfer pursuant to clause (f)(i)(5)(C) of ~~record by a Qualifying Stockholder, by such Qualifying Stockholder’s Family Members, or by such Qualifying Stockholder’s Permitted Entities,~~ Section 3.2 hereof) shall automatically, without any further action, convert into one (1) fully paid and nonassessable share of Class A Common Stock on the last day of the first calendar quarter during which the outstanding shares of Class B Common Stock shall constitute less than ten percent (10%) of all outstanding Common Stock.

C-1

ANNUAL MEETING OF STOCKHOLDES OFU.S. XPRESS ENTERPRISES, INC. May 27, 2020GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waster. Enroll today via www.astfinancial.com to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement, proxy card, and Annual Report are available at – http://www.astproxyportal.com/ast/22219/Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20733333000000001000 6 052720 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, 4, 5 AND 6. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 1.Election of Directors: FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) NOMINEES: Jon F. Beizer Edward “Ned” H. Braman Jennifer G. Buckner Eric Fuller Max Fuller Dennis A. Nash John C. Rickel INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: FOR AGAINST ABSTAIN 1. Advisory and non-binding vote to approve Named Executive Officer compensation. 2. Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2020. 3. Approval of the amendment of the Company’s Second Amended and Restated Bylaws to implement proxy access. 4. Approval of the amendment of the Company’s Second Amendment and Restated Articles of Incorporation to allow shares of Class B common stock, regardless of how the shares are held, to be pledged without conversion to shares of Class A common stock. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR all nominees listed in Proposal 1 and FOR Proposals 2, 3, 4, 5 and 6. MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0 U.S. XPRESS ENTERPRISES, INC. Proxy for Annual Meeting of Stockholders on May 27, 2020 Solicited on Behalf of the Board of Directors The undersigned hereby appoints Eric Fuller, Eric Peterson, and Max Fuller, or any of them, with full power of substitution and power to act alone, as proxies to vote all the share of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of U.S. XPRESS ENTERPRISES, INC., to be held May 27, 2020 11:30 a.m., Eastern Daylight Time, at U.S. Xpress Enterprises, Inc. Corporate Headquarters at 4080 Jenkins Road, Chattanooga, TN 37421, and at any adjournments or postponements thereof, as follows: (Continued and to be signed on the reverse side.) 1.1 14475